     As filed with the Securities and Exchange Commission on May 9, 1997

                                                      Registration No. 333-24271
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                         SOUND SOURCE INTERACTIVE, INC.
                 (Name of Small Business Issuer in its Charter)

   Delaware                          7372                       95-4264046
(State or Other               (Primary Standard               (I.R.S. Employer
Jurisdiction of           Industrial Classification          Identification No.)
Incorporation or                 Code Number)
Organization)

                           26115 Mureau Road, Suite B
                        Calabasas, California 91302-3126
                                 (818) 878-0505
                        (Address and Telephone Number of
                          Principal Executive Offices)

                               Vincent J. Bitetti
                             Chief Executive Officer
                           26115 Mureau Road, Suite B
                        Calabasas, California 91302-3126
                                 (818) 878-0505
                       (Name, Address and Telephone Number
                              of Agent for Service)
                                   -----------
                                    Copy to:
                            Sean P. McGuinness, Esq.
                             McDermott, Will & Emery
                               1850 K Street, N.W.
                                    Suite 500
                             Washington, D.C. 20006
                                 (202) 887-8000
                               Fax: (202) 778-8087

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:     [X]

                                   -----------

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained herein is a combined Prospectus relating to securities registered hereby and under Registration Statement No. 33-80827.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                        (Continued on next page)
================================================================================

(Continued from previous page)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                      Proposed            Proposed
                                                                       Maximum             Maximum             Amount of
      Title of Each Class of                         Amount to       Offering Price       Aggregate          Registration
    Securities to be Registered                    be Registered     Per Security(1)   Offering Price(1)          Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value ("Common
    Stock")(3)..............................        200,000 (sh)     $1.50              $  300,000.00        $ 90.91
---------------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants(3)...........
                                                  4,016,657 (wt)     $0.34              $1,365,663.38        $413.84
---------------------------------------------------------------------------------------------------------------------------
Total Registration Fee......................                                                                 $504.75(4)
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Computed in accordance with Rule 457(c) on the basis of the last trade prices for the Common Stock and Redeemable Warrants as reported by the Nasdaq SmallCap Market on March 27, 1997.

(2) Pursuant to Rule 416, there are also being registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable by reason of stock splits, stock dividends and similar adjustments as set forth in the provisions of the Redeemable Warrants.

(3) An additional 11,318,097 shares of Common Stock to be issued by the Company pursuant to outstanding warrants (including the warrants being registered hereby), and an additional 490,338 outstanding shares of Common Stock and 1,041,650 warrants to be sold by security holders, have been registered under an earlier Registration Statement on Form SB-2 (File No. 33-80827) which was declared effective by the Securities and Exchange Commission on July 1, 1996, and which is being amended by the filing of this Registration Statement pursuant to Rule 429. Accordingly, both Registration Statements use the Prospectus that is a part of this Registration Statement.

(4) A registration fee of $504.75 was paid with the initial filing of this Registration Statement. Consequently, no fee is being paid with this filing.

                         SOUND SOURCE INTERACTIVE, INC.
                              Cross-Reference Sheet
                     showing location in each Prospectus of
                   Information Required by Items of Form SB-2

Form SB-2 Item Number and Caption                                        Location in Prospectuses
---------------------------------                                        ------------------------
1.      Front of Registration Statement and Outside Front
        Cover of Prospectus............................................  Outside Front Cover Page
2.      Inside Front and Outside Back Cover Pages of
        Prospectus.....................................................  Inside Front Cover Page; Outside Back
                                                                         Cover Page
3.      Summary Information and Risk Factors...........................  Prospectus Summary; Risk Factors
4.      Use of Proceeds................................................  Use of Proceeds
5.      Determination of Offering Price................................  Outside Front Cover Page; Risk Factors
6.      Dilution.......................................................  Dilution
7.      Selling Security Holders.......................................  Selling Security Holders
8.      Plan of Distribution...........................................  Outside Front Cover Page; Plan of
                                                                         Distribution
9.      Legal Proceedings..............................................  Business - Legal Matters
10.     Directors, Executive Officers, Promoters and Control
        Persons........................................................  Management - Executive Officers and
                                                                         Directors; Principal Stockholders
11.     Security Ownership of Certain Beneficial Owners and
        Management.....................................................  Principal Stockholders
12.     Description of Securities......................................  Description of Securities
13.     Interest of Named Experts and Counsel..........................  Experts
14.     Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities.................................  Management - Limitation of Liability and
                                                                         Indemnification of Directors
15.     Organization Within Last Five Years............................  Business
16.     Description of Business........................................  Business
17.     Management's Discussion and Analysis or Plan of
        Operation......................................................  Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations
18.     Description of Property........................................  Business
19.     Certain Relationships and Related Transactions.................  Management; Certain Transactions
20.     Market for Common Equity and Related Stockholder
        Matters........................................................  Risk Factors; Description of Securities;
                                                                         Market Price of Securities
21.     Executive Compensation.........................................  Management - Executive Compensation
22.     Financial Statements...........................................  Financial Statements
23.     Changes in and Disagreements With Accountants On
        Accounting and Financial Disclosure............................  Not Applicable

PROSPECTUS

      11,318,097 Shares of Common Stock Issuable Upon Exercise of Warrants
           690,338 Shares of Common Stock for Selling Security Holders 5,058,307 Redeemable Warrants for Selling Security Holders

     This Prospectus relates to the sale by Sound Source Interactive, Inc., a Delaware corporation (the "Company"), and certain selling security holders (the "Selling Security Holders") of the following: (i) 11,078,097 shares of the Company's common stock, par value $.001 (the "Common Stock"), underlying 11,078,097 outstanding Common Stock purchase warrants (the "Redeemable Warrants"); (ii) 240,000 shares of Common Stock underlying outstanding Underwriters' Warrants (as hereinafter defined); (iii) 5,058,307 outstanding Redeemable Warrants being offered by the Selling Security Holders, including 4,816,657 Redeemable Warrants being offered by ASSI, Inc. (the "ASSI Warrants"), an affiliated Selling Security Holder; and (iv) 690,338 outstanding shares of Common Stock being offered by the Selling Security Holders, including 200,000 shares being offered by Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, and 392,838 shares being offered by Eric H. Winston, an affiliated Selling Security Holder. See "Selling Security Holders" and "Plan of Distribution." The Common Stock and Redeemable Warrants offered by the Selling Security Holders are sometimes collectively referred to herein as the "Selling Security Holders' Securities." The Company will not receive any proceeds from the sale of the Selling Security Holders' Securities.

     Each Redeemable Warrant entitles the holder to purchase one share of Common Stock for $4.40 during the period from July 1, 1997, to January 1, 2002. The Redeemable Warrants (other than the ASSI Warrants, while held by ASSI, Inc.) are subject to redemption by the Company, at any time commencing July 2, 1997, at a price of $.25 per Redeemable Warrant, if the average closing bid price of the Common Stock equals or exceeds $5.60 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. See "Description of Securities -Redeemable Warrants."

     Upon the completion of the Company's initial public offering (the "IPO") in July 1996, the Company sold to The Boston Group, L.P. and Joseph Stevens & Company, L.P., the underwriters of such offering (the "Underwriters") warrants (the "Underwriters' Warrants") to purchase 240,000 shares of Common Stock for $5.80 per share during the period from July 2, 1997 to July 1, 2001. The Underwriters' Warrants are subject to certain separate registration rights. See "Certain Transactions - Agreements with the Underwriters."

     The Company's publicly traded Common Stock and Redeemable Warrants are currently listed separately on the automated quotation system of the Nasdaq SmallCap Market ("Nasdaq") under the symbols "SSII" and "SSIIW," respectively. On May 6, 1997, the last trade prices for the Common Stock and the Redeemable Warrants reported on Nasdaq were $1.06 per share, and $0.31 per Redeemable Warrant, respectively.

     Investors in the securities offered hereby who reside in the State of California shall be required to have a minimum annual gross income of $30,000 and a net worth of $30,000 or, in the alternative, a minimum net worth of $75,000, determined exclusive of home, home furnishings and automobiles.

     THESE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION" COMMENCING ON PAGES 8 AND 22, RESPECTIVELY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 9, 1997

     The Company previously issued the ASSI Warrants to ASSI, Inc. in a series of private transactions. Upon completion of the IPO, the ASSI Warrants were, in accordance with their terms, automatically converted into Redeemable Warrants. However, as so long as such warrants are held by ASSI, Inc. or any affiliate thereof, their terms will differ from those of the Redeemable Warrants in the following respects: (i) they became exercisable October 1, 1996;
(ii) they are not mandatorily redeemable by the Company; and (iii) they are subject to certain separate registration rights. See "Certain Transactions - Agreements With ASSI, Inc."

     Pursuant to agreements with the Underwriters, without the prior consent of such Underwriters, prior to January 2, 1998, Vincent J. Bitetti may not sell any of the 200,000 shares of Common Stock which he is offering hereby, and Eric H. Winston may not sell more than 10,000 of the 392,838 shares of Common Stock which he is offering hereby. See "Certain Transaction - Agreements With the Underwriters."

     The various exercise prices of each of the Redeemable Warrants and Underwriters' Warrants are all subject to adjustment pursuant to the anti-dilution provisions thereof. The Company will receive proceeds from the exercise of the Redeemable Warrants and the Underwriters' Warrants, if any are exercised, but will not receive any proceeds from the resale thereof. The Company will not receive any of the proceeds from sales of the Selling Securityholders' Securities by the Selling Securityholders. See "Use of Proceeds." All costs, expenses and fees in connection with the registration of the Selling Security Holders' Securities will be borne by the Company. The Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The sale of the Selling Security Holders' Securities may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Security Holders' Securities, through a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Security Holder sells his, her or its Selling Security Holders' Securities pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Selling Security Holders' Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Security Holder could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

     The exercise of the Redeemable Warrants may be prohibited in certain states. See "Risk Factors - Current Prospectus and State Registration to Exercise Warrants." Although the Redeemable Warrants were initially sold in jurisdictions in which the Redeemable Warrants and underlying shares of Common Stock were qualified for sale, purchasers who reside in or may move to jurisdictions in which the Redeemable Warrants or underlying shares are not registered for sale or otherwise qualified may have purchased such Redeemable Warrants in the aftermarket during the period when the Redeemable Warrants are exercisable. In this event the Company would be unable to issue shares to such persons desiring to exercise their Redeemable Warrants unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption to such qualification exists. The exercise prices and other terms of the Redeemable Warrants were originally determined by negotiation between the Company and the Underwriters, and such terms were not necessarily related to the Company's asset value, net worth or any other established criteria of value. See "Risk Factors," "Selling Security Holders" and "Plan of Distribution."

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, all reports filed via the SEC's Electronic Data Gathering and Retrieval System ("EDGAR") can be obtained from the SEC's Internet web site located at www.sec.gov.

     The Company has filed with the SEC two Registration Statements on Form SB-2 (Nos. 33-80827 and 333-24271) (collectively with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the securities being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. For further information with respect to the Company, and the Common Stock and Redeemable Warrants, reference is hereby made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as an exhibit in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained upon payment of fees prescribed by the SEC from the Public Reference Section of the SEC at its principal office in Washington, D.C. set forth above.

     The Company's Common Stock and Redeemable Warrants are quoted on the Nasdaq SmallCap Market under the symbols SSII and SSIIW, respectively. All of the reports required to be filed by the Company with National Association of Securities Dealers, Inc., if any, and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents referred to above that have been incorporated into this Prospectus by reference. Written or oral requests for such copies should be directed to:
Secretary, Sound Source Interactive, Inc., 26115 Mureau Road, Suite B, Calabasas, California 91302-3126, telephone (818) 878-0505.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus.

The Company

     Sound Source Interactive, Inc., a Delaware corporation (the "Company," as previously defined), is engaged primarily in developing, publishing and marketing educational, interactive computer software for children. The Company's major software products are Interactive MovieBooks(TM), which combine animation text, photos, sound clips and actual film footage of well recognized family films and cartoon series. Interactive MovieBooks(TM) are developed and published by the Company on compact disk-read only memory ("CD-ROM") for multimedia personal computers ("Multimedia PCs") as entertaining, interactive reading tools for young children. The Company also produces a variety of entertainment computer software utilities which incorporate screen savers, sound clips known as AudioClips(R) and other content based on licensed entertainment properties. The new entertainment utilities are marketed as limited edition serialized collector editions. The Company has developed another line of children's products which it refers to as Creativity Centers(TM). This product line combines learning activities such as painting, drawing, matching, puzzles and mazes within a framework of three distinct skill levels. In July 1996, the Company created a "games" division, and in August 1996 it signed an agreement with Twentieth Century Fox Licensing and Merchandising to produce a game sequel to the 1989 theatrical release The Abyss(TM).

     The Company's products are based on licensed content of major motion pictures and television shows under agreement with major entertainment studios including Viacom Consumer Products (as agent for Paramount Pictures Corp.), Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures, Inc., DC Comics, MGM/UA Merchandising, Inc. and others. The Company's license agreements for existing products include Babe(TM), Lassie(TM), The Little Rascals(TM), Black Beauty(TM), The Adventures of Batman and Robin(TM), Terminator 2: Judgment Day(TM), Free Willy 2(TM), The Secret Garden(TM), Star Trek(TM), The Twilight Zone(TM), I Love Lucy(TM) and other popular titles. The Company also holds licenses for new products based on Star
Trek: Deep Space 9(TM), Star Trek: Voyager(TM), All Dogs Go to Heaven II(TM), The Land Before Time(TM), DragonHeart(TM), I Love Lucy(TM) and Free Willy 3(TM). The Company is continuing the negotiation of additional licenses for its children's titles, entertainment utilities and games. Management believes the Company is capable of continuing to obtain new licenses for major motion pictures and television shows and developing new, high quality software products using content from these entertainment properties.

     The powerful capabilities and declining price of Multimedia PCs have enabled them to draw acceptance as all-purpose, functional educational and entertainment products for home and school use. Data from industry sources indicates that the installed base of Multimedia PCs exceeds 9,000,000 units. The technological capabilities of Multimedia PCs have allowed the Company to produce interactive software that is "user friendly" while maintaining what management believes are high standards in design, animation, sound quality and quality duplication of motion picture footage.

     The Company believes that as of February 28, 1997, its products were in distribution to approximately 6,000 retail outlets. Retailers currently selling the Company's products include Target, Tower Records, Sears, Wal-Mart, Price/Costco, CompUSA, Best Buy, BJ's, Computer City, Egghead, Electronics Boutique, Babbages, Etc., Kmart, Barnes & Noble, Sam's Club, Musicland and others.

     On June 1, 1996, the Company entered into a Distribution Services Agreement with Simon & Schuster Interactive Distribution Services ("SSIDS"). SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operation of Viacom Inc. Pursuant to this distribution agreement, SSIDS provides distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS is exclusive within the assigned territory except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive. The Company also has entered into separate agreements providing for the distribution of its products internationally. See "Business-Product Distribution."

     The Company's objective is to be a leading publisher of high quality, value priced, family-oriented software. To achieve this objective, the Company intends to (i) focus primarily on developing products with educational and entertainment value which are based on popular movies, television series and comic book characters and are easy to use and install,
(ii) develop a broad line of products, upgrade successful products and develop product line extensions and complementary products, (iii) leverage studio relationships to develop cross-marketing promotional programs, (iv) promote tradename recognition, (v) develop alternative distribution channels, including bundling with home video and other products, (vi) leverage its licensed content to develop products intended for the game market, and (vii) pursue strategic alliances and acquisitions of products and/or companies. See "Business - Business Strategy."

     The Company is located at 26115 Mureau Road, Suite B, Calabasas, California 91302-3126. Its telephone number is (818) 878-0505. Its facsimile number is
(818) 878-0007, and its Internet web site is located at www.cris.com/~ssi.


Liquidity and Capital Resources

     Since its formation, the Company has financed its operations and capital expenditures primarily with cash provided by operating activities, securities issuances and financing arrangements. As of the fiscal year ended June 30, 1996, the Company had negative working capital of $(5,373,974) and cash and cash equivalents of $181,985.

     The Company utilized a portion of the $8,285,784 in net proceeds of its IPO to repay certain notes payable aggregating $4,987,500 plus accrued interest of $373,573. Contemporaneous with the initial closing of the IPO, the Company issued 2,016,657 Redeemable Warrants in connection with the conversion of a note payable to ASSI, Inc. which was in the principal amount of $500,000, plus accrued interest of $4,164. See "Certain Transactions - Agreements With ASSI, Inc." As a result of these transactions, the Company was able to eliminate its long term debt and substantially reduce its trade payables, to renew favorable terms with its vendors, to make required royalty payments under its various license agreements and to increase its investments.

     As of December 31, 1996, the Company had working capital of $2,555,381 in comparison with ($5,373,974) at June 30, 1996, an increase of $7,929,355. Cash and cash equivalents increased $1,505,448 as a result, in part, of the Company's IPO. Accounts receivable increased $443,283 due to increased sales of products to the Company's North American distributor, its international distributors and other direct sales, partially offset by the collection of $512,134 (net of a short-term advance of $400,000) from the Company's former distributor. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     The Company has experienced a significant increase in growth during the six-month period ended December 31, 1996, as compared to the same period of time in the prior fiscal year. The Company continues to search for new opportunities to obtain licenses, develop and sell products, and to purchase products that are at or near completion of development. Additionally, the Company is seeking new and innovative ways to deliver its products to consumers, some of which may require large up-front cash resources. If the Company enters into agreements to pursue such business opportunities in the future, the Company may require additional financing to fund its growth. See "Risk Factors - Possible Need for Additional Financing."

The Offering

Securities Offered .............   11,078,097 shares of Common Stock issuable by
                                   the Company upon exercise of the Redeemable
                                   Warrants (including the 4,816,657 ASSI
                                   Warrants).

                                   240,000 shares of Common Stock issuable by the Company upon exercise of the Underwriters' Warrants.

                                   690,338 shares of Common Stock being offered by the Selling Security Holders (including 200,000 shares being offered by Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, 392,838 shares being offered by Eric H. Winston, an affiliate, and 40,000 shares being offered by ASSI, Inc., an affiliate).

                                   5,058,307 Redeemable Warrants being offered by the Selling Security Holders (including 4,816,657 Redeemable Warrants being offered by ASSI, Inc., an affiliate).

Terms of the Redeemable
    Warrants ...................   Each Redeemable Warrant entitles the holder
                                   to purchase one share of Common Stock at a price of $4.40, subject to adjustment, during the period from July 1, 1997, until January
                                   1, 2002.

                                   The Redeemable Warrants (other than the ASSI
                                   Warrants, while held by ASSI, Inc.) are
                                   subject to redemption by the Company, at any time commencing July 1, 1997, at a price of $.25 per Redeemable Warrant, if the average closing bid price of the Common Stock equals or exceeds $5.60 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event that the Redeemable Warrants are called for redemption, they will be exercisable for 30 days preceding the applicable redemption date. See "Description of Securities - Redeemable Warrants."

                                   References herein to the Redeemable Warrants include the ASSI Warrants, except as expressly set forth herein. The terms of the ASSI Warrants are identical to those of the other Redeemable Warrants, except that for so long as they are held by ASSI, Inc. or any affiliate thereof their terms will differ from those of the other Redeemable Warrants in the following respects: (i) they became exercisable on October 1, 1996; (ii) they are not mandatorily redeemable by the Company; and (iii) they are subject to separate registration rights. See "Certain Transactions - Agreements With ASSI, Inc."

Shares of Common Stock
    Outstanding as of
    February 28, 1997 ..........   4,409,099 shares.

Common Stock Issuable Upon
    Exercise of Redeemable
    Warrants ...................   11,078,097 shares.

Common Stock Issuable
    Upon Exercise of
    Underwriters' Warrants .....   240,000 shares.

Use of Proceeds ................   The net proceeds from the exercise of the
                                   Redeemable Warrants and Underwriters'
                                   Warrants, if any are exercised, will be used for working capital and general corporate purposes. The Company will not receive any of the proceeds from the resale of any Redeemable Warrants or Common Stock by the
                                   Selling Security Holders as described herein.
                                   See "Use of Proceeds."

Nasdaq Symbols:
    Common Stock ...............   SSII

    Redeemable Warrants ........   SSIIW

Risk Factors ...................   An investment in the Common Stock and
                                   Redeemable Warrants involves a high degree of risk and immediate substantial dilution. See
                                   "Risk Factors" and "Dilution."

Summary Financial Information

         The following table of summary financial information is derived from and should be read in conjunction with the Company's financial statements and the footnotes thereto included elsewhere in this Prospectus.

                                                                                             Six Months Ended
                                                      Year Ended June 30,                       December 31,
                                                -------------------------------       -------------------------------
Statement of Operations Data                        1995               1996               1995               1996
------------------------------------------      ------------       ------------       ------------       ------------
Retail software sales ....................      $  1,255,230       $  2,161,351       $  1,077,547       $  2,362,542
OEM sales ................................           479,675             70,895             21,466                  0
Development agreement revenues ...........           343,250                  0                  0             12,000
Royalties ................................            76,771             32,387             21,678             55,704
                                                ------------       ------------       ------------       ------------
    Net sales from continuing operations .         2,154,926          2,264,633          1,120,691          2,430,246

Gross profit .............................         1,082,235            881,634            438,181          1,477,244
Noncash compensation expense recorded in
    connection with Common Stock and
    Common Stock options issued for
    services .............................           733,165                  0                  0            178,607
Other expenses ...........................         1,940,124          5,356,610          2,448,553          2,240,273

Loss from continuing operations ..........        (1,591,054)        (4,474,976)        (2,010,372)          (941,636)
Loss from discontinued operations ........          (143,106)                 0                  0                  0

Net loss .................................        (1,734,160)        (4,474,976)        (2,010,372)          (941,636)
Loss per common share from continuing
    operations ...........................      $      (0.85)      $      (2.44)      $      (1.08)      $      (0.22)

Loss per common share from
discontinued operations ..................             (0.08)                 0                  0                  0
                                                 ------------       ------------       ------------       ------------
Net loss per common share ................      $      (0.93)             (2.44)             (1.08)      $      (0.22)
Weighted average number of common shares
    outstanding ..........................         1,862,908          1,837,759          1,868,145          4,318,096

Balance Sheet Data                                     December 31, 1996
------------------                                     -----------------

                                                     Actual      As Adjusted(1)
                                                     ------      --------------
Working capital ............................      $  2,555,381    $ 48,811,826
Total assets ...............................         4,559,193      50,815,638
Current liabilities ........................         1,604,890       1,604,890
Long term debt .............................           124,602         124,602
Stockholders' equity .......................         2,829,701      49,086,146

--------------------
(1) As adjusted to reflect the issuance of 11,078,097 shares of Common Stock upon exercise of the 11,078,097 Redeemable Warrants at an exercise price of $4.40 per share, net of the expenses of this offering (estimated at $50,000 for costs and $2,437,181 for the five percent warrant exercise fee payable to the Underwriters). Does not reflect the exercise of any other outstanding warrants or options.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. In addition to the other information contained in the Prospectus, prospective investors should carefully consider the following risk factors before making an investment. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein. Such statements are based on current expectations that involve a number of uncertanties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

     Product Distribution. On June 1, 1996 the Company entered into a Distribution Services Agreement with SSIDS. Pursuant to this distribution agreement, SSIDS provides distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS is exclusive within the assigned territory except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive. The Company also has entered into separate agreements providing for the distribution of its products internationally. See "Business - Product Distribution."

     The Distribution Services Agreement is for a term of two years. The Company is substantially dependent upon SSIDS for the distribution of its products throughout the United States and Canada during the term of the agreement. SSIDS, however, will not be obligated to sell any specified minimum quantity of the Company's products. There can be no assurance as to the volume of product sales that may be achieved by SSIDS. Because the Company's rights to market its products through channels other than SSIDS are limited, the Company's ability to realize the cash flow necessary to fund its ongoing operations and to achieve profitability will be largely dependent upon the success of SSIDS in marketing its products.

     Product Returns; Collection of Accounts Receivable; Credit Risk. Under the SSIDS distribution agreement, SSIDS is responsible for collection of accounts and the Company is responsible for product returns. The Company intends to maintain an appropriate reserve for product returns which, based upon its prior experience and current market conditions, will approximate 15 percent of gross revenues, against which credits for actual returns will be applied. Although the Company believes that these reserves will be adequate, there can be no assurance that its actual losses due to returns will not exceed the reserved amount. See "Business - Product Distribution."

     Past Operating Losses; No Assurance of Future Profitability. The Company sustained net losses of $1,734,160 and $4,474,976 for the fiscal years ended June 30, 1995, and 1996, respectively, and a net loss of $941,636 for the six months ended December 31, 1996. There can be no assurance as to when, if ever, the Company will achieve profitability. See generally "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company will continue to sustain losses unless it can further increase product sales.

      Limited History of Business Operations. The Company has a limited operating history. The Company conducted substantially no business prior to its acquisition of Sound Source Interactive, Inc., a California corporation (the "Subsidiary") in 1994. The Subsidiary itself commenced operations originally as a nonincorporated entity in 1988. The Subsidiary's revenues originally were derived from the sale of sound patches for music synthesizers. Since 1993, revenues and income have been predominately derived from entertainment utilities software for Apple Macintosh and IBM-compatible computers incorporating content licensed from major motion picture studios. See generally "The Company" and "Business."

     New Business Risks for Licensed Software Products. The business of creating and marketing licensed software derived from motion pictures is a new and evolving industry, which will be subject to a number of risks, including trends in personal computer sales, changes in available technology and changes in the competition for licenses to develop software derived from motion pictures. Changes in these factors could have a material adverse effect on the Company's revenues and potential profitability.

     Competition. The market for the Company's consumer software products is intensely and increasingly competitive. Existing consumer software companies may broaden their product lines to compete with the Company's products, and potential new competitors, including computer hardware or software manufacturers, diversified media companies, toy manufacturers and book publishing companies, may enter or increase their focus on the consumer software market, resulting in even greater competition for the Company. Many of the companies with which the Company currently competes or may compete in the future have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and better access to consumers, than the Company. The competition for retail shelf space is also likely to increase due to the continued proliferation of consumer software products and companies. In addition, to the extent that competitors achieve performance, price or other selling advantages, the Company could be materially adversely affected. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes or to compete successfully in the future. In addition, increasing competition in the consumer software market may cause prices to fall, which may materially adversely affect the Company's business, operating results and financial condition.

     The Company has entered into license agreements with Viacom Consumer Products (as agent for Paramount Pictures Corp.), Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures Inc., DC Comics, MGM/UA Merchandising, Inc. and others. Several of these major motion picture studios now have captive software divisions. As these types of software products become better known in the marketplace, these divisions may begin to vie for their studios' products. Management believes that Disney, Lucasfilm and Paramount/Viacom are currently the most active studios in publishing their own product to create software packages. Fox, Universal Pictures, Sony Pictures and Warner Bros. each have announced the formation of their own interactive computer software divisions to publish software products using their own licensed content, which could have a material adverse effect on the Company's ability to renew existing licenses or obtain new licenses for additional movie titles. The establishment of these divisions may limit the Company's ability to obtain licenses from the studios involved, which in turn could reduce the Company's potential product offerings. To date, the Company has had ample product licensing opportunities, and management believes that even if some sources are lost due to the establishment of interactive software divisions by some motion picture studios, there will continue to be multiple sources of licensing for the Company's new products. There can be no assurance, however, that the Company will have sufficient product licensing opportunities in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Seasonality" and "Business - Competition."

     Dependence on Key Personnel. The Company's success depends to a significant extent on the performance and continued service of its senior management and certain key employees. In particular, the loss of the services of Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, could have a material adverse effect on the Company. Mr. Bitetti has agreed to work full-time for the

Company and has signed an employment agreement with a term ending on September 15, 1998. Competition for highly skilled employees with technical, management, marketing, sales, creative product development and other specialized training is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. In addition, there can be no assurance that employees will not leave the Company or compete against the Company. The Company's failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on the Company's business, operating results and financial condition. The Company is the beneficiary of a $5,000,000 life insurance policy on Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, and a $500,000 life insurance policy on Ulrich E. Gottschling, President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, but does not currently maintain life insurance on any of its other employees. See "Management - Directors and Executive Officers" and "Employment Agreements."

     Limitation on Directors' Liability; Indemnification. The Company's Certificate of Incorporation provides that a director of the Company, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware GCL"), will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Bylaws generally require the Company to indemnify and advance expenses to its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Company also has entered into indemnification agreements with each of its directors whereby the Company will indemnify each such person against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving as a Company director. See "Management - Limitation of Liability and Indemnification of Directors."

     Changes in Technology and Industry Standards. The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. The introduction of new technologies, including operating systems and media formats, could render the Company's existing products obsolete or unmarketable. In 1993, for example, there was a significant shift in consumer demand from DOS-based software to Microsoft(R)-Windows(R)-based software. More recently, consumer demand has been shifting from disk-based software to software on CD-ROM. In addition, the introduction of the Windows '95(R) operating system may affect consumer preferences and the demand for new consumer software in ways which cannot be foreseen. In the future, there could be radical changes in software delivery systems, replacing CD-ROM with on-line or other methods of distribution.

     There can be no assurance that the current demand for the Company's Windows(R) and CD-ROM products will continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences. The success of the Company will be dependent upon its ability to develop, introduce and market products which respond to such changes in a timely fashion. The Company intends to maintain its products in accordance with industry standards. The development cycle for products utilizing new operating systems or formats may be significantly longer than the Company's current development cycle for products on existing operating systems and formats and may require the Company to invest resources in products that may not become profitable. Although the Company's software is Windows '95(R) compatible, there can be no assurance that the Company will be successful in developing and marketing products for certain advanced and emerging operating systems and formats that may arise in the future. Failure to develop and introduce new products and product enhancements in a timely fashion could result in significant product returns and inventory obsolescence and could impair the Company's business, operating results and financial condition. See "Business - Products" and "- Development."

     Uncertainty of Market Acceptance; Short Product Life Cycles. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. The Company believes that the highest sales of each of its products will occur during the six- to nine-month periods following their introduction, and that thereafter sales will diminish and pricing will be reduced. Therefore, the Company's success is dependent upon the market acceptance of its existing products and the continued development and introduction of new products which achieve market acceptance. There can be no assurance that the Company's existing products will continue to realize market acceptance, or that new products introduced by the Company will achieve any significant degree of market acceptance or sustain any such acceptance for any significant period of time. Failure of the Company's new and existing products to achieve and sustain market acceptance will have a material adverse effect on the Company's business, operating results and financial condition. See "Business - Products" and "- Development."

     Fluctuations in Operating Results; Seasonality. The Company has experienced, and may continue to experience, fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, ability to add new distribution channels, product returns, changes in pricing policies by the Company and its competitors, the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers and account cancellations or delays in shipment. In response to competitive pressures for new product introductions, the Company may take certain pricing or marketing actions that could materially and adversely affect the Company's business, operating results and financial condition. The Company's expense levels are based, in part, on its expectations as to future sales. Therefore, operating results could be disproportionately affected by a reduction in sales or a failure to meet the Company's sales expectations. The Company may be required to pay in advance or to guarantee royalties, which may be substantial, to obtain licenses of intellectual properties from third parties before such properties have been introduced or achieved market acceptance. Defective products may result in higher customer support costs and product returns.

     Additionally, the consumer software business traditionally has been seasonal. Typically, net sales are highest during the fourth calendar quarter and decline in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the year-end holiday buying season. The Company expects its net sales and operating results to continue to reflect seasonality. There can be no assurance that the Company will achieve consistent profitability on a quarterly or annual basis. Nevertheless, management believes that in the future its results may be less subject to seasonal fluctuations because its products will be marketed in conjunction with the release of home videos, which occur throughout the year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Quarterly Results of Operations" and "- Seasonality."

     Dependence on Retailers. The Company's retail customers include computer stores, office supply stores, warehouse clubs, consumer electronics stores, bookstores, video stores and alternative channels. The Company's customers are not contractually required to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of competitors' products or for any other reason. Retailers compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers are increasingly in a better position to negotiate favorable purchase terms, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. Retailers may give higher priority to products other than the Company's, thus reducing their efforts to sell the Company's products. There can be no assurance that the Company will be able to increase or sustain its current amount of retail shelf space or promotional resources, and as a result, the Company's operating results could be materially adversely affected. In addition, other types of retail outlets and methods of product distribution may become important in the future, such as on-line services. It is critical to the success of the Company that as these changes occur, the Company gains access to those channels of distribution. See "Business Sales and Marketing."

     Dependence on Outside Suppliers. The Company contracts with third party suppliers to provide manufacturing of its products, which the Company believes allows it to control effectively its costs of production. The Company relies upon the ability of such suppliers to provide products which are free of defects. To the extent that any supplier-produced defective product was not discovered until the product was shipped, it could result in the Company's liability for returned merchandise and a loss of its reputation for high quality products. Although the Company would attempt to recoup from the supplier of defective product any expenses incurred, there can be no assurance that the Company would be fully compensated for any losses that resulted. See "Business - Development" and "-Operations."

     Risk of Inability to Manage Rapid Growth. The Company is currently experiencing a period of rapid growth that has placed, and could continue to place, a significant strain on the Company's financial, management and other resources. The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems, and to attract, train, motivate, manage and retain key employees. The Company may make additional investments in capital equipment to expand into new product lines. No assurances can be given that these new systems will be implemented successfully. The failure to do so, or to otherwise effectively manage potential future growth, could have a material adverse effect on the Company's business, operating results and financial condition. See "Business - Operations" and "Management -Directors and Executive Officers."

     Risks Associated with Acquisitions. As part of its strategy to enhance revenue growth and market presence, the Company continually evaluates acquisitions of entertainment software companies and selected titles within existing or new product categories. In considering an acquisition, the Company may compete with other potential acquirors, many of which may have greater financial and operational resources. Further, the evaluation, negotiation and integration of such acquisitions may divert significant time and resources of the Company, particularly of its management. There can be no assurance that suitable acquisition candidates will be identified, that any acquisitions can be consummated, or that any acquired businesses or products can be successfully integrated into the Company's operations. In addition, there can be no assurance that future acquisitions will not have a material adverse effect upon the Company's business, operating results and financial condition, particularly in the fiscal quarters immediately following the consummation of such transactions due to unexpected expenses which may be associated with integrating such acquisitions. See "Business - Business Strategy - Acquisitions."

     Limited Protection of Intellectual Property and Proprietary Rights. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. All of the Company's new products are CD-ROM based, and hence are difficult to copy. However, unauthorized copying occurs within the software industry, and if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be materially adversely affected.

     As the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. See "Business - Proprietary Rights and Licenses."

     Although the Company has not been the subject of any actual, pending or threatened intellectual property litigation, there has been substantial litigation regarding copyright, trademark and other intellectual property rights involving computer software companies. In the future, litigation may be necessary to enforce the Company's proprietary rights, to protect copyrights, trademarks and trade secrets and other intellectual property rights owned by the Company or its licensors, to defend the Company against claimed infringements of the rights of others and to determine the scope and validity of the proprietary rights of the Company and others. Any such litigation, with or without merit, could be costly and result in a diversion of management's attention, which could have a material adverse effect on the Company's business, operating results and financial condition. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties or prevent the Company from selling its products, any of which could have a material adverse effect on the Company's business, operating results and financial condition.

     Licenses Terminable Upon Change in Ownership, Control or Management. The Company's licenses and other intellectual property may not be transferred to third parties without the consent of the licensors. Transfer of ownership of stated percentages of the Common Stock could constitute a prohibited transfer of the Company's licenses for the Star Trek(TM) titles. All of the Company's licenses with Warner Bros. (including The Secret Garden(TM), Black Beauty(TM), Free Willy 2(TM), Free Willy 3(TM) and Babylon 5(TM)) provide that a change in "management" will be deemed an unauthorized assignment of the license. It is not clear under what circumstances the Company might be deemed to have a change in management which could result in the termination of these licenses.

     The completion of the Company's IPO may have resulted, and any future change in ownership or control of the Company (including exercise of the Redeemable Warrants) could result, in the termination of the licenses referred to above. The potential terminability of such licenses could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may materially adversely affect the market price of the Common Stock.

     Limited Time Period of Licenses. The Company's products are based upon licensed content of major motion pictures and television shows under license and/or development agreements with major entertainment studios. See "Business - General" and "- Products." All of the license and development agreements to which the Company currently is a party are for fixed terms which will expire over the next five years. Although no licensor is required to extend any license, the Company anticipates that the licensor under each agreement will extend its terms, provided that the Company is in compliance with all requirements of each license, including most significantly that the Company has satisfied the applicable minimum royalty guarantees. In the event that any licensor fails to renew its license agreement, then the subject license will terminate and the Company will no longer be entitled to sell the licensed product.

The loss of one or more of the licenses could have a material adverse effect on the Company's revenues and operating results. There can be no assurance that the Company will satisfy its performance obligations under any license or development agreement or that all material licenses will be renewed even if such requirements are satisfied. See "Business - Proprietary Rights and Licenses."

     Possible Need for Additional Financing. The Company heretofore has been substantially dependent on the net proceeds of its securities offerings, including the IPO, to fund its working capital requirements. As of December 31, 1996, the Company had working capital of $2,555,381 and cash and cash equivalents of $1,687,433. The Company has experienced a significant increase in growth during the six-month period ended December 31, 1996, as compared to the same period of time in the prior fiscal year. The Company continues to search for new opportunities to obtain licenses, develop and sell products, and to purchase products that are at or near completion of development. Additionally, the Company is seeking new and innovative ways to deliver its products to consumers, some of which may require large up-front cash resources. If the Company enters into agreements to pursue such business opportunities in the future, the Company may require additional financing to fund its growth. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     Broad Discretion in Use of Proceeds. The net proceeds from the exercise of the Redeemable Warrants and Underwriters' Warrants, if any are exercised, will be used for working capital and general corporate purposes. The Company will have broad discretion in the use of funds allocated to working capital. The Company will not receive any proceeds from the resale of any Redeemable Warrants or Common Stock by the Selling Security Holders as described herein. See "Use of Proceeds."

     Risk of Limitation of Use of Net Operating Loss Carryforwards. As of June 30, 1996, the Company had net operating loss carryforwards of approximately $5,742,000 for federal income tax purposes, which may be utilized from 1997 to 2012 (subject to certain limitations). The consummation of the IPO resulted in an "ownership change" as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. Consequently, the Company's use of its net operating loss carryforwards to offset taxable income in any post-change period is subject to certain specified annual limitations. There can be no assurance as to the specific amount of net operating loss carryforwards available in any post-change year since the calculation is based upon a fact-dependent formula.

     Control of the Company by Officers and Directors and ASSI, Inc. As of February 28, 1997, the Company had 4,409,099 outstanding shares of Common Stock. Vincent J. Bitetti, who is the Company's largest stockholder, owned of record 1,234,684 shares (27.9 percent) of the outstanding Common Stock; and ASSI, Inc. owned of record 40,000 shares of Common Stock and presently exercisable ASSI Warrants to purchase an additional 4,816,657 shares of Common Stock. Therefore, ASSI, Inc. beneficially owns 4,856,657 shares of Common Stock, representing approximately 52.5 percent of the outstanding Common Stock assuming exercise in full of the ASSI Warrants but no other outstanding warrants and options (31.3 percent assuming exercise in full of all the other Redeemable Warrants, but no other outstanding warrants and options). Louis Habash of Las Vegas, Nevada, has advised the Company that he owns all of the voting equity securities of ASSI, Inc., and thus is the ultimate beneficial owner of all of the Common Stock and ASSI Warrants owned by ASSI, Inc. See "Principal Stockholders" and "Certain Transactions - Agreements with ASSI, Inc."

     If the holders of all of the Redeemable Warrants other than the ASSI Warrants were to exercise such Warrants, but no other outstanding warrants or options were exercised, the voting power of Vincent J. Bitetti would be reduced to approximately 11.6 percent. If ASSI, Inc. were to exercise all of the ASSI Warrants beneficially owned by it as described above, but no other outstanding warrants or options were exercised, the voting power of Vincent J. Bitetti would be reduced to approximately 13.4 percent, and would be further reduced to approximately 8.0 percent assuming exercise in full of all of the other Redeemable Warrants but no other outstanding warrants and options). ASSI, Inc. has indicated to the Company that it acquired the ASSI Warrants and Common Stock beneficially owned by it as an investment with a view to long-term appreciation. See "Certain Transactions - Agreements with ASSI, Inc.

     The Company has granted each of the Underwriters and ASSI, Inc. the right to nominate from time to time one director (or to have a designee attend all Board meetings as a nonvoting advisor). In addition, Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, and Eric H. Winston, its former President and Chief Operating Officer, have entered into voting agreements with each of the Underwriters and ASSI, Inc. Pursuant to these agreements, Messrs. Bitetti and Winston have agreed to vote all of their Common Stock for the three director nominees of the Underwriters and ASSI, Inc. In addition, ASSI, Inc. has agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti for as long as he holds at least 20 percent of the outstanding Common Stock, and for one director nominated by Mr. Bitetti for as long as he holds at least ten percent but less than 20 percent of the issued and outstanding Common Stock. The voting agreements with ASSI, Inc. will terminate when Messrs. Bitetti and Winston together cease to own at least ten percent of the outstanding Common Stock. Pursuant to these arrangements, Vincent J. Bitetti has designated himself and Ulrich E. Gottschling as his director nominees, and ASSI, Inc. has nominated Mark A. James as a director. The Underwriters have not exercised their director nomination rights. See "Management - Directors and Executive Officers" and "Certain Transactions - Agreements With ASSI, Inc." and "- Agreements With the Underwriters."

     The Company is a quasi-California corporation subject to certain provisions of the California General Corporation Law (the "California GCL"). See "Description of Securities - Application of California GCL." Among other consequences of the Company's status as a quasi-California corporation, at the request of any stockholder, the election of the Company's directors will be determined by cumulative voting procedures. Consequently, if cumulative voting is exercised (and without regard to the various voting agreements described herein), the Company's stockholders other than Vincent J. Bitetti will have sufficient votes to elect four of its six directors assuming no exercise of the Redeemable Warrants, and to elect five of its six directors assuming exercise of the Redeemable Warrants in full.

     Immediate Substantial Dilution. If all 6,261,440 of the outstanding Redeemable Warrants other than the ASSI Warrants are exercised, such exercise will result in dilution to the exercising investors of $1.67 per share
(38.2 percent) between the Warrant exercise price ($4.40 per share) and the pro forma net tangible book value per share of Common Stock upon completion of such Warrant exercise. If all 11,078,097 of the outstanding Redeemable Warrants (including the ASSI Warrants) are exercised, such exercise will result in dilution to the exercising investors of $1.22 per share (27.7 percent) between the exercise price ($4.40 per share) thereof and the pro forma net tangible book value per share of Common Stock upon completion of the exercise of such Warrants. The exercise of the 240,000 Underwriters' Warrants, which have an exercise price of $5.80 per share, will be anti-dilutive to investors who exercise Redeemable Warrants and/or ASSI Warrants. See "Dilution."

     Underwriters' Potential Influence on the Market. The Underwriters have advised the Company that a significant amount of the shares of Common Stock and the Redeemable Warrants sold in the IPO were sold to customers of the Underwriters. Although the Underwriters are, as of the date of this Prospectus, making a market in the Common Stock and Redeemable Warrants, they have no legal obligation to do so. It should be noted that one of the Underwriters, The Boston Group, L.P., suspended making a market in the Common Stock and the Redeemable Warrants from March 13, 1997, to March 21, 1997, while it arranged for new financing. There presently are eight market makers for the Common Stock and the Redeemable Warrants, in addition to the Underwriters. Nevertheless, the Underwriters have been and may remain a dominating influence in the market for the Common Stock and the Redeemable Warrants. The prices and the liquidity of the Common Stock and the Redeemable Warrants may be significantly affected by the degree, if any, of the Underwriters' participation in the market. No assurance can be given that any market making activities of the Underwriters will be continued.

     Current Prospectus and State Registration to Exercise Warrants. The Redeemable Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Redeemable Warrants and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the jurisdiction of residence of the exercising holder of the Redeemable Warrants. In addition, in the event that any holder of Redeemable Warrants attempts to exercise such Redeemable Warrants at any time after nine months from the date of this Prospectus, the Company may be required to file a post-effective amendment and deliver a current prospectus before the Redeemable Warrants may be exercised. Although the Company has undertaken to use its best efforts to have all the shares of Common Stock issuable upon exercise of the Redeemable Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Redeemable Warrants, there is no assurance that it will be able to do so. The value of the Redeemable Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Redeemable Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Redeemable Warrants then reside.

     Although the Redeemable Warrants were not knowingly sold in the IPO to purchasers in jurisdictions in which the Redeemable Warrants were not registered or otherwise qualified for sale, investors may purchase the Redeemable Warrants in the secondary market or may move to jurisdictions in which the shares of Common Stock underlying the Redeemable Warrants are not registered or qualified during the period that the Redeemable Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Redeemable Warrants unless and until the shares could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Redeemable Warrants would have no choice but to attempt to sell the Redeemable Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities - Redeemable Warrants."

     Adverse Effect to Holders of Possible Redemption of Redeemable Warrants. The Redeemable Warrants (other than the ASSI Warrants) are subject to redemption by the Company, at any time commencing July 1, 1997, at a price of $.25 per Redeemable Warrant, if the average closing bid price for the Common Stock equals or exceeds $5.60 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Redeemable Warrants are redeemed prior to their exercise, the holders thereof would lose their right to exercise Redeemable Warrants except during such period of notice of redemption and the benefit of the difference, if any, between the market price of the underlying Common Stock as of such date and the exercise price of such Redeemable
Warrants, as well as any possible future price appreciation in the Common
Stock. Upon the receipt of a notice of redemption of the Redeemable Warrants, the holders thereof would be required to: (i) exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; (ii) sell the Redeemable Warrants at the market price, if any, when they might otherwise wish to hold the Redeemable Warrants; or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. See "Description of Securities - Redeemable Warrants."

     Securities Eligible for Future Sale. As of February 28, 1997, a total of 4,409,099 shares of Common Stock and 11,078,097 Redeemable Warrants (including the 4,816,657 ASSI Warrants) were issued and outstanding. An additional 12,433,272 shares of Common Stock were issuable pursuant to the following outstanding options and warrants: (a) 342,337 shares of Common Stock underlying options granted pursuant to the Company's 1992 Stock Option Plan; (b) 500,000 shares of Common Stock underlying options which have been or may be granted pursuant to the Company's 1995 Stock Option Plan; (c) 282,838 shares of Common Stock underlying options granted to a Selling Security Holder; and (d) an aggregate of 11,318,097 shares of Common Stock issuable upon the exercise of (i) the Redeemable Warrants (11,078,097 shares) and (ii) the Underwriters' Warrants (240,000 shares).

     Of the 4,409,099 shares of Common Stock and 11,078,097 Redeemable Warrants issued and outstanding as of February 28, 1997 (subject to the assumptions in the preceding paragraph), 3,012,469 shares and 6,019,790 Redeemable Warrants are freely tradeable without further registration under the Securities Act (except for any such securities held by an "affiliate" of the Company), and the remaining 1,396,630 outstanding shares and 5,058,307 Redeemable Warrants are "restricted securities" as defined in Rule 144 under the Securities Act and may not be sold without registration under the Securities Act unless pursuant to an applicable exemption therefrom. Of such restricted securities, 407,500 shares of Common Stock and all 5,058,307 Redeemable Warrants may be sold pursuant to this Prospectus, and upon such sale will become freely tradeable (except for any such shares or Redeemable Warrants held by an "affiliate" the Company). See "Selling Security Holders." Further, the 11,318,097 shares of Common Stock issuable by the Company upon exercise of the Redeemable Warrants and Underwriters' Warrants and the 282,838 shares issuable by the Company upon exercise of an option held by a Selling Security Holder may likewise be sold pursuant to this Prospectus and upon such sale will become freely tradeable (except for any such shares held by an "affiliate" of the Company).

     As of February 28, 1997, options for the purchase of 342,337 shares of Common Stock were issued pursuant to the Company's 1992 Stock Option Plan. The Company has determined not to issue any further options under its 1992 Stock Option Plan, but all outstanding options under such Plan will remain valid. Of the 342,337 options granted under the 1992 Stock Option Plan, 258,668 are presently exercisable, 41,834 will become exercisable later in fiscal 1997 and the balance will become exercisable in fiscal 1998. The Company also has reserved 500,000 shares of Common Stock for issuance to key employees, officers, directors and consultants pursuant to the Company's 1995 Stock Option Plan. As of February 28, 1997, the Company had granted options for the purchase of 404,607 shares of Common Stock pursuant to the 1995 Stock Option Plan, of which 5,054 are presently exercisable, 3,401 will become exercisable later in fiscal 1997, 148,652 will become exercisable in fiscal 1998, 147,000 will become exercisable in fiscal 1999, 100,250 will become exercisable in fiscal 2000 and 250 will become exercisable in fiscal 2001. The Company has filed separate registration statements pertaining to all of the Common Stock issuable upon exercise of options granted or to be granted pursuant to the 1992 Stock Option Plan and the 1995 Stock Option Plan. All Common Stock issuable upon exercise of the options will be freely tradeable (except for any such shares held by an "affiliate" of the Company). See "Management - 1995 Stock Option Plan" and "- 1992 Stock Option Plan."

     Certain of the Company's security holders are entitled to registration rights as described under "Management - Employment Agreements" (as to Vincent
J. Bitetti and Eric H. Winston), "Certain Transactions - 1995 Bridge Financing" (as to holders of Redeemable Warrants issued upon conversion of the Bridge Warrants (as hereinafter defined) and the Common Stock underlying such Redeemable Warrants), "Certain Transactions - 1995 Private Placement" (as to holders of Redeemable Warrants issued upon conversion of the Private Warrants (as hereinafter defined) and the Common Stock underlying such Redeemable Warrants, and Common Stock issued in the Concurrent Private Placement (as hereinafter defined)), "Certain Transactions - Agreements with ASSI, Inc." (as to the ASSI Warrants and the Common Stock underlying such ASSI Warrants), and "Certain Transactions -Agreements with the Underwriters" (as to the Underwriters' Warrants and underlying Common Stock). Sales of any or all such securities described in the preceding paragraphs may depress the price of the Common Stock or the Redeemable Warrants. See "Securities Eligible for Future Sale."

     An additional 3,157,629 shares of Common Stock remain available for issuance at the discretion of the Board of Directors. The potential issuance of such authorized and unissued Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may materially adversely affect the market price of, and the voting and other rights of the holders of the Common Stock. Although the Company has no present intention to issue any such shares of its authorized and unissued Common Stock, there can be no assurance the Company will not do so in the future. See "Description of Securities - Common Stock."

     No Preemptive Rights; Possible Dilutive Event. The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if the Company were to elect to sell additional shares of Common Stock, or securities convertible into or exercisable to purchase shares of Common Stock, persons acquiring Common Stock in this offering would have no right to purchase additional shares, and as a result, their percentage equity interest in the Company would be diluted. See "Description of Securities - Common Stock."

     No Dividends. As of the date of this Prospectus, the Company has not paid any cash dividends on its Common Stock and does not intend to declare any such dividends in the foreseeable future. The Company's ability to pay dividends is subject to limitations imposed by the Delaware GCL and, as a quasi-California corporation, to the more restrictive provisions of the California GCL. The sole source of funds available to the Company for the payment of dividends is dividends or loans advanced to it by the Subsidiary, which is itself a California corporation and therefore subject to the dividend payment provisions of the California GCL.

     Under the Delaware GCL, dividends may be paid out of a corporation's capital surplus, or if there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. The California GCL generally prohibits a corporation from paying dividends unless the retained earnings of the corporation immediately prior to the distribution exceed the amount of the distribution. Alternatively, a corporation may pay dividends if (i) the assets of the corporation exceed 1 1/4 times its liabilities, and (ii) the current assets of the corporation equal or exceed its current liabilities, but if the average pre-tax earnings of the corporation before interest expense for the two years preceding the distribution were less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1 1/4 times its current liabilities. Under the foregoing requirements, the Company will not be able to pay dividends for the foreseeable future. See "Dividend Policy" and "Description of Securities."

     Qualification Requirements for Nasdaq Securities; Risk of Low Priced Securities. Certain qualification requirements are established for the initial and continued listing of securities on Nasdaq. The Common Stock and the Redeemable Warrants currently are listed on the Nasdaq SmallCap Market under these rules. For continued listing, a company must, among other things, maintain at least $2,000,000 in total assets, at least $1,000,000 in total capital and surplus, and a minimum bid price of $1.00 per share of Common Stock. In late January 1997 the Boards of the Nasdaq Stock Market and the National Association of Securities Dealers proposed substantial changes to Nasdaq's listing qualification standards which, if adopted by the Securities and Exchange Commission, would impose more stringent criteria for continued listing of securities on Nasdaq.

     The Company expects to maintain its listing on Nasdaq; however, in the event the Company experiences losses from operations or material adverse trading conditions, the Common Stock and Redeemable Warrants could be subject to delisting from Nasdaq under either the current or, if adopted, the proposed listing standards. It is anticipated that if the Common Stock and Redeemable Warrants are delisted from Nasdaq, trading, if any, therein would be conducted in the over-the-counter market on the NASD OTC Electronic Bulletin Board established for securities that do not meet the Nasdaq listing requirements or the Company's securities would be quoted in what are commonly referred to as the "pink sheets." In such event, an investor may find it more difficult to dispose of, or to obtain accurate price quotations and volume information concerning, the Common Stock and Redeemable Warrants.

     In addition, if the Common Stock and Redeemable Warrants are delisted from Nasdaq, they might be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For any transaction involving a penny stock, unless exempt, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Although the Company believes that the Common Stock and Redeemable Warrants will not be defined as a penny stock due to their anticipated continued listing on Nasdaq, in the event they subsequently become characterized as a penny stock, the market liquidity therefor could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Common Stock and Redeemable Warrants and, thus, the ability of purchasers in this offering to sell their Common Stock and Redeemable Warrants in the secondary market.

                                 USE OF PROCEEDS

     The net proceeds from the exercise of the Redeemable Warrants and Underwriters' Warrants, if any are exercised, will be used for working capital and general corporate purposes. The proceeds to the Company from the exercise of all the Redeemable Warrants net of the expenses of this offering (estimated at $50,000 for costs and $2,437,181 for the five percent warrant exercise fee payable to the Underwriters) would be approximately $46,256,446. The Company will not receive any of the proceeds from the resale of any Redeemable Warrants or Common Stock by the Selling Security Holders as described herein. See "Risk Factors - Broad Discretion in Use of Proceeds."

                                 DIVIDEND POLICY

     The Company has not declared or paid any cash dividends on its Common Stock since its inception. It is the current policy of the Company that it will retain its earnings, if any, for expansion of its operations and other corporate purposes, and that it will not pay any dividends in respect of the Common Stock in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, its capital requirements and financial condition, and such other factors as the Board of Directors may consider.

     The Company's ability to pay dividends is subject to the applicable provisions of the Delaware GCL, which is the corporation law of the Company's jurisdiction of incorporation. As a quasi-California corporation, the Company also is subject to the relatively more restrictive provisions of the California GCL. The sole source of funds available to the Company for the payment of dividends is dividends and loans advanced to it by the Subsidiary, which is itself a California corporation and therefore subject to the dividend payment provisions of the California GCL.

     Under the Delaware GCL, dividends may be paid out of a corporation's capital surplus, or if there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. The California GCL generally prohibits a corporation from paying dividends unless the retained earnings of the corporation immediately prior to the distribution exceed the amount of the distribution. Alternatively, a corporation may pay dividends if the assets of the corporation exceed 1 1/4 times its liabilities, and (ii) the current assets of the corporation equal or exceed its current liabilities, but if the average pre-tax earnings of the corporation before interest expense for the two years preceding the distribution were less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1 1/4 times its current liabilities. Under the foregoing requirements, the Company will not be able to pay dividends until it achieves positive retained earnings, which management does not anticipate will occur for the foreseeable future. See "Risk Factors - No Dividends" and "Description of Securities - Application of California GCL."

                           MARKET PRICE OF SECURITIES

     The Common Stock and Redeemable Warrants have been listed for trading on the Nasdaq SmallCap Market since July 1, 1996. The following table sets forth the range of the bid prices for the Common Stock and Redeemable Warrants during the periods indicated, and represents interdealer prices, without retail mark-ups, mark-downs or commissions to the broker-dealer, and may not represent actual transactions.

                                             Nasdaq
                                             Symbol         High           Low
                                             ------         ----           ---
Common Stock                                 SSII

1996
    Third Quarter                                          $6.25          $4.00
    Fourth Quarter                                         $5.75          $4.00

1997
    First Quarter                                          $4.31          $1.25
    Second Quarter (4/1/97-5/6/97)                         $1.63          $0.44

Redeemable Warrants                          SSIIW

1996
    Third Quarter                                          $2.38          $1.00
    Fourth Quarter                                         $1.88          $1.00

1997
    First Quarter                                          $1.00          $0.31
    Second Quarter (4/1/97-5/6/97)                         $0.56          $0.19

     See the cover page of this Prospectus for a recent last sale price of the Common Stock and Redeemable Warrants on the Nasdaq SmallCap Market.

     As of February 28, 1997, there were approximately 150 holders of record of the Common Stock and 20 holders of the record of the Redeemable Warrants. Most such securities are held in street name by nominees who hold stock certificates for an unknown number of beneficial owners.

                                    DILUTION

     The following discussion and tables reflect the potential dilution to holders who exercise their Redeemable Warrants at $4.40 per share. The difference between the exercise price per Warrant and the pro forma net tangible book value per share of Common Stock after such exercise constitutes the resulting dilution per share of Common Stock. "Net tangible book value per share" represents the total tangible assets of the Company, less total liabilities, divided by the number of shares of Common Stock outstanding. At December 31, 1996, the Company had 4,377,824 shares of Common Stock outstanding and at such date the net tangible book value of the Company was $2,829,701 or approximately $.65 per share of Common Stock. See "Risk Factors - Immediate Substantial Dilution."

     After giving effect to the exercise of all Redeemable Warrants other than the ASSI Warrants (and assuming the exercise of no other warrants or options) to purchase 6,261,440 shares of Common Stock net of the related expenses of this offering (estimated at $50,000 for costs and $1,377,517 for the five percent warrant exercise fee payable to the Underwriters), the pro forma net tangible book value of the Company at December 31, 1996, would have been $29,052,520 or $2.73 per share, representing an immediate increase in net tangible book value of $2.08 per share to existing stockholders and an immediate dilution of $1.67 per share (38.2 percent) to purchasers of shares of Common Stock upon the exercise of such Warrants.

     The following table illustrates the dilution to new investors on a per share basis assuming exercise of all 6,261,440 Redeemable Warrants other than the ASSI Warrants (and assuming the exercise of no other warrants or options):


Description                                                 Amount        Amount
-----------                                                 ------        ------
Exercise price per share of Common
Stock under Redeemable Warrants                                           $ 4.40

Pro forma net tangible book value per share
of Common Stock before exercise of
Redeemable Warrants                                         $ 0.65

Increase in net tangible book value per
share of Common Stock attributable to the
sale of 6,262,440 shares of Common
Stock upon exercise of Redeemable Warrants                    2.08
                                                            ------
Pro forma net tangible book value per share
of Common Stock after exercise of
Redeemable Warrants                                                        2.73
                                                                          ------
Dilution per share of Common Stock to new
investors upon exercise of Redeemable Warrants                            $ 1.67
                                                                          ======


     After giving effect to the exercise of all Redeemable Warrants (including the ASSI Warrants and assuming the exercise of no other warrants or options) to purchase 11,078,097 shares of Common Stock net of the related expenses of this offering (estimated at $50,000 for costs and $2,437,181 for the five percent warrant exercise fee payable to the Underwriters), the pro forma net tangible book value of the Company at December 31, 1996, would have been $49,086,146, or $3.18 per share, representing an immediate increase in net tangible book value of $2.53 per share to existing stockholders and an immediate dilution of $1.22 per share (27.7 percent) to purchasers of Common Stock upon the exercise of such Warrants.

     The following table illustrates the dilution to new investors on a per share basis assuming exercise of all 11,078,097 Redeemable Warrants (including the ASSI Warrants and assuming the exercise of other warrants or options):


Description                                                 Amount        Amount
-----------                                                 ------        ------
Exercise price per share of Common
Stock under Redeemable Warrants                                           $ 4.40

Pro forma net tangible book value per share
of Common Stock before exercise of
Redeemable Warrants                                         $ 0.65

Increase in net tangible book value per
share of Common Stock attributable to the
sale of 11,078,097 shares of Common Stock
upon exercise of Redeemable Warrants                          2.53
                                                            ------

Pro forma net tangible book value per
share of Common Stock after exercise
of all Redeemable Warrants                                                  3.18
                                                                          ------

Dilution per share of Common Stock
to new investors upon exercise of
Redeemable Warrants                                                       $ 1.22
                                                                          ======


     The foregoing computations assume the exercise of no warrants or stock options after December 31, 1996. See "Risk Factors - Securities Available for Future Sale" and "Securities Eligible for Future Sale."

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1996, the capitalization of the Company on an actual basis and as adjusted to give effect to the exercise of the Redeemable Warrants to purchase a total of 11,078,097 shares of Common Stock at $4.40 per share, and the initial application of the estimated net proceeds therefrom. The table should be read in conjunction with the financial statements and the notes to the financial statements which are contained elsewhere in this Prospectus.

                                                                   December 31, 1996
                                                            ---------------------------------
                                                               Actual          As Adjusted(1)
                                                            ------------       --------------
Long-Term Debt .......................................      $    124,602       $    124,602
Stockholder's equity (deficit)
Common Stock, $.001 par value; 20,000,000 shares
    authorized;4,377,824 shares issued and outstanding
    (actual); 15,455,921 outstanding (as adjusted) ...             4,378             15,456
    Warrants .........................................         1,104,925                 50
Additional paid capital ..............................        13,249,586         60,599,828
Accumulated deficit ..................................       (11,529,188)       (11,529,188)
                                                            ------------       ------------
Total stockholders' equity ...........................         2,829,701         49,086,146
                                                            ------------       ------------


    Total Capitalization .............................      $  2,954,303       $ 49,210,748
                                                            ============       ============

---------------------
(1) As adjusted to reflect the issuance of 11,078,097 shares of Common Stock upon exercise of the 11,078,097 Redeemable Warrants at an exercise price of $4.40 per share, net of the expenses of this offering (estimated at $50,000 for costs and $2,437,181 for the five percent warrant exercise fee payable to the Underwriters). Does not reflect the exercise of any other outstanding warrants or options.

                             SELECTED FINANCIAL DATA

     The following table of selected financial data is derived from and should be read in conjunction with the Company's financial statements and the footnotes thereto included elsewhere in this Prospectus. The financial data for the fiscal years ended June 30, 1995 and 1996 has been derived from audited financial statements prepared by Corbin & Wertz, certified public accountants, who are the Company's independent auditors. The financial data for the six-month periods ended December 31, 1995 and 1996 are derived from unaudited financial statements of the Company. The unaudited financial statements include all adjustments consisting of normal recurring accruals which the Company considers necessary for a fair presentation of the financial position and the results of operations. Operating results for the six-month period are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1997. See "Risk Factors - Fluctuations in Operating Results; Seasonality" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Quarterly Results of Operations."

                                                                                         Six Months Ended
                                                     Year Ended June 30,                    December 31,
                                                -----------------------------       -----------------------------
Statement of Operations Data                       1995              1996              1995              1996
------------------------------------------      -----------       -----------       -----------       -----------
Retail software sales ....................      $ 1,255,230       $ 2,161,351       $ 1,077,547       $ 2,362,542
OEM sales ................................          479,675            70,895            21,466                 0
Development agreement revenues ...........          343,250                 0                 0            12,000
Royalties ................................           76,771            32,387            21,678            55,704
                                                -----------       -----------       -----------       -----------
  Net sales from continuing operations ...        2,154,926         2,264,633         1,120,691         2,430,246
Gross profit .............................        1,082,235           881,634           438,181         1,477,244
Compensation in connection with
  Common Stock and Common
  Stock options issued for services ......          733,165                 0                 0           178,607
Other expenses ...........................        1,940,124         5,356,610         2,448,553         2,240,273
Loss from continuing operations ..........       (1,591,054)       (4,474,976)       (2,010,372)         (941,636)
Loss from discontinued operations ........         (143,106)      $         0       $         0       $         0
Net loss .................................       (1,734,160)       (4,474,976)       (2,010,372)         (941,636)
Loss per common share from continuing
  operations .............................      $     (0.85)      $     (2.44)      $     (1.08)      $     (0.22)
Loss per common share from discontinued
  operations .............................      $     (0.08)      $         0       $         0       $         0
Net loss per common share ................      $     (0.93)      $     (2.44)      $     (1.08)      $     (0.22)
Weighted average number of common shares
  outstanding ............................        1,862,908         1,837,759         1,868,145         4,318,096

Balance Sheet Data                                     December 31, 1996
------------------                                     -----------------
                                                                        As
                                                      Actual         Adjusted(1)
                                                      ------         -----------
Working capital ............................      $  2,555,381      $ 48,811,826
Total assets ...............................         4,559,193        50,815,638
Current liabilities ........................         1,604,890         1,604,890
Long term debt .............................           124,602           124,602
Stockholders' equity .......................         2,829,701        49,086,146


(1) As adjusted to reflect the issuance of 11,078,097 shares of Common Stock upon exercise of the 11,078,097 Redeemable Warrants at an exercise price of $4.40 per share, net of the expenses of this offering (estimated at $50,000 for costs and $2,437,181 for the five percent warrant exercise fee payable to the Underwriters). Does not reflect the exercise of any other outstanding warrants or options.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion contains forward-looking statements. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual events or results may differ materially from those discussed in such statments as a result of various factors, including, without limitation, those discussed in the "Risk Factors" section of this Prospectus and the matters set forth in this Prospectus generally.

Overview

     The Company derives substantially all of its revenues from sales of its retail consumer software. The Company designs, develops, markets and supports a broad line of consumer software products. The Company focuses primarily on nonviolent, family-oriented products with educational and/or entertainment value, which are easy to use and install, using popular movies, television series and comic book characters.

     In June 1995, the Company entered into a Sales and Distribution Agreement with Acclaim Distribution, Inc., a subsidiary of Acclaim Entertainment, Inc. (collectively, "Acclaim"), a distributor of entertainment software and related products. The Company had no sales to or through Acclaim during the fiscal year ended June 30, 1995. During the fiscal year ended June 30, 1996, of the Company's net sales of $2,264,633, a total of $1,889,750 (83.4%) were generated by Acclaim. Under the terms of the Sales and Distribution Agreement, Acclaim was the exclusive distributor of the Company's products on a worldwide basis, subject to certain limited exceptions. The Company was not satisfied with the distribution of its products through Acclaim, and terminated the distribution agreement as of April 1, 1996. See "Business - Legal Proceedings."

     Effective June 1, 1996 the Company entered into a Distribution Services Agreement with Simon and Schuster Interactive Distribution Services, Inc. ("SSIDS"). Pursuant to the Distribution Services Agreement, SSIDS provides distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS is exclusive within the assigned territory except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive. For the six months ended December 31, 1996, of the Company's net revenues of $2,430,246, a total of $1,185,664 (48.8%) were generated by SSIDS. The Company also has entered into separate agreements providing for the distribution of its products internationally. See "Risk Factors - Product Distribution" and "Business - Product Distribution."

     Net sales consist of gross sales net of allowances for returns, credit losses and other adjustments. The Company adjusts its allowance for returns as it deems appropriate. The Company could be forced to accept substantial product returns or other concessions to maintain its relationships with retailers and distributors and its access to distributor channels. The Company is also exposed to the risk of returns of defective, shelf-worn and damaged products from retailers and distributors. See "Risk Factors-Product Returns."

     Costs of sales consist primarily of product cost, freight charges, royalties to outside programmers and content providers, and an inventory provision for damaged and obsolete products. Product costs consist of the costs to purchase the underlying materials and print both boxes and manuals, media costs (disks and CD-ROMs) and fulfillment (assembly and shipping).

     From the Company's inception through October 24, 1995, the Company sold synthesizer sound libraries. In July 1995, the Company's Board of Directors approved a formal plan to license the proprietary assets related to such revenues in exchange for royalties. The results of operations discussion and analysis which follows includes only the continuing operations of the Company, primarily comprised of software sales. The Company sustained losses from its discontinued synthesizer operations of $143,106 in fiscal 1995, including an estimated loss of $32,000 during the phase-out period. No additional losses from the discontinued operations were recorded during fiscal 1996.

Results of Operations

     Six Months Ended December 31, 1995 Compared to Six Months Ended December 31, 1996

     Net Sales. Net sales increased by 116.9 percent from $1,120,691 for the six months ended December 31, 1995, to $2,430,246 for the six months ended December 31, 1996. The increase is primarily attributable to increased distribution by SSIDS, the Company's North American distributor, sales by the Company to its foreign distributors and other direct sales in North America. Sales to international distributors for the six months ended December 31, 1996 were approximately $435,131, as compared to no international sales during the same period in 1995. Sales to SSIDS for the six-month period ended December 31, 1996, were $1,185,664. No sales during the comparable period in 1995 were to SSIDS. During the six months ended December 31, 1995, the Company recorded sales to its former distributor, Acclaim, in the amount of $819,619.

     Cost of Sales. Cost of sales increased by 39.6 percent from $682,510 for the six months ended December 31, 1995, to $953,002 for the six months ended December 31, 1996. However, cost of sales as a percentage of net sales decreased from 60.9 percent to 39.2 percent during these respective periods. The increase in total cost of sales is due to the above noted 116.9 percent increase in net sales. The decrease in cost of sales as a percentage of net sales is primarily due to changes in product mix to higher priced items and the sale of certain end-of-life inventory which had been previously written-off as slow-moving. During the six months ended December 31, 1995, the Company recorded reserves related to guaranteed royalties and slow-moving inventories which also resulted in the higher percentage of cost of sales for such period.

     Marketing and Sales. Marketing and sales expenses increase by 20.9 percent from $572,778 for the six months ended December 31, 1995, to $692,752 for the six months ended December 31, 1996, and decreased as a percentage of net sales from 51.1 percent to 28.5 percent, respectively. The change in dollar amount is principally related to increased marketing and sales efforts to support new product releases during the six month period ended December 31, 1996, and increased salaries due to additional sales personnel. The decrease as a percentage of net sales is due to the above noted 116.9 percent increase in net sales, particularly international sales for which a smaller percentage of marketing effort is required by the Company as many of those functions are primarily performed by the individual distributors.

     Research and Development. Research and development costs increased 113.7 percent from $266,153 during the six months ended December 31, 1995, to $568,874 for the six months ended December 31, 1996, and decreased as a percentage of net sales from 23.7 percent to 23.4 percent, respectively. The increase in costs is primarily associated with (i) the Company hiring programmers to bring all product development in-house, (ii) increased personnel and hardware/software costs associated with the development of the Company's first interactive video game; and (iii) the enhancement of its current product lines. The Company anticipates that research and development costs will continue to increase as the Company hires additional personnel to support an increase in the number of products under development and to perform all development activities internally.

     General and Administrative. General and administrative expenses decreased by 16.0 percent from $1,208,838 during the six months ended December 31, 1995, to $1,014,853 for the six months ended December 31, 1996, and decreased as a percentage of net sales from 107.9 percent to 41.8 percent, respectively. Included in general and administrative expenses for the six months ended December 31, 1996, is a one-time charge of $307,028 related to the departure of the Company's former president/chief operating officer. Additionally, during the six months ended December 31, 1996, the Company recorded expenses associated with being a publicly held company, principally printing, mailing and legal fees associated with the Company's annual report and stockholder meeting. During the six month period ended December 31, 1995, the Company recorded an allowance for doubtful accounts receivable from its former distributor, Acclaim, in the amount of $422,310.

     Compensation in Connection with Common Stock and Common Stock Options Issued for Services Rendered. Expenses recorded by the Company in connection with Common Stock and Common Stock options issued for services rendered amounted to $178,607 for the six months ended December 31, 1996, and relate to the vesting of Common Stock options issued during fiscal 1994. No such expense was recorded for the six month period ended December 31, 1995, as no vesting occurred during this period.

     Fiscal Year Ended June 30, 1995 Compared to Fiscal Year Ended June 30, 1996

     Net Sales. Net Sales from continuing operations increased by 5.1 percent from $2,154,926 for the fiscal year ended June 30, 1995 (fiscal 1995) to $2,264,633 for the fiscal year ended June 30, 1996 (fiscal 1996). In fiscal 1996, the Company determined to concentrate its focus on development of its educational and entertainment utility interactive CD-ROM software and to reduce its development work for third parties. Consequently, total retail sales of the Company's software products increased by 72.2 percent from $1,255,230 in fiscal 1995 to $2,161,351 in fiscal 1996. However, the Company had no development revenues during fiscal 1996 as compared with $343,250 for fiscal 1995. Revenues from OEM sales declined from $479,675 for fiscal 1995 to $70,895 for fiscal 1996, reflecting a one-time agreement with Acer that produced significant revenues in calendar 1994 but not in calendar 1995. In addition, the Company's royalty fees declined from $76,771 for fiscal 1995 to $32,387 for fiscal 1996. The higher royalty revenues for fiscal 1995 resulted primarily from product introductions incorporating content sublicensed by the Company that were not repeated in fiscal 1996. This decline in royalty revenues also reflected the Company's current strategy of focusing on developing all product licenses itself rather than sublicensing them to third parties.

     During fiscal 1996, of the Company's net sales of $2,264,633, a total of $1,889,750 (83.4%) were generated by Acclaim. None of the Company's net sales of $2,154,926 during the fiscal 1995 were generated by Acclaim. As described above, the Company terminated its exclusive distribution agreement with Acclaim as of April 30, 1996, and entered into a new distribution agreement with SSIDS as of June 1, 1996.

     Cost of Sales. Cost of Sales increased by 28.9 percent from $1,072,691 for fiscal 1995 to $1,382,999 for fiscal 1996, representing 49.8 percent and
61.1 percent of net sales, respectively, and 85.5 percent and 64.0 percent of product sales, respectively. This decrease in cost of sales as a percentage of product sales is attributable to the above noted 72.2 percent increase in software product sales partially offset by decreased production costs resulting from the Company's switch from floppy disk to CD-ROM media for a majority of its products, decreased per unit costs due to larger quantity purchases, decreased royalty costs, and diminishing inventory writedowns and writeoffs.

     Marketing and Sales. Marketing and sales expenses increased by 104.0 percent from $516,886 for fiscal 1995 to $1,054,602 for fiscal 1996, and increased as a percentage of net sales from 24.0 percent to 46.7 percent, respectively. These increases were primarily due to increased marketing activities to promote the Company's products and brand name among retail purchasers, and increased personnel costs.

     Research and Development. Research and development costs increased by
89.7 percent from $378,471 for fiscal 1995 to $717,994 for fiscal year 1996, and increased as a percentage of net sales from 17.6 percent to 31.7 percent, respectively. These increases were primarily attributable to costs related to product upgrades and new product development activities. The Company believes that research and development expenses will increase in dollar amount in the future as the Company continues to expand its development activities.

     General and Administrative. General and administrative expenses increased by 23.0 percent from $1,783,023 for fiscal 1995 to $2,193,855 for fiscal 1996, and increased as a percentage of net sales from 82.7 percent to
96.9 percent, respectively. This increase is primarily attributable to costs incurred by the Company during fiscal year 1996 related to the Company's IPO and two private placements, as well as increases in executive salaries related to the addition of a Chief Financial Officer. A total of $733,165 of the general and administrative expenses for fiscal 1995 relates to noncash charges to earnings in connection with the vesting of stock options granted to employees, determined as the difference between the fair market value of such options on the date of grant and the exercise price thereof. No such charge was incurred during fiscal year 1996. In addition, the Company recorded an allowance for doubtful accounts of $40,000 during fiscal 1995 compared to an allowance for doubtful accounts related to a claim of $663,421 during fiscal 1996.

     Tax Provision. The current period income tax provision is comprised of minimum State of California Franchise Taxes of $1,600. There is no provision for Federal income taxes as the Company had a loss in each of fiscal 1995 and 1996.


     Other. Other income (expense) increased from $6,691 for fiscal 1995 to $(1,388,559) for fiscal 1996, and increased as a percentage of net sales from .3 percent to (61.3) percent, respectively. This increase is primarily comprised of amortization of deferred loan costs of $1,035,200 and interest expense of $374,175, both of which relate to private placements of the Company's debt securities.

     Fiscal Year Ended June 30, 1994 Compared to Fiscal Year Ended June 30, 1995

     Net Sales. Net sales from continuing operations increased by 28 percent from $1,685,871 for the fiscal year ended June 30, 1994 (fiscal 1994) to $2,154,296 for the fiscal year ended June 30, 1995 (fiscal 1995). Retail software sales decreased by 5 percent from $1,313,890 for fiscal 1994 to $1,255,230 for fiscal 1995 due principally to discounting and pricing declines for the Company's software products. Development revenues increased by 205 percent from $112,520 for fiscal 1994 to $343,250 for fiscal 1995, primarily as a result of an agreement to develop Interactive MovieBooks(TM) under a contract with a motion picture studio. OEM sales increased from $5,500 for fiscal 1994 to $479,675 for fiscal 1995. This increase in OEM sales resulted principally from sales pursuant to a software bundling agreement with a PC manufacturer. Royalty revenues decreased by 70 percent from $253,961 for fiscal 1994 to $76,771 for fiscal 1995. The decline in royalty revenues reflected the Company's strategy of focusing on developing all product licenses itself rather than sublicensing them to third parties.

     The Company has established a reserve for returns that it believes to be adequate based upon historical return data and its analysis of current customer inventory levels and sell through rates.

     Cost of Sales. Costs of sales decreased by 9 percent from $1,180,803 for fiscal 1994 to $1,072,691 for fiscal 1995, and decreased as a percentage of net sales from 70 percent to 50 percent, respectively. The decrease in cost of sales was principally attributable to the substantially lower costs associated with the sale of the single "golden master" for certain of the Company's products sold to a PC manufacturer under an OEM bundling agreement in the first 6 months of 1995, partially offset by a change in the product mix to higher priced items and a decrease in OEM sales.

     Marketing and Sales. Marketing and sales expenses increased by 45 percent from $356,381 for fiscal 1994 to $516,886 for fiscal 1995, and increased as a percentage of net sales from 21 percent to 24 percent, respectively. These increases were primarily due to increased marketing activities to promote the Company's products and brand name, and an increase in personnel.

     Research and Development. Research and development costs increased by 225 percent from $116,559 for fiscal 1994 to $378,471 for fiscal 1995, and increased as a percentage of net sales from 7 percent to 18 percent, respectively. These increases were primarily attributable to costs relating to product upgrade and new product development activities. The Company developed its first four Interactive MovieBooks(TM) in fiscal 1995.

     General and Administrative. General and administrative expenses decreased by 53 percent from $3,821,728 for fiscal 1994 to $1,783,023 for fiscal 1995, and decreased as a percentage of net sales from 227 percent to 83 percent, respectively. The decrease in general and administrative expenses was primarily due to a decrease in noncash compensation in connection with Common Stock issued for services provided, partially offset by increased staffing and associated overhead expenses necessary to manage and support the Company's growth. A total of $2,992,862 of the fiscal 1994 general and administrative expenses and $733,165 of the fiscal 1995 general and administrative expenses related to noncash charges to earnings in connection with the vesting of stock options granted to employees, determined as the difference between the fair market value on the date of grant and the exercise price.

     Tax Provision. The income tax provision for fiscal 1994 and fiscal 1995 is comprised of minimum State of California Franchise Taxes of $1,600. There is no provision for Federal income taxes for fiscal 1994 or fiscal 1995 as the Company had a current year loss and a net operating loss carryforward for both such years.

Quarterly Results of Operations

     The Company has experienced, and may continue to experience, fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, product returns, changes in pricing policies by the Company and its competitors, the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, and account cancellations or delays in shipment. The Company's expense levels are based, in part, on its expectations as to future sales and, as a result, operating results could be disproportionately affected by a reduction in sales or a failure to meet the Company's sales expectations. See "Risk Factors - Fluctuations in Operating Results; Seasonality."

Seasonality

     The consumer software business traditionally has been seasonal. Typically, net sales are the highest during the fourth calendar quarter and decline in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the year-end holiday buying season. The Company expects its net sales and operating results to continue to reflect seasonality. Nevertheless, management believes that in the future its results may be less subject to seasonal fluctuations because its products will be marketed in connection with the releases of major motion pictures and home videos, which occur throughout the year and during television ratings "sweep" periods. See "Risk Factors - Fluctuations in Operating Results; Seasonality."

Liquidity and Capital Resources

     Since its formation, the Company has financed its operations and capital expenditures primarily with cash provided by operating activities, securities issuances and financing arrangements. As of the fiscal year ended June 30, 1996, the Company had negative working capital of $(5,373,974) and cash and cash equivalents of $181,985.

     Pursuant to its IPO, the Company issued a total of 2,560,000 shares of Common Stock at $4.00 per share and 1,371,775 Redeemable Warrants at $.25 per Redeemable Warrant. Net proceeds totalled $8,285,784 net of offering costs of $2,297,408. In connection with the IPO, Vincent J. Bitetti, who is the Company's Chairman of the Board and Chief Executive Officer and its largest stockholder, sold 20,000 shares of Common Stock for net proceeds of $69,600.

     The Company utilized a portion of the net proceeds of the IPO to repay certain notes payable aggregating $4,987,500, plus accrued interest of $373,573. Contemporaneous with the initial closing of the IPO, the Company issued 2,016,657 Redeemable Warrants, effectively at the IPO price of $0.25 per Redeemable Warrant, in connection with the conversion of a note payable to ASSI, Inc. which was in the principal amount of $500,000, plus accrued interest of $4,164. See "Certain Transactions - Agreements with ASSI, Inc." As a result of these transactions, the Company was able to eliminate its long term debt and substantially reduce its trade payables, to renew favorable terms with its vendors, to make required royalty payments under its various license agreements and to increase its investments.

     The Company invested approximately $47,855 during the fiscal year ended June 30, 1995, approximately $129,456 during the fiscal year ended June
30, 1996, and approximately $266,308 during the six months ended December 31, 1996, for capital equipment to expand into new product lines and to address potential capacity constraints created by the Company's growing unit sales volumes.

     As of December 31, 1996, the Company had working capital of $2,555,381 in comparison with ($5,373,974) at June 30, 1996, an increase of $7,929,355. Cash and cash equivalents increased $1,505,448 as a result, in part, of the Company's IPO. Accounts receivable increased $443,283 due to increased sales of products to the Company's North American distributor, its international distributors and other direct sales, partially off-set by the collection of $512,134 (net of a short-term advance of $400,000) from Acclaim.

     During the six months ended December 31, 1996, current liabilities decreased by $6,392,074, from $7,996,964 at June 30, 1996, to $1,604,890 at
December 31, 1996. This decrease is primarily attributable to the repayment of notes payable, notes payable to related party and a short-term advance, as well as accrued interest thereon, aggregating $6,255,195 at June 30, 1996.

    The Company has experienced a significant increase in growth during the six-month period ended December 31, 1996, as compared to the same period of time in the prior fiscal year. The Company continues to search for new opportunities to obtain licenses, develop and sell products, and to purchase products that are at or near completion of development. Additionally, the Company is seeking new and innovative ways to deliver its products to consumers, some of which may require large up-front cash resources. If the Company enters into agreements to pursue such business opportunities in the future, the Company may require additional financing to fund its growth. See "Risk Factors - Possible Need for Additional Financing."

     Management expects that in the future cash in excess of current requirements will be invested in investment-grade, interest-bearing securities. To date, the Company has not invested in derivative securities or any other financial instruments that involve a high degree of complexity or risk, and management does not intend to invest in these types of securities or financial instruments in the future.

New Accounting Standards

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a method of accounting for stock compensation plans based on the fair value of grants made under such plans on the date of grant using certain option-pricing models. SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 "Accounting for Stock Issued to Employees," which provides for an intrinsic valuation model that recognizes only the difference between the fair market value of a company's stock and the price paid to acquire the stock under the stock compensation plan. However, SFAS No. 123 encourages the adoption of the fair value accounting method. Companies electing not to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income and earnings per share, determined as if the company had applied the new method. SFAS No. 123 is required to be adopted prospectively beginning January 1, 1996. The Company plans to use the intrinsic valuation model and provide footnote disclosure with respect to the fair value of options for fiscal years beginning after January 1, 1996.

                                    BUSINESS

General

     The Company is engaged primarily in developing, publishing and marketing educational, interactive computer software for children. Interactive MovieBooks(TM), which combine animation text, photos, sound clips and actual film footage of well recognized family films and cartoon series, are the Company's major software products. Interactive MovieBooks(TM) are developed and published by the Company on CD-ROM for Multimedia PCs as entertaining, interactive reading tools for young children. The Company also produces a variety of entertainment computer software utilities which incorporate screen savers, sound clips known as AudioClips(R) and other content based on licensed entertainment properties. The new entertainment utilities are marketed as limited edition serialized collector editions. The Company has developed another line of children's products which it refers to as Creativity Centers. This product line combines learning activities such as painting, drawing, matching, puzzles and mazes within a framework of three distinct skill levels. In July 1996, the Company created a "games" division, and in August 1996 signed an agreement with Twentieth Century Fox Licensing and Merchandising to produce a game sequel to the 1989 theatrical release The Abyss(TM).

     The Company's products are based on licensed content of major motion pictures and television shows under agreement with major entertainment studios including Viacom Consumer Products (as agent for Paramount Pictures Corp.), Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures, Inc., DC Comics, MGM/UA Merchandising, Inc. and others. The Company's license agreements for existing products include Babe(TM), Lassie(TM), The Little Rascals(TM), Black Beauty(TM), The Adventures of Batman and Robin(TM), Terminator 2: Judgment Day(TM), Free Willy 2(TM), The Secret Garden(TM), Star Trek(TM), The Twilight Zone(TM), I Love Lucy(TM) and other popular titles. The Company also holds licenses for new products based on Star
Trek: Deep Space 9(TM), Star Trek: Voyager(TM), All Dogs Go to Heaven II(TM), The Land Before Time(TM), DragonHeart(TM), I Love Lucy(TM) and Free Willy 3(TM). The Company is continuing the negotiation of additional licenses for its children's titles, entertainment utilities and games. Management believes the Company is capable of continuing to obtain new licenses for major motion pictures and television shows and developing new, high quality software products using content from these entertainment properties.

     The powerful capabilities and declining price of Multimedia PCs have enabled them to draw acceptance as all-purpose, functional educational and entertainment products for home and school use. Data from industry sources indicates that the installed base of Multimedia PCs exceeds 9,000,000 units. The technological capabilities of Multimedia PCs have allowed the Company to produce interactive software that is "user friendly" while maintaining what management believes are high standards in design, animation, sound quality, three-dimensional sound effects and quality duplication of motion picture footage.

     The Company believes that as of February 28, 1997, its products were in distribution to approximately 6,000 retail outlets. Retailers currently selling the Company's products include Target, Tower Records, Sears, Wal-Mart, Price/Costco, CompUSA, Best Buy, BJ's, Computer City, Egghead, Electronics Boutique, Babbages, Etc., Kmart, Barnes & Noble, Sam's Club, Musicland and others.

     On June 1, 1996, the Company entered into a Distribution Services Agreement with Simon & Schuster Interactive Distribution Services ("SSIDS," as previously defined). SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operation of Viacom Inc. Pursuant to the Distribution Services Agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS is exclusive within the assigned territory except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive. The Company also has entered into separate agreements providing for the distribution of its products internationally. See "Business - Product Distribution."

     The Company's objective is to be a leading publisher of high quality, value priced, family-oriented software. To achieve this objective, the Company intends to (i) focus primarily on developing products with educational and/or entertainment value which are based on popular movies, television series and comic book characters and are easy to use and install,
(ii) develop a broad line of products, upgrade successful products and develop product line extensions and complementary products, (iii) leverage studio relationships to develop cross-marketing promotional programs, (iv) promote tradename recognition, (v) develop alternative distribution channels, including bundling with home video and other products, (vi) leverage its licensed content to develop products intended for the game market, and (vii) pursue strategic alliances and acquisitions of products and/or companies. "Business - Strategy."

Industry Background

     In recent years, the installed base of Multimedia PCs in households has grown substantially as prices have declined significantly and as improvements in computing power and capability have been achieved. There are a number of factors driving the increased demand and use of Multimedia PCs in U.S. and foreign households beyond the general impact of falling prices and increased performance. Enabling technologies and standards, such as graphical user interfaces and the Microsoft(R) Windows(R) operating system, and the recent release of the Windows '95(R) operating system, have made Multimedia PCs easier to use for a broad range of applications, resulting in the transformation of Multimedia PCs into general-purpose tools. In addition, today's Multimedia PCs feature high-speed microprocessors, large amounts of memory, high-resolution monitors and enhanced sound, speaker and graphics capabilities. These advanced capabilities, along with the introduction of CD-ROM multimedia technology, have allowed software developers to produce more engaging software with advanced three-dimensional graphics, realistic sound and full-motion video. The Company believes that CD-ROM multimedia technology will continue to impact the growth of the consumer software market as software developers take advantage of the multimedia capabilities of this more advanced hardware technology.

     The resulting increased penetration of Multimedia PCs into domestic households has created a large and growing mass market for consumer software as many consumers wish to maximize the utility of their Multimedia PCs. The distribution of consumer software has also expanded beyond traditional software retailers and computer stores to include general mass merchandisers.

     In response to these developments, increasing numbers of consumer software products are being developed to address a broad range of consumer interests and everyday tasks. The Company believes that consumers are more frequently purchasing software on impulse in the same way that they often buy books, music compact discs ("CDs") and motion picture videos. With the increasing consumerization of the software market, the Company believes that the prices for consumer software products may fall.

If this occurs, the distribution channels for consumer software could continue to expand to include book and music stores, video outlets and supermarkets.

     As consumer software becomes more of a mass market product, the Company believes it will become increasingly important for consumer software companies to have direct relationships with retailers to effectively market their products to consumers. Competition for retail shelf space is also likely to increase due to the proliferation of consumer software products and companies. As a result, the Company believes that in order to be successful, consumer software companies must have a consumer-driven focus, a broad offering of category-leading products, close relationships with retailers, a recognized brand name and a cost-efficient business model.

Business Strategy

     The Company's objective is to be a leading publisher of high quality, value-priced family-oriented consumer software. The Company seeks to develop a broad line of products in categories in which a substantial market share can be attained. The Company also seeks to expand product franchises by upgrading successful products and developing product line extensions and complementary products as well as purchasing titles and products from third parties. The Company believes that it may achieve its objectives utilizing the following strategies:

     o Maintain Consumer-Driven Focus. The Company develops what it believes are creative and innovative products with mass market appeal, targeting families who are familiar with the Company's licensed movie titles, television series and comic book characters. The Company believes that these consumers base their software purchasing decisions largely on quality, value, ease of use, recognition and personal affinity for recognizable motion picture and television productions upon which the Company's products are based. As a result, the Company is committed to providing products that are high quality, value-priced and which require minimal computer experience to operate. The Company's consumer-oriented marketing strategy combines attractive and informative shrink-wrap packaging with high-impact promotional campaigns to encourage impulse purchases. To enhance customer satisfaction, the Company also provides technical support for all of its products. In addition, the Company revises products in response to consumer feedback and upgrades products to utilize new technologies as those technologies gain broader acceptance in the consumer market. The Company receives consumer feedback primarily from comments on product registration cards submitted to it by customers.

     o Develop Diversified Titles with Strong Franchise Value. The Company seeks to develop a broad line of products in sustainable categories in which a substantial market share can be achieved. The Company currently has 21 software products available for sale in stores in the education and entertainment categories. Hollywood content such as motion pictures and television shows will continue to be the foundation on which the products are based. The Company seeks to build franchise value through its merchandising programs and seeks to create franchises by upgrading products and developing product line extensions and complementary products. Several of the Company's licenses permit it to produce multiple software titles using the same proprietary subject matter. The Company also seeks to create titles with extended lifecycles by upgrading successful products to incorporate new features and to adapt to new technologies.

     o Leverage Distribution Strengths. Pursuant to the new Distribution Services Agreement between SSIDS and the Company, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS is exclusive except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive. See "Business - Product Distribution - Relationship With SSIDS." The Company's sales and marketing department will work closely with SSIDS' sales force. The Company believes that its broad product line and consumer-oriented marketing programs enable it effectively to market its products. Through co-operative marketing efforts, the Company intends to support marketing efforts, promotions and merchandising displays at the market level.

     o Leverage Studio Relationships. The Company is developing a variety of cross-marketing promotional programs with its movie studio licensors and other licensees of movie titles licensed by the Company for its software products. For example, the Company has worked with the MCA Home Video Division to include discount coupons for the Company's Babe(TM)Interactive MovieBook(TM)in video cassettes of Babe(TM). The Company is further working with MCA Home Video Division to include trailers for MCA movie titles in the Company's software products. In addition, the Company is working with the manufacturers of toy action figures to include rebate coupons for the Company's products with the related action figures. The Company has also developed a screen saver for Universal Studios Florida in return for trip packages to be used for promotional contests. The Company's goal is to run one special promotion, such as a contest, every two to three months. Based on currently pending negotiations with its movie studio licensors, management believes the Company will have the opportunity to develop a variety of new cross-promotional programs that may significantly enhance the Company's marketing efforts.

     o Promote Tradename Recognition. The Company promotes its licensed properties in conjunction with its brand name "Sound Source Interactive" in order to encourage customer loyalty and repeat purchases. The Company believes that its brand name products are recognized by consumers as high quality, full-featured software. Drawing upon established consumer marketing techniques, the Company uses its brand name and consistent packaging style which emphasize high-impact design and recognizable motion picture and television titles. The Company includes a mail-in order form with each product it sells, which includes a list of the Company's other available products to encourage repeat purchases. The Company believes that by promoting a recognizable brand name and consistent packaging, satisfied consumers are more likely to purchase additional Company-produced products when faced with multiple options in a software category. As the consumer software industry becomes more of a mass market, the Company believes that tradename recognition will become an increasingly important means of product differentiation among retailers and consumers.

     o Pursue Alternative Distribution Channels. The Company is pursuing a number of alternative distribution channels for its products. For example, the Company recently entered into a license and distribution arrangement with Universal Pictures. Pursuant to such arrangement the Company's Land Before Time(TM) activity center will be bundled with the home video release of that motion picture. Buyers will have the option to use the activity center product on a trial basis before purchasing it. If they elect to purchase, they will do so by calling a toll-free number whereby they will make the purchase and be granted an access code that will permit them to use the entire product.

     o Develop Game Products. The Company intends to develop products intended for the game market in the future. The Company believes that its access to motion picture and related content will enable it to produce games that can be successfully marketed.

     o Acquisitions. The Company intends to pursue acquisitions of entertainment software companies and selected titles within existing or new product categories. The Company believes that acquisitions may provide diversification of revenues and enhanced revenue growth. The Company is not currently a party to any discussion, agreement, arrangement or understanding in connection with any such acquisition.

Products

     Interactive CD-ROM

     The Company has created Interactive MovieBooks(TM) for children, which are electronic storybooks with full motion video based on the licensed property. Interactive MovieBooks(TM) are marketed as reading aids for young children. Research studies involving literacy have shown that children learn to read by repetitive reading - usually with the aid of a parent or teacher. This learning process begins at about 18 months of age and continues through the first and second grades for many children. The targeted ages for Interactive MovieBooks(TM) are three through ten. The Company has released ten of its Interactive MovieBooks(TM) on CD-ROM. This product provides options for automatic reading by the computer, user reading, a dictionary invoked by "clicking" on a dictionary book icon, actual full motion video taken from the motion picture that coincides with the text pages, high-quality sound, art and animation as well as a quiz consisting of multiple choice questions on a related topic to the story, reinforcement through a "jigsaw" puzzle which can be printed, and a "bookmark" so the adventure can be stopped, put away and restarted at the same point at a later date. More elaborate activities in the Interactive MovieBook(TM) have been included in Babe(TM), The Little Rascals(TM), Free Willy 2(TM), ExoSquad(TM), The Adventures of Batman and Robin(TM), The Land Before Time(TM) and All Dogs Go to Heaven II(TM), and will be further incorporated in the next generation of products.

     The Company first introduced its Interactive MovieBook(TM) product line into the marketplace in August 1994 with the release of The Secret Garden(TM) (Warner Bros.). The Company released Black Beauty(TM) (Warner Bros.) in November 1994, Broadway Video's Lassie(TM)" (Broadway Video, a Paramount Pictures release), in December 1994 and Little Rascals(TM) (Universal Pictures) in June 1995. The Company released Free Willy 2(TM) (Warner Bros.) in July 1995. During November 1995, three new Interactive MovieBooks(TM) were completed and released:
Babe(TM) (Universal Pictures), ExoSquad(TM) (Universal Pictures) and The Adventures of Batman & Robin(TM) (DC Comics). These three products, however, did not receive widespread distribution until the first calendar quarter of 1996. The Company released The Land Before Time(TM) (MCA/Universal) in August 1996 and All Dogs Go to Heaven II(TM) (MGM) in November 1996. All products are Windows '95(R) compatible. Currently, the products are sold at a suggested retail price of up to $30 each, a price point intended to generate impulse purchases among consumers at the retail level.

     The Company intends to introduce four to five new children's titles annually in the future. Each is expected to experience its highest sales prices and volumes within the six to nine months following its introduction. Although the products may continue to be sold after such period, they typically will be sold on a discounted basis.

     The Company has begun development of a game sequel to the 1989 theatrical release The Abyss(TM), under a license from Twentieth Century Fox Licensing and Merchandising. The Company acquired a three-dimensional "game engine" and purchased four Windows NT(R) workstations equipped with SoftImage(R) three-dimensional rendering graphics software to produce the product. The game, tentatively titled Return to the Abyss, will have a development cycle of 12 to 18 months.

     The following is a listing of the Company's Interactive MovieBook(TM) products, all of which are on CD-ROM and are compatible with the Windows(R) and Windows '95(R) formats:

     MovieBook(TM) Title                Licensor                 Release Date
     -------------------                --------                 ------------

     The Secret Garden(TM)              Warner Bros.             August 1994

     Black Beauty(TM)                   Warner Bros.             November 1994

     Lassie(TM)                         Broadway Video           December 1994

     The Little Rascals(TM)             Universal Pictures       June 1995

     Free Willy 2(TM)                   Warner Bros.             July 1995
     Babe(TM)                           Universal Pictures       November 1995
     ExoSquad(TM)                       Universal Pictures       November 1995
     The Adventures of                  DC Comics                November 1995
       Batman and Robin(TM)
     The Land Before Time(TM)           Universal Pictures       August 1996

     All Dogs Go to Heaven II(TM)       MGM                      October 1996

     The Company has developed a second line of interactive CD-ROM based products which it refers to as Creativity Centers(TM). This product line combines learning activities such as painting, drawing, matching, puzzles and images within a framework of three distinct skill levels. The Company introduced its first Creativity Center(TM) product in June 1996, and plans to introduce two or three new Creativity Centers(TM) annually thereafter.

     The following Creativity Center(TM) type products have been released or are planned for release, all of which are or, when released, will be on CD-ROM and compatible with the MacIntosh(R), Windows(TM) and Windows and '95(R) formats:

     Creativity Center Title            Licensor                 Release Date
     -----------------------            --------                 ------------
     DragonHeart(TM)                    Universal Pictures       June 1996
     The Land Before Time(TM)           Universal Pictures       May 1997
     Hercules and Xena (TM)             Universal Picture        May 1997
     Free Willy 3(TM)                   Warner Bros.             October 1997

     Entertainment Utilities

     The Company was one of the first to license motion picture studio properties to create entertainment utility software. The first product was Star Trek AudioClips(R) and the second was a sub-license for a Star Trek(TM) Screen Saver. The Company followed its Star Trek(TM) products with Star Wars(TM), The Wizard of Oz(TM), Terminator 2: Judgment Day(TM) and others. The Company's screen saver line-up now includes Terminator 2: Judgment Day(TM), The Twilight Zone(TM) and Saturday Night Live(TM). Additionally, the sub-license for Star Trek(TM) AudioClips(R) now extends to Star Trek: The Next Generation(TM), Star
Trek: The Motion Pictures(TM) and a Stardate Desktop Calendar.

     Entertainment utility products may include AudioClips(R), screen savers based on animation, video and still images, and wallpaper, VisualClips(R), jigsaw puzzles and other content as applicable.

     o Limited Edition Entertainment Utilities. The Company's new entertainment computer software utilities incorporate screen savers, AudioClips(R)and other content based on entertainment properties. The new entertainment utilities are marketed as limited issue, serialized collector editions. For Christmas 1995, the Company released a Limited Edition Babylon 5(TM)(Warner Bros.) Entertainment Utility which contains screen savers, desktop art and AudioClips(R). Limited edition products are serialized and retail at approximately $30 each. The limited edition products replaced stand alone screen savers and Audioclips(R)for Christmas of 1996. The Company plans to release two to four limited edition entertainment utilities in 1997. The Company currently sells or plans to sell the following limited edition entertainment utilities, all of which are or, when released, will be on CD-ROM and compatible with the Windows(R)and Windows '95(R)formats:

          Title                         Licensor                 Release Date
          -----                         --------                 ------------

          Babylon 5(TM)                 Warner Bros.             November 1995
          Terminator 2;                 Carolco Pictures         July 1996
            Judgment Day(TM)
          Star Trek:  Deep Space        Paramount/               August 1996
            Nine(TM)                    Viacom
          Star Trek:  Voyager(TM)       Paramount/               November 1996
                                        Viacom
          I Love Lucy(TM)               CBS                      November 1996
          Babylon 5(TM), Vol. 2         Warner Bros.             May 1997


Product Distribution

     On June 1, 1996, the Company entered into a Distribution Services Agreement with Simon & Schuster Interactive Distribution Services ("SSIDS", as previously defined). SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operation of Viacom Inc. Pursuant to this new distribution agreement, SSIDS provides distribution, warehousing and order fulfillment services for all of the Company's products throughout the United States and Canada. The Company's relationship with SSIDS is exclusive within the assigned territory except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in- box coupon fulfillment, which are nonexclusive.

     SSIDS will make a monthly payment to the Company in an amount equal to its "gross revenues" during such month from the Company's products, less a distribution fee and reserve for returns equal to stated percentages of the gross revenues and less certain other items, including out-of-pocket costs associated with inventory maintenance and order fulfillment. "Gross revenues" are defined as amounts actually billed by SSIDS to its customers for Company products sold by it. The payments by SSIDS will be due not later than 75 days after the calendar month. Under the Distribution Services Agreement, SSIDS will be responsible for collection of accounts, while the Company will be responsible for product returns. The Company intends to maintain an appropriate reserve for product returns based upon its prior experience and current market conditions against which credits for actual returns will be applied.

     The Company has entered into seven separate agreements providing for the distribution of its products internationally. These agreements provide for distribution in Australia, New Zealand, South Africa, the United Kingdom and throughout Scandinavia and Southeast Asia.

Sales and Marketing

     By offering a wide variety of products, the Company can provide retailers with an assortment of titles in categories of interest to consumers. The Company also supports its retailers by setting up special displays, end caps and kiosks, executing targeted promotions and analyzing sales trends to help build incremental sales. The Company is currently developing a variety of cross-marketing promotional programs with its movie studio licensors and other licensees of movie titles. These promotional programs may include discount coupons for products in video cassettes, rebate coupons with action figures, movie trailers in the Company's software products, and promotional contests with various motion picture studios.

     Drawing upon established consumer marketing techniques, the Company's marketing department creates and executes high-impact merchandising programs with the goal of maximizing each product's retail exposure. The Company believes that its consumer-driven marketing, the high perceived value and competitive price points of its products, and easily identifiable packaging which emphasizes high-impact design and concise, nontechnical product information, lead to higher visibility and impulse purchases of its products in retail stores.

     The Company provides technical support by telephone at no additional charge. The Company has installed a telephone system and a call handling center to facilitate its response to customer inquiries. Customer feedback is shared among other support representatives and made available to product managers for development of product enhancements and upgrades.

     Under the Distribution Services Agreement, the Company's direct retail accounts are serviced by the SSIDS sales force with direction and assistance from the Company. The Company works closely with SSIDS to assure that wholesale and retail accounts are adequately serviced, inventory levels are adequate, and merchandising programs are properly executed.
See "Business - Product Distribution."

Development

     The Company seeks to develop a broad line of products in sustainable market categories in which a leading market share can be obtained. The Company depends on a flow of creative ideas to develop high-quality, value-priced products. The Company believes that its efficient development model has certain advantages including consistent product quality, reliable delivery schedules, cost containment and low investment risk.

     The Company's product managers oversee the development of various products from conception through completion, and control the content, design, scope and development schedule. New product ideas are evaluated with each studio partner based upon upcoming theatrical releases, detailed market research on the subject matter, the type and demographics of the target consumer, and the existence and characteristics of competitive products. The Company seeks to design new products which incorporate all of the important functions and features of the leading competitive products. Once a product is approved for development, a detailed design specification is created that includes the product's features and a user interface that is consistent with other Company products. Whenever possible, the software is designed to incorporate technology used in existing Company products in an effort to shorten the development cycle and improve quality and consistency. The overall product, including documentation, is designed to meet a manufacturing specification that will meet the Company's margin requirements at consumer price points.

     The product managers then execute the development project with a team that includes programmers, sound engineers, artists, animators, designers, writers and testers. The Company's internal development efforts are focused primarily on product design and features, consistent user interfaces, and product quality consistency. The Company supplements its internal product development resources by utilizing existing technologies and externally developed programming when such utilization can result in a more efficient method of creating a higher quality product. Using this method, the Company maintains internal control over the creative and market-driven aspects of product development while using external resources to shorten development time and lower development risks. Development costs associated with externally licensed technology are generally paid by royalties based on net sales, which lowers the Company's investment risk. The Company's agreements with its external developers typically grant the Company an exclusive worldwide license to use the developers' software. The agreements typically have three-year terms, with renewal provisions upon mutual agreement of the parties. The Company has recently decided to develop fully some of its products in-house.

     The Company currently is the licensee under technology licenses with Apple Computer, Inc., Iterated Systems, Inc., Qsound Labs, Inc., Rock Ridge Enterprises, EchoMedia, Inc. and Rhode Island Soft Systems, Inc. The Company utilizes technology provided by these licensors to develop and operate several of its products. With the exception of the Apple Computer license, there are alternative products for each of the technologies now licensed by the Company. Therefore, the Company believes that it could readily obtain licenses to comparable products from other sources at comparable costs.

     Products under development are extensively tested by the quality assurance department, and must be approved by the licensor before being released for production. The department tests for bugs, functionality, ease-of-use and compatibility with the many popular Multimedia PC configurations that are available to consumers.

     Product managers are also responsible for reviewing customer feedback, competitive products, product performance and market positioning in order to introduce upgrades that keep abreast of consumer tastes and trends. The Company has increased its development of new CD-ROM products to address the shift to CD-ROM-based products.

Operations

     The Company controls all purchasing, inventory, scheduling, order processing and accounting functions related to its operations, with all production and warehousing performed by independent contractors in accordance with the Company's specifications. The Company intends to invest in management information systems and other capital equipment which it believes are necessary to achieve operational efficiencies and support increasing sales volumes.

     The Company prepares master software disks, user manuals and packaging designs. Disk and CD-ROM duplication, printing of documentation and packaging, as well as the assembly of purchased components and the shipment of finished products, are performed by third parties in accordance with the Company's specifications. The Company has multiple sources for all components, with assembly and shipping currently performed by two independent fulfillment houses. To date, the Company has not experienced any material difficulties or delays in the production and assembly of its products.

Competition

     The market for the Company's consumer software products is intensely and increasingly competitive. The Company's competitors range from small companies with limited resources to large companies with substantially greater financial, technical and marketing resources than those of the Company. Existing consumer software companies may broaden their product lines to compete with the Company's licensed products, and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in greater competition for the Company. See "Risk Factors - Competition."

     Only a small percentage of products introduced in the consumer software market achieve any degree of sustained market acceptance. Principal competitive factors in marketing consumer software include product features, quality, reliability, tradename and licensed title recognition, ease-of-use, merchandising, access to distribution channels and retail shelf space, marketing, price, and the availability and quality of support services. The Company believes that it competes effectively in these areas, particularly in the areas of quality, brand recognition, ease-of-use, merchandising, access to distribution channels and retail shelf space and price. To the extent that competitors achieve performance, price or other selling advantages, the Company could be adversely affected. There can be no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future. In addition, increasing competition in the consumer software market may cause prices to fall, which could adversely affect the Company's business, operating results and financial condition.

     The Company considers Microsoft Corp., Broderbund, Inc., Knowledge Adventure, The Learning Company, Hasbro, Mattel, Disney, Maxis, Davidson, GT Interactive Software Corp., 7th Level, Inc. and A.D.A.M. Software, Inc. its chief competitors in the interactive entertainment CD-ROM market. The Company considers Microsoft, Inc. and Berkeley Systems its chief competitors in the entertainment utility software market. Microsoft offers screen savers and generic sounds, as well as licensed sounds from the MGM/Turner film library. The Company considers Berkeley Systems its chief competitor in the screen saver market. The Company developed the concept and provided the introductions that led to the development of the Star Trek(TM) series of screen savers by Berkeley Systems. The Company has to date received over $300,000 in earnings from this sublicense, which terminates on August 31, 1997.

For the fiscal year ended June 30, 1996, $9,213 was received by the Company in earnings from this sub-license.

     The Company has entered into license agreements with Viacom Consumer Products (as agent for Paramount Pictures Corp.), Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures, Inc., DC Comics, MGM/UA Merchandising, Inc. and others. Several of the major motion picture studios now have captive interactive software divisions. As these types of software become better known in the marketplace, these divisions may begin to vie for their studio's product. Management believes that Disney, Lucasfilm, Fox and Paramount/Viacom are currently the most active studios in publishing their own product to create software packages. Universal Pictures, Sony Pictures and Warner Bros. each have announced the formation of divisions to publish software products using their own license content.

Proprietary Rights and Licenses

     The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. All of the Company's new products are CD-ROM based, and hence are difficult to copy. During the fiscal year ended June 30, 1996, the Company was unaware of any of its products' unauthorized copying.

     The Company's products are based upon licensed content of major motion pictures and television shows under license and/or development agreements with major entertainment studios. All of such license and development agreements to which the Company currently is a party are for fixed terms which will expire over the next one to five years. The Company anticipates that the licensor under each agreement will extend its terms, although no licensor is required to extend any license, provided that the Company is in compliance with all requirements of each license, including most significantly that the Company have satisfied the applicable minimum royalty guarantees. See "Risk Factors - Limited Time Period of Licenses."

Employees

     As of February 28, 1997, the Company had 35 full-time employees, including seven employees in sales and marketing, 18 employees in development and customer support, five employees in administration and finance, three employees in licensing and two employees in production and shipping. None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement.

Facilities

     Effective March 31, 1997, the Company relocated to a facility in Calabasas, California, where it leases approximately 8,613 square feet of office and warehousing space. The lease is for a 62-month term, and the current monthly base rent is $12,058. The Company believes such space is adequate for its existing and foreseeable requirements.

Legal Matters

     To date, the Company has received a payment of $512,134 (net of a short-term advance of $400,000) from Acclaim pursuant to the Acclaim distribution agreement. Nevertheless, the Company believes that further amounts are due from Acclaim. Because the Company and Acclaim were unable to agree as to the balance due to the Company under the distribution agreement, on December 13, 1996, the Company filed suit against Acclaim in the Superior Court for Los Angeles County, California, seeking compensatory damages of $2,124,259 and consequential damages of $20,000,000 arising out of Acclaim's alleged breach of its exclusive distribution agreement with the Company and other related matters. There can be no assurance as to the outcome of such litigation.

     The Company is, and in the future the Company and/or its officers and directors may be, involved in other suits and actions incidental to the Company's business. The Company does not believe that the resolution of any of such current suits or actions will result in any material adverse effect on the financial condition or operations of the Company.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company, their ages and their positions with the Company are as follows:

Name                               Age       Position
----                               ---       --------
Vincent J. Bitetti                 42        Chairman of the Board, Chief
                                             Executive Officer and Director
Ulrich E. Gottschling              38        President, Chief Operating Officer,
                                             Chief Financial Officer, Treasurer,
                                             Secretary and Director
Robert S. Burke                    44        Director
Dr. Ronald W. Hart                 54        Director
Mark A. James                      37        Director
Ernest T. Klinger                  61        Director


     Vincent J. Bitetti founded the Subsidiary in 1989, and served as the President of the Subsidiary from its formation. Since the Company acquired the Subsidiary in 1994, Mr. Bitetti has served as the Chairman of the Board and Chief Executive Officer and as a director of the Company and the Subsidiary. Prior to founding the Subsidiary, from 1986 to 1988, Mr. Bitetti was President of Fantastic Planet Consultants, a sound and musical instrument design consulting company. Mr. Bitetti is a published music composer and lyricist. From 1986 to 1993, Mr. Bitetti was a consultant to manufacturers of keyboard synthesizers in the music industry. Mr. Bitetti developed the concepts for the Company's Creativity Centers(TM), Interactive MovieBooks(TM), AudioClips(TM) and VisualClips(TM) products. Mr. Bitetti has been a director of the Company since May 1994.

     Ulrich E. Gottschling was appointed as Chief Financial Officer, Treasurer and director of the Company in October 1995, as Secretary of the Company in November 1995 and as President and Chief Operating Officer of the Company in February 1997. Prior to joining the Company, Mr. Gottschling was employed from June 1991 through September 1995 as a certified public accountant with Corbin & Wertz, the Company's independent auditors. From 1987 through May 1991, he was employed as a certified public accountant by Deloitte & Touche. From 1980 through 1986, Mr. Gottschling held various management positions with Westin Hotels and Marriott Corporation. Mr. Gottschling has been a director of the Company since October 1995.

     Robert S. Burke is an executive in residence at Robertson, Stephens & Co., an investment banking concern, a position he has held since 1996. From 1995 to 1996, prior to joining Robertson, Stephens & Co., Mr. Burke was President of Gordon Biersch Brewing Company. From 1989 through 1995 Mr. Burke was President of Westminster Holdings, a division of Bedford Properties, Inc., a diverse portfolio of operating companies including hotels, restaurants and radio stations. Mr. Burke currently serves as a director of Chicago Pizza & Brewery, Inc. Mr. Burke has been a director of the Company since February 1997.

     Dr. Ronald W. Hart has held the position of Distinguished Scientist in Residence for the Food and Drug Administration, U.S. Public Health Service, since 1992. From 1980 to 1992, he was the Director of the National Center for Toxicological Research, Food and Drug Administration, Public Health Service, Department of Health and Human Services. Dr. Hart served on the board of directors of First Commercial Bank Corporation of Little Rock, Arkansas, from 1987 to 1993. He also is a director of Telescan, Inc. and CyberAction, Ltd. Dr. Hart has been a director of the Company since July 1996.

     Mark A. James is a founding member of the law firm of James, Driggs & Walch in Las Vegas, Nevada, where he has been a partner since April 1996. From 1991 until the founding of James, Driggs & Walch, he was a partner in the Las Vegas firm of Jolley, Urga, Wirth & Woodbury. In 1992, Mr. James was elected to the Nevada State Senate. He was reelected in 1994, and continues to serve as Chairman of the Senate Committee on Judiciary, and on the Natural Resources and Legislative Affairs and Operations committees. Mr. James is a director of ASSI, Inc. Mr. James has been a director of the Company since July 1996.

     Ernest T. Klinger has been the Chief Financial Officer and Vice President, Finance and Administration of Arden Group, Inc. since 1983. He has held various finance and operating positions at Arden Group, Inc. since 1980. Mr. Klinger currently serves as a director of Chicago Pizza & Brewery, Inc. Mr. Klinger has been a director of the Company since July 1996.

     The term of all of the Company's directors expires at its 1997 annual meeting of stockholders.

     During the fiscal year ended June 30, 1996, the Board of Directors took action by unanimous written consent on 22 occasions.

     The Company has granted each of the Underwriters and ASSI, Inc. the right to nominate from time to time one director of the Company or to have a designated individual attend all Board meetings as a nonvoting advisor. In addition, Vincent J. Bitetti and Eric H. Winston have entered into voting agreements with each of the Underwriters and ASSI, Inc. Pursuant to these agreements, Messrs. Bitetti and Winston have agreed to vote all of their Common Stock for the director nominees of the Underwriters and ASSI, Inc. In addition, ASSI, Inc. has agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti for as long as he holds at least 20 percent of the outstanding Common Stock, and for one director nominated by Mr. Bitetti for as long as he holds at least ten percent but less than 20 percent of the outstanding Common Stock. Messrs. Bitetti and Gottschling have granted irrevocable proxies to ASSI, Inc. and ASSI, Inc. has granted an irrevocable proxy to Mr. Bitetti, consistent with their voting agreement. The voting agreement with the Underwriters will terminate July 8, 2001. The voting agreement with ASSI, Inc. will terminate when Messrs. Bitetti and Winston together cease to own at least ten percent of the outstanding Common Stock. See "Risk Factors-Control of The Company by Officers and Directors and ASSI, Inc." and "Certain Transactions-Agreements With ASSI, Inc." and "- Agreements With the Underwriters."

     Pursuant to the arrangements described in the preceding paragraph, Vincent
J. Bitetti has designated himself and Ulrich E. Gottschling as his director nominees, and ASSI, Inc. has designated Mark A. James as its director nominee. Neither of the Underwriters has exercised its right to nominate a director or to appoint a nonvoting advisor to the Board.

Board Committees

     The Board of Directors has appointed two standing committees: the Audit Committee and the Compensation Committee. Each of these committees was established in July 1996, and therefore neither held any meetings during the fiscal year ended June 30, 1996.

     The Audit Committee consists of Dr. Ronald W. Hart, Mark A. James and Ernest T. Klinger. Its purpose is to recommend the appointment of an independent auditor for the Company, review the scope of the audit, examine the auditor's reports, make appropriate recommendations to the Board of

Directors as a result of such review and examination and make inquiries into the effectiveness of the financial and accounting functions and controls of the Company.

     The Compensation Committee consists of Dr. Ronald W. Hart, Mark A. James and Ernest T. Klinger. It is responsible for reviewing and setting the compensation of executive officers of the Company and for administering the Company's stock option plans.

Executive Compensation

     Summary Compensation. The following table sets forth information concerning compensation of the Company's Chief Executive Officer and each of the Company's other executive officers who received compensation from the Company in excess of $100,000 for the fiscal year ended June 30, 1996 (the "Named Executives"). No other executive officer's compensation exceeded $100,000 during fiscal year 1996.

                           Summary Compensation Table

                                             Summary Annual
                                              Compensation                      Long-Term Compensation
                                              ------------                      ----------------------
                                                                                Stock            All
                                                                               Options          Other
Name and Principal Position          Year       Salary       Bonus(1)          (Shares)    Compensation(2)
---------------------------          ----       ------       --------          --------    ---------------
Vincent J. Bitetti, Chairman of      1996      $187,500      $ 31,874             0           $ 19,018
the Board and Chief Executive        1995       150,000        75,000             0              6,200
Officer

Eric H. Winston, President and       1996      $168,750      $ 31,874             0           $ 21,141
Chief Operating Officer (3)          1995       150,000        75,000             0(4)           9,600

--------------------
(1)  The bonuses accrued for fiscal 1995 were fully paid in December 1995.

(2) The amounts in this column consist of the following: (a) personal use of Company car (50 percent of payment for car expenses): Mr. Bitetti - $9,576
     (1996), $4,800 (1995), Mr. Winston - $9,302 (1996), $4,800 (1995); (b) life insurance premiums: Mr. Bitetti - $4,311 (1996), $1,400 (1995), Mr. Winston
     - $4,750 (1996); and (c) medical insurance premiums: Mr. Bitetti - $5,131
     (1996), Mr. Winston - $7,089 (1996), $4,800 (1995).

(3) Mr. Winston resigned as an officer and director of the Company effective November 1, 1996.

(4) Does not include an option to purchase 100,000 shares granted to Mr. Winston by Mr. Bitetti in April 1995.

     Option Grants

     The Company did not grant any options to any of the Named Executives during its fiscal year ended June 30, 1996.

     Option Exercises and Holdings

     The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 1996, by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 1996.

    Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

                          Number of                            Number of Shares            Value of Unexercised in-
                           Shares                           Underlying Unexercised           the-Money Options at
                         Acquired on            Value         Options at 6/30/96                  6/30/96(1)
Name                      Exercise            Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
----                      --------            --------     -------------------------        -------------------------
Vincent J. Bitetti            0                  $0                    0/0                               $0/0

Eric H. Winston (2)           0                   0              292,838/0                        1,153,782/0

--------------------
(1) Based on the offering price of the Common Stock in the IPO ($4.00 per share), which commenced on July 1, 1996, less the option exercise price.

(2) Does not include a presently exercisable option held by Mr. Winston to purchase 100,000 shares of Common Stock from Mr. Bitetti at $2.00 per share. Mr. Winston resigned as an officer and director of the Company effective as of November 1, 1996.

Compensation of Directors

     Prior to June 30, 1996, all of the Company's directors were employees and received no compensation for their services as directors. In fiscal 1997, the Company's employee directors will continue to receive no compensation for their services as directors. However, the Company will pay each director who is not an employee of the Company a director's fee of $15,000 per year, and reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings. In addition, the 1995 Stock Option Plan provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the Board of Directors or the Compensation Committee, upon the terms and conditions set forth in the 1995 Stock Option Plan. Each nonemployee director shall automatically receive nonqualified stock options to acquire 10,000 shares of Common Stock upon appointment as a director, and shall receive nonqualified options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each option granted to a nonemployee director shall vest and become exercisable as to 50 percent of the shares of Common Stock subject to the option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earliest of ten years from the date the option was granted, upon expiration of the 1995 Stock Option Plan, or three weeks after the optionee ceases to be a director of the Company. The exercise price of such options shall be equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 1995 Stock Option Plan.

Employment Agreements

     The Company has entered into an employment agreement with Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, for a term ending on September 15, 1998. Pursuant to that employment agreement, commencing September 15, 1995, Mr. Bitetti was entitled to receive annual base compensation of $200,000. The employment agreement was amended to provide that effective July 2, 1996, Mr. Bitetti's base compensation was reduced to $160,000 per annum, subject to an increase by $40,000 per annum at such time as the Company realized net sales (gross sales less returns and allowances) of $1,500,000 or more for any three consecutive calendar months. The Company's net sales for the quarter ended December 31, 1996, exceeded $1,500,000, and consequently Mr. Bitetti's salary has been increased by $40,000 retroactive to October 1, 1996. Mr. Bitetti's annual base compensation also is subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, Mr. Bitetti's employment agreement entitles him to receive bonuses based on three criteria: attainment of specified gross revenues, attainment of specified gross profits, and attainment of specified pre-tax profitability. If the Company acquires any new businesses in the future, the related revenues and profits will not be taken into account in determining entitlements to these bonuses.

     The employment agreement entitles Mr. Bitetti to receive a bonus in the following amounts if the following gross revenues are attained for the fiscal year ending June 30, 1997:

                   Gross Revenues            Cumulative Cash Bonus
                   --------------            ---------------------
                    $ 12,000,000               $     25,000
                      16,000,000                     75,000
                      24,000,000                    125,000

The gross revenue attainment levels required to receive each bonus level for each subsequent fiscal year of Mr. Bitettis' employment pursuant to the employment agreement will be increased by 60 percent annually.

     The employment agreement entitles Mr. Bitetti to receive a bonus in the following amounts if the following levels of gross profits (defined as annual sales revenue less all costs of sales as determined by the Company's independent public accountants) are attained for the fiscal year ending June 30, 1997:

                    Gross Profits          Cumulative Cash Bonus
                    -------------          ---------------------
                     $ 3,200,000               $    50,000
                       3,600,000               $    75,000
                       4,000,000                   100,000

The gross profit levels required to receive each bonus level for each subsequent fiscal year of Mr. Bitetti's employment pursuant to the employment agreement will be increased by 60 percent annually.

     The employment agreement entitles Mr. Bitetti to the following amounts if the following levels of pre-tax profitability (defined as annual earnings before interest, taxes, depreciation and amortization divided by gross revenues) are attained for each fiscal year during the term of Mr. Bitetti's employment agreement:

                      Profitability          Cumulative Cash Bonus
                      -------------          ---------------------
                           10%                    $  50,000
                           15%                    $ 100,000

     Pursuant to his employment agreement, Mr. Bitetti is entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, $5,000,000 in life insurance coverage (provided that in no event will the Company be required to pay a premium for such insurance in excess of $7,500 per year) and the right to participate in the Company's customary benefit plans. Mr. Bitetti's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, Mr. Bitetti is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights will only become effective upon the voluntary or involuntary termination of Mr. Bitetti's employment with the Company. Mr. Bitetti has agreed not to sell any shares of his Common Stock during the 18-month period beginning July 2, 1996 (except for 20,000 shares sold by Mr. Bitetti pursuant to the over-allotment option granted to the Underwriters in connection with the IPO) except with the consent of the Underwriters. See "Certain Transactions - Agreements the Underwriters." Mr. Bitetti's employment agreement further provides that if the Company employs a new Chief Executive Officer, Mr. Bitetti's salary may not be less than that of such new Chief Executive Officer, up to a maximum of $300,000.

     The Company has entered into an agreement with Ulrich E. Gottschling, President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, for a term ending February 2, 1999. The employment agreement entitles Mr. Gottschling to receive annual cash compensation of $130,000, subject to an increase by $20,000 per annum commencing April 1, 1997. Mr. Gottschling's annual base salary also is subject to escalation annually in accordance with the CPI. Mr. Gottschling also is entitled during the term of his employment pursuant to his employment agreement to receive bonuses in accordance with the same provisions governing Mr. Bitetti's bonuses, except that the bonuses payable to Mr. Gottschling are equal to 80 percent of the bonuses payable to Mr. Bitetti. Pursuant to a prior employment agreement, on October 9, 1995, Mr. Gottschling also was granted options to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share. On April 30, 1996, Mr. Gottschling agreed to the termination of his existing 100,000 share option in consideration for the Company's agreement to grant to him a new 200,000 share option pursuant to the Company's 1992 Stock Option Plan. The Company granted this option to Mr. Gottschling on April 30, 1996. The option was exercisable upon the date of its grant as to 100,000 shares at a purchase price of $3.40 per share, and will become exercisable as to 100,000 shares on September 30, 1997, at a purchase price of $4.00 per share.

     The Company entered into an employment agreement with Eric H. Winston, formerly its President and Chief Operating Officer, for a term ending on September 15, 1998. Pursuant to that employment agreement, Mr. Winston was entitled to receive an annual salary of $140,000, and to receive bonuses in accordance with the same provisions governing Mr. Bitetti's bonuses. On October 25, 1996, the Company entered into a Separation and Release Agreement with Mr. Winston, which became effective on November 1, 1996. Pursuant to that agreement, until September 15, 1998, Mr. Winston remains entitled to receive compensation at the same level as his salary under his employment agreement. He is also entitled to continue to receive certain other benefits as previously provided pursuant to his employment agreement, but is no longer entitled to receive any bonuses.

     Pursuant to a prior employment agreement, Mr. Winston holds presently exercisable options to purchase 292,838 shares of Common Stock at an exercise price of $0.06 per share. Mr. Winston's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, Mr. Winston is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. One of such registration rights has been satisfied by the inclusion of all Common Stock subject to purchase upon exercise of the options held by Mr. Winston in this Prospectus. Mr. Bitetti has separately granted Mr. Winston a presently exercisable option to acquire 100,000 shares of Common Stock at a purchase price of $2.00 per share. Mr. Winston has agreed not to sell more than 10,000 shares of this Common Stock during the 18-month period ending January 2, 1998, except with the consent of the Underwriters.

     Pursuant to his employment agreement, Mr. Winston has granted Mr. Bitetti a right of first refusal as to all Common Stock that Mr. Winston may from time to time acquire. Such first refusal right provides that before Mr. Winston offers to sell any such Common Stock to any third party, he must first offer to sell such shares to Mr. Bitetti on no less favorable terms than proposed to be offered to the third party. If Mr. Bitetti rejects such offer, Mr. Winston is free to sell to the third party on terms no less favorable than offered to Mr. Bitetti.

1995 Stock Option Plan

General

     The Board of Directors adopted the Company's Amended and Restated 1995 Stock Option Plan on May 15, 1996. The Amended and Restated 1995 Stock Option Plan, as amended (the "1995 Stock Option Plan") was approved by the Company's stockholders on December 9, 1996. The following summary of the Company's 1995 Stock Option Plan is qualified in its entirety by the 1995 Stock Option Plan, a copy of which is incorporated by reference in the Registration Statement of which this Prospectus is a part.

     The 1995 Stock Option Plan is designed to promote and advance the interests of the Company and its stockholders by (i) enabling the Company to attract, retain, and reward managerial and other key employees and nonemployee directors, and (ii) strengthening the mutuality of interests between participants in the 1995 Stock Option Plan and the stockholders of the Company in its long term growth, profitability and financial success by offering stock options.

     The 1995 Stock Option Plan empowers the Company to award or grant from time to time until September 30, 2005, to eligible participants incentive and non-qualified stock options ("Options") authorized by the Compensation Committee of the Board of Directors (the "Committee"), which will administer the 1995 Stock Option Plan.

     Administration

     The 1995 Stock Option Plan will be administered by the Committee. The 1995 Stock Option Plan provides that the Committee must consist of at least two directors of the Company who are "disinterested directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee has the sole authority to construe and interpret the 1995 Stock Option Plan, to make rules and procedures relating to the implementation of the 1995 Stock Option Plan, to select participants, to establish the terms and conditions of Options and to grant Options, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Members of the Committee will not be eligible to receive discretionary Options under the 1995 Stock Option Plan.

     Eligibility Conditions

     Incentive Stock Options may be granted only to persons who are employees of the Company or its subsidiaries on the date of grant. Non-Qualified Stock Options (as hereinafter defined) may be granted to any person. Nonemployee directors are only eligible to receive Non-Qualified Stock Options under the 1995 Stock Option Plan. Except for Non-Qualified Stock Options granted to nonemployee directors, the selection of recipients of, and the nature and size of, Options granted under the 1995 Stock Option Plan will be wholly within the discretion of the Committee. Subject to specific formula provisions relating to the grant of Options to nonemployee directors and except with respect to the exercisability of Incentive Stock Options and the total shares available for option grants under the 1995 Stock Option Plan, there is no limit on the number of shares of Common Stock or type of option in respect of which Options may be granted to or exercised by any person.

     Shares Subject to 1995 Stock Option Plan

     The maximum number of shares of Common Stock in respect of which Options may be granted under the Plan (the "Plan Maximum") is 500,000. See "Securities Eligible for Future Sale." For purposes of computing the total number of shares of Common Stock available for Options under the 1995 Stock Option Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Options previously granted, determined at the date of the grant of such Options. However, if any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of Common Stock previously subject to such Options shall again be available for further grants under the 1995 Stock Option Plan. The shares of Common Stock which may be issued to participants in the 1995 Stock Option Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the 1995 Stock Option Plan.

     The maximum number of shares of Common Stock issuable upon the exercise of Options granted under the 1995 Stock Option Plan is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. The effect of such adjustment would be to provide customary anti-dilution protection.

     Transferability

     No Option granted under the 1995 Stock Option Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

     Term, Amendment and Termination

     The 1995 Stock Option Plan will terminate on September 30, 2005, except with respect to Options then outstanding. The Board of Directors of the Company may amend or terminate the 1995 Stock Option Plan at any time, except that, to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the stockholders of the Company, make any amendment that would increase the total number of shares covered by the 1995 Stock Option Plan, change the class of persons eligible to receive Options granted under the 1995 Stock Option Plan, reduce the exercise price of Options granted under the 1995 Stock Option Plan or extend the latest date upon which Options may be exercised.

     Incentive Stock Options

     Under the 1995 Stock Option Plan Options designated as incentive stock options ("Incentive Stock Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" as previously defined), may be granted to eligible participants in respect of up to the Plan Maximum. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the 1995 Stock Option
Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceeds $100,000, the excess amount shall be treated as Non-Qualified Stock Options. Incentive
Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Committee.

     Non-Qualified Stock Options

     Non-Qualified stock options ("Non-Qualified Stock Options") may be granted to eligible participants in respect of up to the Plan Maximum for such number of shares of Common Stock and will be exercisable for such period or periods of exercisability as the Committee shall determine.

     Options to Nonemployee Directors

     The 1995 Stock Option Plan also provides for the grant of Options to nonemployee directors of the Company without any action on the part of the Board or the Committee, only upon the terms and conditions set forth in the 1995 Stock Option Plan. Each nonemployee director shall automatically receive Non-Qualified Stock Options to acquire 10,000 shares of Common Stock upon appointment, and shall receive Non-Qualified Stock Options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each Option shall become exercisable as to 50 percent of the shares of Common Stock subject to the Option on the first anniversary date of the grant and 50 percent on the second anniversary date of the grant, and will expire on the earliest of ten years from the date the Option was granted, upon expiration of the 1995 Stock Option Plan, or three weeks after the optionee ceases to be a director of the Company. The exercise price of such Options shall be equal to 100 percent of the fair market value of the Common Stock subject to the Option on the date on which such Options are granted. Each Option shall be subject to the other provisions of the 1995 Stock Option Plan.

     Option Exercise Prices

     The exercise price of any Option granted under the 1995 Stock Option Plan shall be at least 100 percent of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the 1995 Stock Option Plan who owns in excess of ten percent of the outstanding voting stock of the Company shall be 110 percent of the fair market value of the Common Stock on the date of grant. Fair market value per share of Common Stock is as quoted by the Nasdaq SmallCap Market, or is the amount determined in good faith by the Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq SmallCap Market.

     Exercise of Options

     No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or upon such terms as the Committee shall approve, in shares of the Common Stock then owned by the optionee (at the fair market value thereof at exercise date).

1992 Stock Option Plan

     On May 4, 1992, the Board of Directors adopted the Company's 1992 Stock Option Plan. The Board of Directors has resolved that no further options are to be granted pursuant to the 1992 Stock Option Plan. All existing options previously issued under the 1992 Stock Option Plan will remain enforceable in accordance with their respective terms. As of February 28, 1997, options to purchase a total of 342,337 shares of Common Stock were issued pursuant to the 1992 Stock Option Plan. See "Securities Eligible for Future Sale."

Limitation of Liability and Indemnification of Directors

     Director Exculpation

     The Company's Certificate of Incorporation provides that a director of the Company, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the Delaware GCL, will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the Delaware GCL currently provides that directors of corporations that have adopted such a provision will not be so liable, except
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) as provided under
Section 174 of the Delaware GCL for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     This provision does not eliminate or alter the duty of the Company's directors; it merely limits personal liability for monetary damages to the maximum extent now or as may be permitted by the Delaware GCL. Moreover, it applies only to claims against a director arising out of his role as a director; it does not apply to claims arising out of his role as an officer (if such director is also an officer) or arising out of any other capacity in which such director serves. While this provision does not affect the availability of injunctive or other equitable relief as a remedy for breach of duty by directors, it does limit the remedies available to a stockholder who has an otherwise valid claim that a director acted in violation of his duties, if the action is among those as to which liability is limited. Because of this provision, stockholders will not have a claim for monetary damages based on breach of the directors' duty, even if the directors' conduct involved gross negligence (including a grossly negligent business decision involving a takeover proposal for the Company), unless the conduct is of a type for which the Delaware GCL does not permit limitation of liability. If the stockholders do not have a claim for monetary damages, their only remedy may be a suit to enjoin completion of the Board's action or to rescind completed action. The stockholders may not be aware of a proposed transaction that might otherwise give rise to a claim until the transaction is completed or until it is too late to prevent its completion by injunction. In such a case, the Company and its stockholders may have no effective remedy for an injury resulting from the Board's action.

     This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might otherwise have benefited the Company and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

     The Company included this exculpation provision in its Certificate of Incorporation to provide its directors with the maximum protection from personal liability made available by the Delaware GCL. It is believed that this provision will help the Company to attract and retain as directors the persons most qualified for those positions. See "Risk Factors - Limitation on Directors' Liability; Indemnification."

     Director Indemnification

     The Company's Bylaws generally require the Company to indemnify and advance expenses to its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Company has purchased a directors' and officers' liability policy insuring its directors and officers. The Company also has entered into indemnification agreements with each of its existing directors, and plans to enter into indemnification agreements with directors appointed in the future, whereby the Company will indemnify each such person against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving as a Company director. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. See "Risk Factors - Limitations on Directors' Liability; Indemnification."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of the Common Stock as of February 28, 1997, by the following: (i) each person or group who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock; (ii) the Company's Chief Executive Officer and the other Named Executive; (iii) each of the Company's directors; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

Name and Address(1)                          Number of Shares(2)     Percent (2)
-------------------                          -------------------     -----------

Vincent J. Bitetti (3) .......................    1,407,007             32.0%
Ulrich E. Gottschling(4) .....................      100,000              2.2
Robert S. Burke ..............................            0              0.0
Ronald W. Hart ...............................            0              0.0
Mark A. James ................................            0              0.0
Ernest T. Klinger ............................            0              0.0
ASSI, Inc. (5) ...............................    4,856,657             52.7
Eric H. Winston (6) ..........................      392,838              8.4
All directors and executive officers

  as a group (3) (4) .........................    1,507,007             33.4

--------------------
(1) The address of each of Messrs. Bitetti, Burke, Gottschling, Hart, James and Klinger is c/o the Company, 26115 Mureau Road, Suite B, Calabasas, California 91302-3126. The address of Mr. Winston is 5567 Springhill Ct., Westlake Village, California 91362. The address of ASSI, Inc. is 375 East Harmon Avenue, Las Vegas, Nevada 89109.

(2) In accordance with Rule 13d-3 under the Exchange Act, a person or group is deemed to beneficially own outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants or other rights.

(3) Includes: all 1,234,684 shares of Common Stock of which Mr. Bitetti is the record owner (including 100,000 shares of Common Stock which Eric H. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option (see "Certain Transactions - Sales by Controlling Stockholder"), and as to which shares, when issued, Mr. Bitetti will have a right of first refusal (see "Management - Employment Agreements")); 10,000 and 122,323 shares of Common Stock owned of record by Martin H. Meyer and Mark Lane, respectively, for which Mr. Bitetti holds an irrevocable voting proxy (see "Certain Transactions - 1994 Acquisition"); 10,000 shares of Common stock owned of record by Mr. Winston, as to which Mr. Bitetti has a right of first refusal (see "Management - Employment Agreements"); and 40,000 shares of Common Stock owned of record by ASSI, Inc., as to which Mr. Bitetti has shared voting rights (see "Management - Directors and Executive Officers" and "Certain Transactions - Agreements With ASSI, Inc."). Excludes 282,838 shares of Common Stock that may be acquired by Mr. Winston from the Company pursuant to a presently exercisable option, as to which shares, when issued, Mr. Bitetti will have a right of first refusal (see "Management - Employment Agreements"); and 4,816,657 shares of Common Stock that may be acquired by ASSI, Inc. pursuant to presently exercisable ASSI Warrants, as to which shares, when issued, Mr. Bitetti will have shared voting rights (see "Certain Transactions - Agreements With ASSI, Inc.").

(4) Includes 100,000 shares of Common Stock issuable to Mr. Gottschling under a presently exercisable option granted by the Company. See "Management - Employment Agreements."

(5) Includes: all 40,000 shares of Common Stock of which ASSI, Inc. is the record owner; and 4,816,657 shares of Common Stock issuable to ASSI, Inc. under the presently exercisable ASSI Warrants. Excludes any Company securities owned by Vincent J. Bitetti or Eric H. Winston, as to which ASSI, Inc. holds an irrevocable proxy as described under "Management - Directors and Executive Officers." ASSI, Inc. has advised the Company that all of its equity securities are beneficially owned by Louis Habash, whose address is 375 East Harmon Avenue, Las Vegas, Nevada 89122, who thus is the ultimate beneficial owner of the Common Stock and ASSI Warrants owned by ASSI, Inc. See "Certain Transactions - Agreements with ASSI, Inc."

(6) Includes 282,838 shares of Common Stock issuable under stock options granted by the Company to Mr. Winston which are presently exercisable. See "Management - Employment Agreements." Also includes 100,000 shares of Common Stock which Mr. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option. See "Certain Transactions - Sales by Controlling Stockholder."

                            SELLING SECURITY HOLDERS

     An aggregate of 690,338 shares of Common Stock and 5,058,307 Redeemable Warrants are being registered in this offering for the account of the Selling Security Holders. The Selling Security Holders' Securities may be sold by the Selling Security Holders or their respective transferees commencing on the date of this Prospectus. Sales of such shares of Common Stock and Redeemable Warrants by the Selling Security Holders or their respective transferees may depress the price of the Common Stock and Redeemable Warrants. See "Risk Factors - Securities Eligible for Future Sale" and "Securities Eligible for Future Sale."

     The following table sets forth certain information with respect to persons for whom the Company is registering such shares of Common Stock and Redeemable Warrants for resale to the public. The Company will not receive any of the proceeds from the sale of such shares of Common Stock and Redeemable Warrants. None of the Selling Security Holders has had any position, office or material relationship with the Company or its affiliates during the last three years except for the following: (i) ASSI, Inc., which has served as a consultant to the Company (see "Certain Transactions - Agreements With ASSI, Inc."); (ii) Eric
H. Winston, who served as the President and Chief Operating Officer of the Company from May 1994 until November 1, 1996 (see "Management" and "Principal Stockholders"); (iii) Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer and its largest stockholder (see "Management" and "Principal Stockholders"); and (iv) Paradox Holdings, which is an affiliate of Financial West Group, Inc., the dealer manager for the Company's 1995 Bridge Financing and 1995 Private Placement (each as hereinafter defined).

                                           Number of              Number of
                                        Shares/Warrants        Shares/Warrants
Name of Selling Security Holder(1)   Owned Before Offering   Being Registered(2)
----------------------------------   ---------------------   -------------------

Lester C. Arzh                                5,000(3)             5,000(sh)
ASSI, Inc.                                  800,000(4)           800,000(Awt)
                                          2,000,000(5)         2,000,000(Awt)
                                          2,016,657(6)         2,016,657(Awt)
                                             40,000(3)            40,000(sh)
Harvey Bibicoff                               5,000(3)             5,000(sh)
Vincent J. Bitetti                        1,234,684(7)           200,000(sh)
Arlene Colman-Schwimmer,                      5,000(3)             5,000(sh)
   Grantor and Trustee for Arlene
   Colman-Schwimmer APC Profit
   Sharing Plan and Trust
David B. Coward and Linda J.                  2,500(3)             2,500(sh)
   Coward, Grantors and Trustees for
   David B. and Linda J. Coward Trust
Robert Gault and Thelma Gault,               25,000(3)            25,000(sh)
   Joint Tenants with Right of
   Survivorship
Gabriel Kaplan                               10,000(3)            10,000(sh)
David A. Mulkey, Trustee of the               5,000(3)             5,000(sh)
   David A. Mulkey 1987 Living Trust
Paradox Holdings                            237,550(8)           237,550(wt)

David H. Smith                                4,000(9)             4,100(wt)
Eric H. Winston                             392,838(10)          392,838(sh)

----------
(1) Information set forth in the table regarding the Selling Security Holders' Securities is provided to the best knowledge of the Company based on information furnished to the Company by such respective Selling Security Holders and/or available to the Company through its stock ledgers or inquiries to brokers.

(2) Since the Selling Security Holders may offer all or part of the Common Stock and/or Redeemable Warrants held thereby (subject to the limitations contained in agreements with the Underwriters with respect to the shares of Common Stock being offered by Messrs. Bitetti and Winston), and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Common Stock and/or Redeemable Warrants to be offered for sale by the Selling Security Holders or as to the amount of Common Stock and/or Redeemable Warrants that will be held by the Selling Security Holders upon termination of this offering.

(3) Represents Common Stock privately acquired in the Concurrent Private Placement. See "Certain Transactions - Sales by Controlling Stockholder."

(4) Represents Warrants privately acquired pursuant to the 1995 Private Placement. See "Certain Transactions - 1995 Private Placement."

(5) Represents Warrants privately acquired in consideration for consulting services. See "Certain Transactions - Agreements With ASSI, Inc."

(6) Represents Warrants privately acquired upon conversion of the ASSI Convertible Note (as hereinafter defined). See "Certain Transactions - Agreements with ASSI, Inc.

(7) Represents Common Stock privately acquired in connection with the 1994 Acquisition (as hereinafter defined). See "Certain Transactions - 1994 Acquisition."

(8) Represents Warrants privately issued to the dealer manager in connection with the 1995 Bridge Financing and 1995 Private Placement. See "Certain Transactions - 1995 Bridge Financing "and" - 1995 Private Placement."

(9) Represents Warrants privately acquired pursuant to the 1995 Bridge Financing. See "Certain Transactions - 1995 Bridge Financing."

(10) Includes 100,000 shares of Common Stock as to which Mr. Winston holds a presently exercisable purchase option from Vincent J. Bitetti, and 282,838 shares of Common Stock as to which Mr. Winston holds a presently exercisable purchase option from the Company. See "Management - Employment Agreements."

(sh) Shares of Common Stock.

(wt) Redeemable Warrants, each Warrant to purchase one share of Common Stock.

(Awt) ASSI Warrants, each Warrant to purchase one share of Common Stock.

                              CERTAIN TRANSACTIONS

1994 Acquisition

     On May 16, 1994, the Company consummated the 1994 Acquisition, whereby the Company acquired all of the issued and outstanding capital stock of the Subsidiary in exchange for newly issued stock of the Company. The 1994 Acquisition was accomplished by the issuance of 1,278,515 shares of Common Stock and 1,000,000 shares of the Company's Series A Preferred Stock to Vincent J. Bitetti, 73,394 shares of Common Stock to Martin H. Meyer, and 122,323 shares of Common Stock to Mark Lane, and the simultaneous cancellation of 60,241 shares of Common Stock held by former directors and officers of the Company, the cancellation of an option to purchase 3,347 shares of Common Stock held by a former director and officer of the Company, which option was to become exercisable only upon the satisfaction of certain contingencies, and the cancellation of an option to purchase 3,347 shares of Common Stock held by a former director of the Company, which option was to become exercisable only upon the satisfaction of certain contingencies. Effective upon the closing of the 1994 Acquisition, all of the Company's former directors and officers resigned and were replaced by Vincent J. Bitetti, Joseph Urquidi, Eric H. Winston and Martin H. Meyer. Mr. Urquidi resigned as an officer and director as of June 29, 1994. Mr. Meyer resigned as a director as of August 5, 1994. Mr. Winston resigned as an officer and director as of November 1, 1996. Subsequent to the 1994 Acquisition, Mr. Bitetti exchanged his 1,000,000 shares of Series A Preferred Stock for 83,669 shares of Common Stock issued by the Company. All such shares so acquired by Mr. Bitetti have been included in this Prospectus and comprise a portion of the Selling Security Holders' Securities. See "Selling Security Holders."

     Simultaneously with the 1994 Acquisition, Martin H. Meyer and Mark Lane each granted to Vincent J. Bitetti a right of first offer to purchase their Common Stock, which Mr. Winston waived in 1996 subsequent to the IPO. Messrs. Meyer and Lane also have granted Mr. Bitetti an irrevocable proxy to vote all their shares of Common Stock on all matters coming before the holders of the Common Stock for a vote. See "Risk Factors - Control of the Company" and "Principal Stockholders."

1994 Private Placement

     During May through August 1994, the Company conducted a private offering of its Common Stock (the "1994 Private Placement"). Pursuant to that offering, a total of 113,036 shares of Common Stock were sold for total cash consideration of approximately $1,492,000. An additional 1,841 shares were issued to the brother of Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, in payment of a $22,000 note payable. An additional 81,997 shares of Common Stock were issued to the placement agent for the 1994 Private Placement in partial payment for its services as such. Subsequently, the Company's founders, who also were affiliates of the placement agent, distributed all 81,997 such shares plus an additional 26,772 shares held by them to the investors in the 1994 Private Placement in settlement of litigation initiated by one of such investors, and returned 15,120 shares of Common Stock to the Company which were cancelled. See "Selling Security Holders."

1995 Bridge Financing

     During June through August of 1995, the Company conducted a private offering (the "1995 Bridge Financing") of Units consisting of notes and warrants. Pursuant to that offering, a total of 32 Units were sold at a price of $10,000 per Unit. Each Unit consisted of $9,975 principal amount of the Company's 10% Secured Promissory Notes due August 15, 1995 (the "Bridge Notes") and warrants to purchase 586 shares of Common Stock (the "Bridge Warrants"). The gross offering proceeds of the 1995 Bridge Financing were $320,000. Pursuant to the 1995 Bridge Financing, $319,200 in aggregate principal amount of the Bridge Notes were issued. The Bridge Notes were repaid in full out of the proceeds of the 1995 Private Placement. Such repayment was in the amount of $332,320.

     Pursuant to the 1995 Bridge Financing, the Company also issued 18,747 Bridge Warrants to investors, and issued 20,918 Bridge Warrants to Financial West Group, Inc. in partial consideration for its services as dealer manager for the 1995 Bridge Financing. Subsequent to the completion of the 1995 Bridge Financing, the Company and the Subsidiary agreed with the holders of all of the Bridge Warrants as to certain changes to the terms of the Bridge Warrants. As amended, the terms of the Bridge Warrants, including the registration rights applicable thereto, became identical to those of the Private Warrants as described below. See "Certain Transactions - 1995 Private Placement." The Bridge Warrants, in accordance with their terms, were automatically converted into Redeemable Warrants to purchase an aggregate of 39,665 shares of Common Stock upon completion of the Company's IPO. The holders of the Bridge Warrants and Common Stock issued or issuable upon the conversion of the Bridge Warrants are entitled to one demand registration right and unlimited piggyback registration rights during the five-year period commencing July 1, 1996, and ending June 30, 2001. Pursuant to such registration rights, the unsold portion of the Redeemable Warrants into which the Bridge Warrants were converted and the underlying shares of Common Stock have been included in this Prospectus. See "Selling Security Holders." The Company has agreed to maintain the effectiveness of the Registration Statement of which this Prospectus is a part as described under "Certain Transactions - Agreements with the Underwriters."

1995 Private Placement

     In September and October 1995, the Company conducted a private offering (the "1995 Private Placement"). Pursuant to that offering, a total of 52.5 Units were sold at a price of $100,000 per Unit. Each Unit consisted of $95,000 principal amount of the Company's 10% Secured Promissory Notes due 1996 (the "Private Notes") and warrants to purchase 100,000 shares of Common Stock (the "Private Warrants"). The gross offering proceeds of the 1995 Private Placement were $5,250,000.

     Pursuant to the 1995 Private Placement, $4,987,500 in aggregate principal amount of the Private Notes were issued. The Private Notes were repaid in full out of the proceeds of the IPO. Such repayment was in the amount of $5,361,253.

     Pursuant to the 1995 Private Placement, the Company also issued 5,250,000 Private Warrants to investors, and issued 400,000 Private Warrants to Financial West Group, Inc. in partial consideration for its services as dealer manager for the 1995 Private Placement. The Private Warrants, in accordance with their terms, were automatically converted into Redeemable Warrants to purchase an aggregate of 5,250,000 shares of Common Stock upon completion of the Company's IPO, and such Redeemable Warrants, as well as the underlying shares of Common Stock, have been included in this Prospectus, and comprise a portion of the Selling Security Holders' Securities. See "Selling Security Holders." The holders of the Private Warrants and Common Stock issued or issuable upon the conversion of the Private Warrants are entitled to one demand registration right and unlimited piggyback registration rights during the five-year period commencing July 1, 1996, and ending June 30, 2001. Pursuant to such registration rights, the unsold portion of the Redeemable Warrants into which the Private Warrants were converted and the underlying shares of Common Stock have been included in this Prospectus. See "Selling Security Holders." The Company has agreed to maintain the effectiveness of the Registration Statement of which this Prospectus is a part as described under "Certain Transactions - Agreements with the Underwriters."

Sales by Controlling Stockholder

     Contemporaneously with the 1995 Private Placement, Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, privately sold 107,500 shares of Common Stock for total cash consideration of $537,500 (the "Concurrent Private Placement"). The holders of the Common Stock sold in the Concurrent Private Placement are entitled to the same registration rights as the holders of the Private Warrants, as described under "Certain Transactions - 1995 Private Placement." The unsold portion of the shares of Common Stock issued in the Concurrent Private Placement have been included in this Prospectus, and comprise a portion of the Selling Security Holders' Securities. See "Selling Security Holders."

     On April 3, 1995, Vincent J. Bitetti, for nominal consideration, granted Eric H. Winston, who was then the Company's President, an option to purchase 100,000 shares of the Common Stock owned by Mr. Bitetti at an exercise price of $2.00 per share, such price determined to be the fair market value of the Common Stock by management. Such shares have been included in this Prospectus, and comprise a portion of the Selling Security Holders' Securities. Mr. Winston is entitled to certain registration rights in respect of such shares as described under "Management - Employment Agreements." See "Selling Security Holders."

     Pursuant to the over-allotment option granted to the Underwriters in connection with the IPO, Vincent J. Bitetti sold 20,000 shares of Common Stock for net proceeds of $69,000.

Agreements With ASSI, Inc.

     The Company entered into a Consulting Agreement with ASSI, Inc. dated April 30, 1996. Pursuant to the Consulting Agreement, ASSI, Inc. provided certain consulting services to the Company, including advising the Company regarding executive recruiting. In consideration of the services to be provided by ASSI, Inc. under the Consulting Agreement, on April 30, 1996, the Company issued to ASSI, Inc. warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $4.40 per share. Pursuant to the Consulting Agreement, the Company also agreed to certain changes to the terms of the Private Warrants held by ASSI, Inc. as described below.

     Pursuant to a Stockholder Voting Agreement dated April 30, 1996, the Company has also agreed to grant ASSI, Inc. the right to nominate from time to time one director of the Company, and Vincent J. Bitetti and Eric H. Winston have agreed to vote all of their shares of Common Stock for the election of such nominee. In addition, ASSI, Inc. has agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti for as long as he holds 20 percent or more of the Common Stock, and for one director nominated by Mr. Bitetti for as long as he holds at least ten percent but less than 20 percent of the issued and outstanding Common Stock. The voting agreements with ASSI, Inc. will terminate on the earlier of July 8, 2001, or the date when Messrs. Bitetti and Winston together cease to own at least ten percent of the Common Stock. See "Management - Directors and Executive Officers."

     On May 30, 1996, the Company entered into a Note Purchase Agreement with ASSI, Inc. pursuant to which ASSI, Inc. loaned the Company $500,000 (the "ASSI Convertible Loan"). The ASSI Convertible Loan bore interest at the rate of eight percent per annum. The principal of and all accrued interest on the ASSI Convertible Loan were due in full on the earlier of September 1, 1996, or the closing date of the Company's IPO. Upon the closing of the IPO, ASSI, Inc. was entitled to convert all or any part of the ASSI Convertible Loan into warrants to purchase Common Stock at a conversion price of $.25 per warrant. ASSI, Inc. exercised such conversion option, and on July 7, 1996, the Company issued 2,016,657 warrants in connection with the conversion of the ASSI Convertible Loan of $500,000 plus accrued interest of $4,164 as of the conversion date. Upon the completion of the IPO, the terms of all of the warrants then held by ASSI, Inc. (including 1,100,000 Private Warrants acquired pursuant to the 1995 Private Placement, 2,000,000 warrants acquired pursuant to the Consulting Agreement, and 2,016,657 warrants acquired pursuant to conversion of the ASSI Convertible Note) were automatically conformed to the terms of the Redeemable Warrants, subject to the following exceptions: (i) they became exercisable October 1, 1996; (ii) they are not mandatorily redeemable by the Company; and (iii) they are subject to separate registration rights, including one demand registration right and unlimited piggyback registration rights. Upon transfer by ASSI, Inc. of any of the ASSI Warrants or to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI Warrants will become identical to those of the Redeemable Warrants. Until and unless exercised, the holders of the ASSI Warrants will have no voting, dividend or other rights as stockholders of the Company.

     On October 10, 1996, ASSI, Inc. sold 300,000 warrants it initially acquired pursuant to the 1995 Private Placement at a price of $1.125 per warrant in an off-market, negotiated transaction. The remaining 4,816,657 warrants owned by ASSI, Inc. are herein referred to as the "ASSI Warrants" (as previously defined).

     The ASSI Warrants and underlying Common Stock have been included in this Prospectus and comprise a portion of the Selling Security Holders' Securities. See "Selling Security Holders."

Agreements With the Underwriters

     In connection with the IPO, the Company, Vincent J. Bitetti, Ulrich E. Gottschling and Eric H. Winston entered into an Underwriting Agreement with the Underwriters. Pursuant to the Underwriting Agreement, the Company granted each of the Underwriters the right to nominate from time to time one director of the Company or to have an individual designated thereby attend all Board meetings as a nonvoting advisor, and Vincent J. Bitetti and Eric H. Winston agreed to vote all of their Common Stock for such director nominees. See "Management - Directors and Executive Officers." The Company also agreed to indemnify and hold harmless such directors or advisors to the maximum extent permitted by law in connection with such individuals' services as a director or advisor.

     Upon completion of the IPO, the Company sold the Underwriters for an aggregate of $50 the Underwriters' Warrants to purchase up to 240,000 shares of Common Stock at an exercise price of $5.80 per share of Common Stock. The Underwriters' Warrants may not be transferred prior to July 2, 1997, except basically to officers or partners of the Underwriters, any member of the NASD participating in the offering hereunder, officers or partners of such member or any successor of any of the foregoing, and are exercisable during the four-year period commencing July 2, 1997, and ending July 1, 2001 (the "Underwriters' Warrant Exercise Term"). The Company has granted one demand registration right and unlimited piggyback registration rights to the holders of the Underwriters' Warrants. The demand registration right requires the Company to file a registration statement pertaining to the Underwriters' securities and to maintain the effectiveness of such registration statement for the period commencing July 2, 1997, and continuing until the earlier of the sale of all the registered securities or July 1, 2001. The piggyback registration rights are applicable during the five-year period commencing July 2, 1997. The Common Stock underlying the Underwriters' Warrants has been included in this Prospectus and comprises a portion of the Selling Security Holders' Securities. See "Selling Security Holders."

     The Company has agreed, in connection with the exercise of Redeemable Warrants pursuant to solicitation by the Underwriters (commencing July 2, 1997), to pay to the Underwriters a fee of five percent ($.22) for each Redeemable Warrant exercised; provided, however, that the Underwriters will not be entitled to receive such compensation for any Redeemable Warrant exercise transactions in which (i) the market price of the Common Stock at the time of exercise is lower than the exercise price of the Redeemable Warrants; (ii) the Redeemable Warrants are held in any discretionary account;
(iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Redeemable Warrants at the time of exercise; (iv) the exercise of the Redeemable Warrants is unsolicited; (v) after the Company has called the Redeemable Warrants for redemption; or (vi) the solicitation of exercise of the Redeemable Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act. In addition, unless granted an exemption by the SEC from Rule 10b-6, before the solicitation of the exercise of any Redeemable Warrant and until the later of (i) the termination of such solicitation activity, or (ii) the termination by waiver or otherwise of any right the Underwriters may have to receive a fee for the exercise of the Redeemable Warrants following such solicitations. The Company has agreed not to solicit the exercise of Redeemable Warrants other than through the Underwriters.

     Vincent J. Bitetti, Ulrich E. Gottschling and Eric H. Winston have agreed not to directly or indirectly offer, offer to sell, sell, grant an option to purchase or sell, transfer, assign, pledge, hypothecate or otherwise encumber (either pursuant to Rule 144 or otherwise) any shares of Common Stock owned by them during the 18-month period ending January 2, 1998, without the prior written consent of the Company and Underwriters (provided, that Eric H. Winston may sell up to 10,000 shares of Common Stock during such 18-month period without the consent of the Underwriters).

     The Company has agreed with the Underwriters to undertake its best efforts to maintain the effectiveness of the Registration Statement of which this Prospectus is a part until the earlier of June 30, 2001, and the date on which all Redeemable Warrants sold in the IPO have been exercised or redeemed and all of the warrants, underlying Common Stock, and Common Stock issued in the 1995 Bridge Financing, the 1995 Private Placement and the Concurrent Private Placement have been sold.

                            DESCRIPTION OF SECURITIES

General

     Under the Company's Restated Certificate of Incorporation, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock. As of February 28, 1997, the Company had 4,409,099 shares of Common Stock outstanding which were held of record by approximately 150 persons, and had 11,078,097 Redeemable Warrants outstanding which were held of record by approximately 20 persons (including for such purpose all 4,816,657 ASSI Warrants held by ASSI, Inc.).

Common Stock

     Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock issuable upon exercise of the Warrants will be, when issued and delivered, fully paid and non-assessable.

     As a quasi-California corporation, the Company will be subject to certain provisions of the California GCL, as more fully described under "Description of Securities - Application of California GCL." Amongst other consequences of the Company's status as a quasi-California corporation, at the request of any stockholder, the election of the Company's directors will be determined by cumulative voting procedures. Consequently, if cumulative voting is exercised (and without regard to the various voting agreements described herein), the Company's stockholders other than its current officers and directors have sufficient votes to elect four of its six directors assuming no exercise of the Redeemable Warrants, and to elect five of its six directors assuming exercise of the Redeemable Warrants in full. See "Risk Factors - Control of the Company by Officers and Directors" and "Management - Directors and Executive Officers."

Redeemable Warrants

     The following is a brief summary of certain provisions of the Redeemable Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Corporate Stock Transfer Company as warrant agent (the "Warrant Agreement"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Each Redeemable Warrant entitles the holder thereof to purchase, at any time during the 54-month period commencing July 1, 1997, one share of Common Stock at a price of $4.40 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

     The Redeemable Warrants are subject to redemption by the Company, at any time, commencing July 1, 1997, at a price of $.25 per Redeemable Warrant if the average closing bid price of the Common

Stock equals or exceeds $ 5.60 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. If the Redeemable Warrants were redeemed prior to their exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock.

     The exercise price and the terms of the Redeemable Warrants bear no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.

     The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Redeemable Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification on or of the Common Stock and issuances of shares of Common Stock for a consideration less than the exercise price of the Redeemable Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable holders of Redeemable Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares that might otherwise have been purchased upon the exercise of the Redeemable Warrant. No adjustments will be made unless such adjustment would require an increase or decrease of at least $.10 or more in such exercise price. No adjustment to the exercise price of the shares subject to the Redeemable Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock.

     The Redeemable Warrants may be exercised upon surrender of the warrant certificate on or prior to January 1, 2002 at the offices of the Warrant Agent, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Warrant Agent for the number of Redeemable Warrants being exercised. The holders of Redeemable Warrants do not have the rights or privileges of holders of Common Stock.

     No Redeemable Warrant will be exercisable unless at the time of exercise the Company has filed a current prospectus with the SEC covering the shares of Common Stock issuable upon exercise of such Redeemable Warrant and such shares have been registered or qualified or deemed to be exempt under the securities laws of the jurisdiction of residence of the holder of such Redeemable Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Redeemable Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there is no assurance that it will be able to do so. See "Risk Factors - Current Prospectus and State Registration to Exercise Warrants" and "Certain Transactions - Agreements With the Underwriters."

Application of California GCL

     Although incorporated in Delaware, the business of the Company has been conducted through its operating subsidiary which is domiciled and headquartered in the State of California. Section 2115 of the California GCL ("Section 2115") provides that certain provisions of the California GCL shall be applicable to a corporation organized under the laws of another state to the exclusion of the law of the state in which it is incorporated, if the corporation meets certain tests regarding the business done in California and the number of its California stockholders.

     An entity such as the Company can be subject to Section 2115 even though it does not itself transact business in California if, on a consolidated basis, the average of the property factor, payroll factor and sales factor is more than 50 percent deemed to be in California during its latest full income year and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York Stock Exchange or American Stock Exchange, or with outstanding securities designated as qualified for trading as a national market security on NASDAQ, if such corporation has at least 800 beneficial holders of its equity securities. Since the Company currently would be deemed to meet these factors and does not currently qualify as a national market security on NASDAQ, it is subject to Section 2115.

     During the period that the Company is subject to Section 2115, the provisions of the California GCL regarding the following matters are made applicable to the exclusion of the law of the State of Delaware: (i) general provisions and definitions; (ii) annual election of directors; (iii) removal of directors without cause; (iv) removal of directors by court proceedings; (v) filling of director vacancies where less than a majority in office were elected by the stockholders; (vi) directors' standard of care; (vii) liability of directors for unlawful distributions; (viii) indemnification of directors, officers and others; (ix) limitations on corporate distributions of cash or property; (x) liability of a stockholder who receives an unlawful distribution;
(xi) requirements for annual stockholders meetings; (xii) stockholders' right to cumulate votes at any election of directors; (xiii) supermajority vote requirements; (xiv) limitations on sales of assets; (xv) limitations on mergers;
(xvi) reorganizations; (xvii) dissenters' rights in connection with reorganizations; (xviii) required records and papers; (xix) actions by the California Attorney General; and (xx) rights of inspection.

Transfer Agent and Warrant Agent

     The Transfer Agent and Registrar for the Common Stock and the Warrant Agent for the Redeemable Warrants is Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, Colorado 80202.

                       SECURITIES ELIGIBLE FOR FUTURE SALE

     As of February 28, 1997, a total of 4,409,099 shares of Common Stock and 11,078,097 Redeemable Warrants (including the 4,816,657 ASSI Warrants) were issued and outstanding. An additional 12,433,272 shares of Common Stock were issuable pursuant to the following outstanding options and warrants: (a) 342,337 shares of Common Stock underlying options granted pursuant to the Company's 1992 Stock Option Plan; (b) 500,000 shares of Common Stock underlying options which have been or may be granted pursuant to the Company's 1995 Stock Option Plan;
(c) 282,838 shares of Common Stock underlying options granted to a Selling Security Holder; and (d) an aggregate of 11,318,097 shares of Common Stock issuable upon the exercise of (i) the Redeemable Warrants (11,078,097 shares) and (ii) the Underwriters' Warrants (240,000 shares).

     Of the 4,409,099 shares of Common Stock and 11,078,097 Redeemable Warrants issued and outstanding as of February 28, 1997 (subject to the assumptions in the preceding paragraph), 3,012,469 shares and 6,019,790 Redeemable Warrants are freely tradeable without further registration under the Securities Act (except for any such shares of Common Stock held by an "affiliate" of the Company), and the remaining 1,396,630 outstanding shares and 5,058,307 Redeemable Warrants are "restricted securities" as defined in Rule 144 under the Securities Act and may not be sold without registration under the Securities Act unless pursuant to an applicable exemption therefrom. Of such restricted securities, 407,500 shares of Common Stock and all 5,058,307 Redeemable Warrants may be sold pursuant to this Prospectus, and upon such sale will become freely tradeable (except for any such shares or Redeemable Warrants held by an "affiliate" the Company). See "Selling Security Holders." Further, the 11,318,097 shares of Common Stock issuable by the Company upon exercise of the Redeemable Warrants and Underwriters' Warrants and the 282,838 shares issuable by the Company upon exercise of an option held by a Selling Security Holder may likewise be sold pursuant to this Prospectus and upon such sale will become freely tradeable (except for any such shares held by an "affiliate" of the Company).

     In general, under Rule 144, a person (or persons whose shares are required to be aggregated) who has satisfied a holding period of two years (one year commencing April 29, 1997) may, under certain circumstances, commencing 90 days after the date hereof, sell within any three-month period, in ordinary brokerage transactions or in transactions directly with a market maker, a number of shares of Common Stock equal to the aggregate of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares of Common Stock without any quantity limitations by a person who is not an "affiliate" of the Company and who has owned the shares for at least three years (two years commencing April 29, 1997). The foregoing summary of Rule 144 is not intended to be a complete description thereof.

     Vincent J. Bitetti, Eric H. Winston and Ulrich E. Gottschling have agreed not to directly or indirectly offer, offer to sell, grant an option for the purchase or sale of, transfer, assign, pledge hypothecate or otherwise encumber (either pursuant to Rule 144 or otherwise) any shares of Common Stock owned by them during the 18-month period ending January 2, 1998, without the prior written consent of the Underwriters (provided, that Eric H. Winston may sell up to 10,000 shares of Common Stock during such period without the consent of the Underwriters). See "Certain Transactions-Agreements with the Underwriters." Thus, without the prior consent of the Underwriters, prior to January 2, 1998, Vincent J. Bitetti may not sell any of the 200,000 shares of Common Stock which he is offering hereby, and Eric H. Winston may not sell more than 10,000 of the 392,838 shares of Common Stock which he is offering hereby. The Company intends to make a public announcement in the event that a material amount of securities subject to a lock-up arrangement described in this paragraph are released prior to the expiration of the term of such arrangement if such announcement is required by the federal securities laws.

     As of February 28, 1997, options for the purchase of 342,337 shares of Common Stock were issued pursuant to the Company's 1992 Stock Option Plan. The Company has determined not to issue any further options under its 1992 Stock Option Plan, but all outstanding options under such plan will remain valid. Of the 342,337 options granted under the 1992 Stock Option Plan, 258,668 are presently exercisable, 41,834 will become exercisable later in fiscal 1997 and the balance will become exercisable in fiscal 1998. The Company also has reserved 500,000 shares of Common Stock for issuance to key employees, officers, directors and consultants pursuant to the Company's 1995 Stock Option Plan. As of February 28, 1997, the Company had granted options for the purchase of 404,607 shares of Common Stock pursuant to the 1995 Stock Option Plan, of which 5,054 are presently exercisable, 3,401 will become exercisable later in fiscal 1997, 148,652 will become exercisable in fiscal 1998, 147,000 will become exercisable in fiscal 1999, 100,250 will become exercisable in fiscal 2000 and 250 will become exercisable in fiscal 2001. The Company has filed separate registration statements pertaining to all of the Common Stock issuable upon exercise of options granted or to be granted pursuant to the 1992 Stock Option Plan and the 1995 Stock Option Plan. All Common Stock issuable upon exercise of the options will be freely tradeable (except for any such shares held by an "affiliate" of the Company). See "Management - 1995 Stock Option Plan" and "- 1992 Stock Option Plan."

     Certain of the Company's security holders are entitled to registration rights as described under "Management - Employment Agreements" (as to Vincent J. Bitetti and Eric H. Winston), "Certain Transactions - 1995 Bridge Financing" (as to holders of Redeemable Warrants issued upon conversion of the Bridge Warrants and the underlying Common Stock), "Certain Transactions - 1995 Private Placement" (as to holders of Redeemable Warrants issued upon conversion of the Private Warrants and the underlying Common Stock, and Common Stock issued in the Concurrent Private Placement), "Certain Transactions - Agreements with ASSI, Inc. (as to the ASSI Warrants and underlying Common Stock), and "Certain Transactions - Agreements with the Underwriters" (as to the Underwriters' Warrants and underlying Common Stock).

     An additional 3,157,629 shares of Common Stock remain available for issuance at the discretion of the Board of Directors. The potential issuance of such authorized and unissued Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may materially adversely affect the market price of, and the voting and other rights of the holders of the Common Stock. Although the Company has no present intention to issue any such shares of its authorized and unissued Common Stock, there can be no assurance the Company will not do so in the future. See "Description of Securities - Common Stock."

     The Company is unable to predict the effect that any subsequent sales of the Company's securities, under this Registration Statement, other registration statements, Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have a depressive effect on such market price. See "Risk Factors - Securities Eligible for Future Sale."

                              PLAN OF DISTRIBUTION

     The Common Stock issuable upon the exercise of the Redeemable Warrants and the Underwriters' Warrants will be distributed when and as such warrants are exercised by the holders thereof. No such warrants have been exercised as of the date of this Prospectus.

     The Selling Security Holders may effect transactions in their Selling Security Holders' Securities by selling such Securities directly to purchasers, through broker-dealers acting as agents for the Selling Security Holders or to broker-dealers who may purchase the Selling Security Holders' Securities as principals and thereafter sell such Securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both.

     The sale of the Selling Security Holders' Securities may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. If any Selling Security Holder sells his, her or its Selling Security Holders' Securities, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Selling Security Holders' Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the SEC before such Selling Security Holder could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

     The Selling Security Holders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by McDermott, Will & Emery, Washington, D.C.

                                     EXPERTS

     The financial statements included in this Prospectus have been audited by Corbin & Wertz, Irvine, California, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report.

                 SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                                       with

                      INDEPENDENT AUDITORS' REPORT THEREON






                                     INDEX




Independent Auditor's Report.........................................................        F-2
Consolidated Balance Sheets at June 30, 1996 and December 31, 1996 (unaudited).......        F-3
Consolidated Statements of Operations for each of the years in the two-year period ended June 30, 1996 and for the six-month periods ended December 31, 1996
  (unaudited) and 1995 (unaudited)...................................................        F-4
Consolidated Statements of Stockholders' Equity (Deficit) for each of the years in the two-year period ended June 30, 1996 and for the six-month period ended December
  31, 1996 (unaudited)...............................................................        F-6
Consolidated Statements of Cash Flows for each of the years in the two-year period ended June 30, 1996 and for the six-month periods ended December 31, 1996
  (unaudited) and 1995 (unaudited)...................................................        F-8
Notes to Consolidated Financial Statements for each of the years in the two-year period ended June 30, 1996 and for the six-month periods ended December 31, 1996
  (unaudited) and 1995 (unaudited)...................................................       F-11

                          INDEPENDENT AUDITORS' REPORT

    Board of Directors
      Sound Source Interactive, Inc.

    We have audited the accompanying consolidated balance sheet of Sound Source Interactive, Inc. (a Delaware corporation) and subsidiary (collectively referred to as the "Company") as of June 30, 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sound Source Interactive, Inc. and subsidiary as of June 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

    See Note 1 to the consolidated financial statements regarding the Company's historical losses and distributor relationships.


                                 /s/ Corbin & Wertz
                                 CORBIN & WERTZ



    Irvine, California
    September 16, 1996

            SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                     CONSOLIDATED BALANCE SHEETS

                                                                                       JUNE 30,      DECEMBER 31,
                                                                                         1996            1996
                                                                                    --------------  --------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $      181,985  $    1,687,433
  Accounts receivable, net of allowance for doubtful accounts and sales returns of
    $703,421 at June 30, 1996 and $847,871 at December 31, 1996 (unaudited).......         912,904       1,356,187
  Inventories, net of valuation allowance of $201,499 at June 30, 1996 and
    $102,844 at December 31, 1996 (unaudited).....................................         262,657         313,545
  Prepaid royalties...............................................................         628,676         730,389
  Deferred offering costs.........................................................         620,904        --
  Prepaid expenses and other......................................................          15,864          72,717
                                                                                    --------------  --------------
      Total current assets........................................................       2,622,990       4,160,271
Property and equipment, net of accumulated depreciation of $129,954 at June 30,
  1996 and $174,407 at December 31, 1996 (unaudited)..............................         177,067         398,922
Other assets......................................................................          12,900        --
                                                                                    --------------  --------------
                                                                                    $    2,812,957  $    4,559,193
                                                                                    --------------  --------------
                                                                                    --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable...................................................................  $    4,987,500  $     --
  Accrued interest................................................................         367,695        --
  Accounts payable and accrued expenses...........................................         664,936         584,869
  Accrued legal fees..............................................................         347,710          68,001
  Accrued compensation and related taxes, current portion.........................          74,901         227,992
  Note payable to related party...................................................         500,000        --
  Accrued royalties...............................................................         542,804         686,905
  Short-term advance..............................................................         400,000        --
  Deferred revenue................................................................          84,360          16,655
  Current portion of capital lease obligations....................................          27,058          20,468
                                                                                    --------------  --------------
      Total current liabilities...................................................       7,996,964       1,604,890
Capital lease obligations, net of current portion.................................          13,811           7,119
Accrued compensation, net of current portion......................................        --               117,483
                                                                                    --------------  --------------
      Total liabilities...........................................................       8,010,775       1,729,492
                                                                                    --------------  --------------
Commitments and contingencies
Stockholders' equity (deficit): Common stock, $.001 par value; 20,000,000 shares authorized; 1,807,824 and 4,377,824 shares issued and outstanding at June 30,
  1996 and December 31, 1996, respectively........................................           1,808           4,378
  Warrants........................................................................         263,350       1,104,925
  Additional paid-in capital......................................................       5,124,576      13,249,586
  Accumulated deficit.............................................................     (10,587,552)    (11,529,188)
                                                                                    --------------  --------------
      Total stockholders' equity (deficit)........................................      (5,197,818)      2,829,701
                                                                                    --------------  --------------
                                                                                    $    2,812,957  $    4,559,193
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                 SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED JUNE 30,          FOR THE SIX
                                                                                             MONTHS ENDED DECEMBER 31,
                                                              ----------------------------  ----------------------------
                                                                  1995           1996           1995           1996
                                                              -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)    (UNAUDITED)
Revenues:
  Product sales.............................................  $   1,255,230  $   2,161,351  $   1,077,547  $   2,362,542
  Development fees..........................................        343,250       --             --               12,000
  Original equipment manufacturing..........................        479,675         70,895         21,466       --
  Royalties.................................................         76,771         32,387         21,678         55,704
                                                              -------------  -------------  -------------  -------------
      Net revenues..........................................      2,154,926      2,264,633      1,120,691      2,430,246
Cost of sales...............................................      1,072,691      1,382,999        682,510        953,002
                                                              -------------  -------------  -------------  -------------
      Gross profit..........................................      1,082,235        881,634        438,181      1,477,244
                                                              -------------  -------------  -------------  -------------
Operating costs and expenses:
  Marketing and sales.......................................        516,886      1,054,602        572,778        692,752
  Compensation in connection with common stock and common
    stock options issued for services rendered..............        733,165       --             --              178,607
  Other general and administrative..........................      1,009,858      1,530,434        826,528      1,014,854
  Reserve for bad debts.....................................         40,000        663,421        382,310       --
  Research and development..................................        378,471        717,994        266,153        568,874
                                                              -------------  -------------  -------------  -------------
      Total operating costs and expenses....................      2,678,380      3,966,451      2,047,769      2,455,087
                                                              -------------  -------------  -------------  -------------
      Operating loss........................................     (1,596,145)    (3,084,817)    (1,609,588)      (977,843)
Interest income.............................................         16,994         35,430         22,172         54,871
Interest expense............................................         (7,045)      (374,175)      (118,176)       (13,734)
Amortization of deferred loan costs.........................       --           (1,035,200)      (262,732)      --
Other income (expense)......................................         (3,258)       (14,614)       (40,848)        (4,130)
                                                              -------------  -------------  -------------  -------------
      Loss before provision for income taxes................     (1,589,454)    (4,473,376)    (2,009,172)      (940,836)
Provision for income taxes..................................          1,600          1,600          1,200            800
                                                              -------------  -------------  -------------  -------------
      Loss from continuing operations.......................     (1,591,054)    (4,474,976)    (2,010,372)      (941,636)
                                                              -------------  -------------  -------------  -------------

          See accompanying notes to consolidated financial statements


                                     F-4


                                                              FOR THE YEARS ENDED JUNE 30,          FOR THE SIX
                                                                                             MONTHS ENDED DECEMBER 31,
                                                              ----------------------------  ----------------------------
                                                                  1995           1996           1995           1996
                                                              -------------  -------------  -------------  -------------


Discontinued operations:
  Loss from operations of discontinued music division.......       (111,106)      --             --             --
  Estimated operating loss and loss on disposal of
    discontinued music division during phase-out period.....        (32,000)      --             --             --
                                                              -------------  -------------  -------------  -------------
      Loss from discontinued operations.....................       (143,106)      --             --             --
                                                              -------------  -------------  -------------  -------------
      Net loss..............................................  $  (1,734,160) $  (4,474,976) $  (2,010,372) $    (941,636)
                                                              -------------  -------------  -------------  -------------
                                                              -------------  -------------  -------------  -------------
Net loss per common share:
  Loss from continuing operations...........................  $       (0.85) $       (2.44) $       (1.08) $       (0.22)
  Loss from discontinued operations.........................          (0.08)      --             --             --
                                                              -------------  -------------  -------------  -------------
      Net loss per common share.............................  $       (0.93) $       (2.44) $       (1.08) $       (0.22)
                                                              -------------  -------------  -------------  -------------
                                                              -------------  -------------  -------------  -------------
Weighted average number of common shares
  outstanding...............................................      1,862,908      1,837,759      1,868,145      4,318,096



          See accompanying notes to consolidated financial statements

                 SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

    For Each Of The Years In The Two-Year Period Ended June 30, 1996
     And For The Six-Month Period Ended December 31, 1996 (Unaudited)

                                                       COMMON STOCK                   ADDITIONAL
                                                   --------------------                 PAID-IN    ACCUMULATED
                                                    SHARES     AMOUNT     WARRANTS      CAPITAL      DEFICIT       TOTAL
                                                   ---------  ---------  -----------  -----------  ------------  ----------
Balances, July 1, 1994...........................  1,753,533  $   1,754   $  --       $ 3,685,108   $(4,378,416) $ (691,554)
Issuance of common stock in connection with
  private offering, net of offering costs of
  $61,759........................................     59,238         59      --           706,048       --          706,107
Shares issued for services performed in
  connection with private offering...............     42,227         42      --           504,644       --          504,686
Offering costs...................................     --         --          --          (504,686)      --         (504,686)
Issuance of stock options for services...........     --         --          --           733,165       --          733,165
Issuance of common stock in connection with
  exercise of options............................      4,184          4      --               246       --              250
Net loss.........................................     --         --          --           --        (1,734,160)  (1,734,160)
                                                   ---------  ---------  -----------  -----------  ------------  ----------
Balances, June 30, 1995..........................  1,859,182      1,859      --         5,124,525   (6,112,576)    (986,192)
Issuance of warrants in connection with private
  offerings......................................     --         --         263,350       --            --          263,350
Cancellation of shares in connection with
  settlement.....................................    (15,120)       (15)     --                15       --           --
Cancellation of shares for which the Company had
  not received valid consideration...............    (36,238)       (36)     --                36       --           --
Net loss.........................................     --         --          --           --        (4,474,976)  (4,474,976)
                                                   ---------  ---------  -----------  -----------  ------------  ----------
Balances, June 30, 1996..........................  1,807,824      1,808     263,350     5,124,576  (10,587,552)  (5,197,818)
Issuance of common stock for cash at $4.00 per
  share and warrants for cash at $0.25 per
  warrant, in connection with initial public
  offering, net of offering costs of
  $2,297,408.....................................  2,560,000      2,560     337,411     7,945,813       --        8,285,784
Issuance of warrants in connection with the
  conversion of a note payable and accrued
  interest to related party......................     --         --         504,164       --            --          504,164
Issuance of common stock in connection with the
  exercise of stock options for cash at $0.06 per
  share..........................................     10,000         10      --               590       --              600
Issuance of stock options for services...........     --         --          --           178,607       --          178,607
Net loss.........................................     --         --          --           --          (941,636)    (941,636)
                                                   ---------  ---------  -----------  -----------  ------------  ----------
Balances, December 31, 1996 (unaudited)..........  4,377,824  $   4,378   $1,104,925  $13,249,586  ($11,529,188) $2,829,701
                                                   ---------  ---------  -----------  -----------  ------------  ----------
                                                   ---------  ---------  -----------  -----------  ------------  ----------

          See accompanying notes to consolidated financial statements

                 SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED JUNE            FOR THE SIX
                                                                           30,               MONTHS ENDED DECEMBER 31,
                                                               ---------------------------  ----------------------------
                                                                   1995          1996           1995           1996
                                                               ------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net loss from continuing operations........................  $ (1,591,054) $  (4,474,976) $  (2,010,372) $    (941,636)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
    Depreciation and amortization............................        27,541         45,230         19,437         44,453
    Allowance for sales returns..............................        (8,732)       (64,250)       (39,250)       144,450
    Allowance for credit losses..............................        40,000        663,421        382,310       --
    Allowance for inventories................................       --             201,499         35,648        (98,655)
    Common stock and stock options issued for services
      rendered...............................................       733,165       --             --              178,607
    Changes in operating assets and liabilities:
      Accounts receivable....................................       (30,214)    (1,451,247)      (687,511)      (987,733)
      Inventories............................................       (99,576)      (313,836)      (342,560)        47,767
      Prepaid royalties......................................         1,537       (147,264)      (192,091)      (101,713)
      Prepaid expenses and other.............................       --             (15,864)       (94,882)       (56,853)
      Other assets...........................................       --            --               (9,340)        12,900
      Accounts payable and accrued expenses..................      (206,037)       210,241        210,384        (80,067)
      Accrued legal fees.....................................        80,351        267,359       --             (279,709)
      Accrued compensation and related taxes.................        92,394       (169,138)      (190,353)       270,574
      Accrued interest.......................................       --             367,695        118,176       (363,531)
      Commissions payable....................................       114,786       (159,593)      (124,038)      --
      Accrued royalties......................................       (20,697)           291       (105,389)       144,101
      Deferred revenue.......................................        (8,795)        20,360          2,000        (67,705)
                                                               ------------  -------------  -------------  -------------
Net cash used by continuing operations.......................      (875,331)    (5,020,072)    (3,027,831)    (2,134,750)
                                                               ------------  -------------  -------------  -------------
Net loss from discontinued operations........................      (143,106)      --             --             --
Reserve for estimated loss on disposal.......................        32,000       --             --             --
Depreciation.................................................         8,878       --             --             --
Changes in operating assets and liabilities of discontinued
  operations:
  Accounts receivable........................................        (2,471)      --             --             --
  Inventories................................................         1,351       --             --             --
  Accounts payable and accrued expenses......................         3,098       --             --             --
  Accrued royalties..........................................         3,415       --             --             --
  Commissions payable........................................        12,498       --             --             --
                                                               ------------  -------------  -------------  -------------
Net cash used by discontinued operations.....................       (84,337)      --             --             --
                                                               ------------  -------------  -------------  -------------
Cash flows from investing activities of continuing
  operations:
  Purchases of property and equipment........................       (38,876)       (90,985)       (81,152)      (266,308)
  Other assets...............................................       --              (9,840)      --             --
                                                               ------------  -------------  -------------  -------------
Net cash used in investing activities........................       (38,876)      (100,825)       (81,152)      (266,308)
                                                               ------------  -------------  -------------  -------------
Cash flows from investing activities of discontinued
  operations --
  Purchases of property and equipment                                (6,665)      --             --             --
                                                               ------------  -------------  -------------  -------------

                 SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                                                                FOR THE YEARS ENDED JUNE            FOR THE SIX
                                                                           30,               MONTHS ENDED DECEMBER 31,
                                                               ---------------------------  ----------------------------
                                                                   1995          1996           1995           1996
                                                               ------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)    (UNAUDITED)
Cash flows from financing activities:
  Proceeds from issuance of common stock.....................       684,107       --             --            8,569,877
  Proceeds from issuance of warrants.........................       --             263,350        263,350        337,411
  Proceeds from issuance of notes payable....................       --           5,306,700      4,987,500       --
  Repayments of notes payable................................       --            (319,200)      --           (4,987,500)
  Notes payable to officers..................................        13,500        (13,500)       (13,500)      --
  Note payable to related party..............................       --             500,000       --             --
  Payments on note payable...................................       (19,587)      --             --             --
  Deferred financing costs...................................       --            --             (730,868)      --
  Deferred offering costs....................................       --            (620,904)      (106,160)      --
  Payments on capital lease obligation.......................       (13,678)       (27,294)       (12,562)       (13,282)
  Short-term advance.........................................       400,000       --             --             --
                                                               ------------  -------------  -------------  -------------
Net cash provided by financing activities....................     1,064,342      5,089,152      4,387,760      3,906,506
                                                               ------------  -------------  -------------  -------------
Net change in cash...........................................        59,133        (31,745)     1,278,777      1,505,448
Cash, beginning of period....................................       154,597        213,730        213,730        181,985
                                                               ------------  -------------  -------------  -------------
Cash, end of period..........................................  $    213,730  $     181,985  $   1,492,507  $   1,687,433
                                                               ------------  -------------  -------------  -------------
                                                               ------------  -------------  -------------  -------------
Supplemental disclosure of cash flow information --
Cash paid during the period for:
  Interest...................................................  $      9,742  $       6,480  $    --        $     377,265
                                                               ------------  -------------  -------------  -------------
                                                               ------------  -------------  -------------  -------------
  Income taxes...............................................  $      1,600  $       1,600  $       1,600  $         800
                                                               ------------  -------------  -------------  -------------
                                                               ------------  -------------  -------------  -------------

See the accompanying notes to consolidated financial statements for supplemental disclosure of noncash investing and financing activities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Sound Source Interactive, Inc., (a California corporation) was incorporated on March 8, 1990, under the name Sound Source Unlimited, Inc. ("SSI-California"). On May 16, 1994, SSI-California consummated a stock-for-stock exchange with Basic Science Associates, Inc. ("BSA"), a publicly-held Delaware corporation. As part of the exchange, BSA issued 1,474,232 shares of its common stock and 1,000,000 shares of its Series A preferred stock (see Note 10) in exchange for all of the outstanding shares of SSI-California. The exchange has been accounted as a reverse acquisition because stockholders of SSI-California maintained control of the surviving entity, BSA. Accordingly, for financial reporting purposes, the shares issued by BSA are considered outstanding since the date of incorporation of SSI-California, and the 99,992 shares of common stock retained by the stockholders of BSA are reflected as consideration issued to consummate the stock-for-stock exchange. No value was ascribed to the shares of common stock retained by the stockholders of BSA since as of the date of the exchange, BSA had nominal assets and stockholders' equity and was an inactive company. Concurrent with the stock-for-stock exchange, BSA changed its name to Sound Source Interactive, Inc. (a Delaware corporation) ("SSI-Delaware").

    SSI-Delaware, through its wholly-owned subsidiary, SSI-California (collectively called the "Company"), is in the business of developing, publishing and distributing entertainment software, specializing in interactive educational software, entertainment computer software utilities and sound clips for customers primarily in North America.

CONSOLIDATED INTERIM FINANCIAL INFORMATION

    The accompanying interim consolidated financial statements have been prepared without audit, and certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures herein are adequate to make information presented not misleading. In the opinion of management, the accompanying interim consolidated financial statements contain all adjustments of a normal and recurring nature necessary for a fair presentation of the Company's consolidated financial position as of December 31, 1996, and the results of their operations and their cash flows for each of the six-month periods ended December 31, 1995 and 1996. The consolidated results of operations for the six-month period is not necessarily indicative of results for the full year.

HISTORICAL LOSSES AND DISTRIBUTOR RELATIONSHIPS

    As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $1,734,160 and $4,474,976 for the years ended June 30, 1995 and 1996, respectively, and net losses of $2,010,372 (unaudited) and $941,636 (unaudited) for the six months ended December 31, 1995 and 1996, respectively. The Company has not historically generated sufficient cash flows to fund operations due in part to its problems with its former distributor, Acclaim Entertainment, Inc. ("Acclaim") (see Notes 8 and 14). The Company entered into a new distributor agreement effective June 1, 1996 (see Note 14). The Company has historically had to rely on debt and equity financings to fund operations. The Company effected an initial public offering on July 1, 1996 and raised proceeds to repay certain of its debt and to fund its working capital requirements (see Notes 4, 5 and 9). The future success of the Company is largely

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED) dependent upon its distributor relationship and the Company's ability to generate revenues sufficient to fund operations.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the SSI-Delaware and its wholly-owned subsidiary SSI-California. All significant intercompany transactions and balances have been eliminated in consolidation.

DISCONTINUED OPERATIONS

    In July 1995, the Company approved a formal plan to license the rights to its music division (which developed and sold sound patches for electronic keyboards and synthesizers) and sold the related inventory and property and equipment to an unrelated third party (see Note 12). Accordingly, the Company has classified such as discontinued operations in the accompanying consolidated financial statements for both years presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could materially differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The consolidated financial statements contain financial instruments whereby the fair value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated financial statements. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, notes payable, accounts payable, note payable to related party and short-term advance. The carrying amounts of the Company's financial instruments approximated their fair values at June 30, 1996 and December 31, 1996 (unaudited).

CONCENTRATIONS OF CREDIT RISK

    The Company at times maintains cash balances at certain financial institutions in excess of the federally insured deposits.

    The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses and returns. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. The Company is subject to rapid changes in technology and shifts in consumer demand which could result in product returns which differ from estimates.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED)
    As of June 30, 1996, reserves for credit losses totaled $703,421. Reserves for sales returns were not deemed necessary by management of the Company. Such reserves relate solely to Acclaim (see Notes 6 and 14). As of December 31, 1996, reserves for credit losses and sales returns amounted to $703,421 (unaudited) and $144,450 (unaudited), respectively.

    One customer accounted for 18% of consolidated total revenues for the year ended June 30, 1995. Acclaim accounted for 83% of consolidated total revenues for the year ended June 30, 1996. The Company's accounts receivable at June 30, 1996 are primarily from Acclaim (see Notes 6 and 14).

    Three customers accounted for 49% (unaudited), 12% (unaudited) and 11% (unaudited), respectively, of consolidated revenues for the six months ended December 31, 1996. One customer accounted for 73% (unaudited) of consolidated revenues for the six months ended December 31, 1995. Accounts receivable from three customers accounted for 52% (unaudited), 19% (unaudited) and 19% (unaudited), respectively, of consolidated accounts receivable as of December 31, 1996.

    No one company accounted for more than 10% of consolidated purchases for the year ended June 30, 1995. The Company purchased certain products from two companies, which accounted for 49% and 37%, respectively, of consolidated purchases for the year ending June 30, 1996. Accounts payable to two companies accounted for 11% and 11%, respectively, of consolidated accounts payable as of June 30, 1996.

    The Company purchased certain products from one vendor which accounted for 10% (unaudited) of consolidated purchases for the six months ended December 31, 1996. Accounts payable to two companies accounted for 29% (unaudited) and 13% (unaudited), respectively, of consolidated accounts payable as of December 31, 1996.

RISKS AND UNCERTAINTIES

    TECHNOLOGICAL OBSOLESCENCE

    The entertainment software industry is characterized by rapid technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amount shown in the consolidated balance sheet. Included in the accompanying consolidated balance sheets are inventories at a carrying value of $262,657 and $313,545 (unaudited) as of June 30, 1996 and December 31, 1996, respectively, which represents management's estimate of its net realizable value. Such value is based on forecasts for sales of such inventories.

    LICENSES

    The Company's products are based upon the licensed content of major motion pictures and television shows and/or development agreements with major entertainment studios. All of such license and development agreements to which the Company currently is a party are for fixed terms which will expire over the next one to five years. Although no licensor is required to extend any license, the Company anticipates that the licensor under each agreement will extend its terms, provided that the Company is in compliance with all requirements of each license, including most significantly that the Company has satisfied the applicable minimum royalty guarantees. In the event that any licensor fails to renew its license agreement, then the subject license will terminate and the Company will no longer be entitled to sell the licensed product. The

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED) loss of one or more of the licenses could have a material adverse effect on the Company's revenues and operating results. There can be no assurance that the Company will satisfy its performance obligations under any license or development agreement or, that even if such requirements are satisfied, all material licenses will be renewed. Generally, the terms of a license agreement state that, upon any bankruptcy or liquidation of the Company, licensing rights revert to the license holder.

    DISTRIBUTION

    As discussed in Note 14, the Company entered into a distribution agreement which is exclusive except for sales in the direct-to-the-customer programs, as defined. The term of the agreement is for two years. The Company will be substantially dependent upon such distributor for the marketing and selling of its products throughout North America during the term of this agreement. The distributor, however, will not be obligated to sell any specified minimum quantity of the Company's products. There can be no assurance as to the volume of product sales that may be achieved by the distributor. Because the Company's rights to market and sell its products are limited, the Company's ability to realize cash flow necessary to fund its ongoing operations and to achieve profitability will be largely dependent upon the success of the distributor in marketing and selling the Company's products.

    SEASONALITY

    Traditionally, the consumer software business has been seasonal. Typically, net revenues are highest during the fourth calendar quarter and decline sequentially in the first three calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the holiday season. The Company expects its net sales and operating results to reflect such seasonality.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a remaining maturity of 90 days or less when purchased to be cash equivalents.

    INVENTORIES

    Inventories, which consist primarily of software media, manuals and related packaging materials, are stated at the lower of cost or market (estimated net realizable value) with cost determined on a first-in, first-out (FIFO) basis. Such net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industry in which the Company operates is characterized by rapid technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheets.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Repairs and maintenance are charged to expense as incurred; replacements and betterments are capitalized.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED)
    Depreciation expense related to continuing operations totaled $27,541 and $45,230 for the years ended June 30, 1995 and 1996, respectively, and $19,437 (unaudited) and $44,453 (unaudited) for the six months ended December 31, 1995 and 1996, respectively, and is included in other general and administrative expense in the accompanying consolidated statements of operations.

    DEFERRED OFFERING COSTS

    Deferred offering costs represent costs associated with the Company's Initial Public Offering ("IPO"). Deferred offering costs have been reflected as a reduction of proceeds in connection with the completion of the IPO (see Note
9).

    REVENUE RECOGNITION

    Direct-to-the-customer sales are recognized at the time the products are shipped, in accordance with the provisions of Statement of Position 91-1, "Software Revenue Recognition". While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products for a limited time. Costs associated with this effort are expensed as incurred and charged to cost of sales in the accompanying consolidated statements of operations.

    Through June 30, 1996, the Company recognized revenue, net of distribution fees, for product shipped to Acclaim on the date that Acclaim purchased such product and shipped it to its customers. Acclaim was obligated to pay the Company on the earlier of the month following the date of receipt of payment by Acclaim or 120 days following the end of the month that the product was shipped. The Company was responsible for product returns through June 30, 1996, and records a reserve for returns based on management's evaluation of historical experience and current industry trends, as discussed above (see Notes 6, 14 and 15).

    ROYALTIES

    The Company enters into license agreements with movie studios, actors and sound developers for recognizable movie and television properties which require the Company to pay royalties to such movie studios, actors and sound developers. The license agreements generally require the Company to pay a percentage of sales of the products but no less than a specified amount (the minimum guaranteed royalty). The Company records the minimum guaranteed royalty as a liability and a related asset at the time the agreement is consummated. The liability is extinguished as payments are made to the license holders and the asset is amortized on a straight-line basis over the expected number of units to be sold. Royalty liabilities are recognized upon the sale of the related product. Royalty liabilities in excess of the minimum guaranteed amount are recorded when such amounts are earned by the license holders. Royalties for the years ended June 30, 1995 and 1996 and the six months ended December 31, 1995 and 1996, amounted to $325,981 and $535,065, respectively, and $190,977 (unaudited) and $436,344 (unaudited), respectively, and are included in cost of sales on the accompanying consolidated statements of operations.

    The Company assesses the recoverability of royalty assets by determining whether the amortization of the minimum guarantee will be recovered through anticipated sales on a per unit basis. Any amounts not expected to be recovered are charged to operations in the period assessed by management. For the years

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED) ended June 30, 1995 and 1996, and the six months ended December 31, 1995 and 1996, management made such an assessment and charged $66,559 and $99,798, and $80,000 (unaudited) and $61,123 (unaudited), respectively, to cost of sales on the accompanying consolidated statements of operations.

    SOFTWARE DEVELOPMENT COSTS

    In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Capitalized Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86"), the Company examines its software development costs after technological feasibility has been established to determine if capitalization is required. Through December 31, 1996, all software development costs have been expensed.

    INCOME TAXES

    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Incomes Taxes" ("SFAS No. 109"), which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Current income tax expense represents the tax payable for the period. The deferred income tax expense (benefit) represents the change during the period in the balance of deferred taxes (see Note 13).

    STOCK OPTIONS AND WARRANTS

    During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

    STOCK SPLIT

    In September, 1995, the Company effectuated a 1-for-5.976 reverse stock split of issued and outstanding common shares and common shares reserved for options in connection with the August 1995 private placement (see Note 4). The accompanying consolidated financial statements have been adjusted to reflect the reverse stock split for all periods presented.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

CONSOLIDATED INTERIM FINANCIAL INFORMATION (CONTINUED)
    NET LOSS PER COMMON SHARE

    Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the respective period. Common stock equivalents include shares issuable upon the exercise of the Company's stock options. For the year ended June 30, 1996 and the six months ended December 31, 1996, common stock equivalents were excluded from the computation of loss per common share because the effect of including such in the computation would have been anti-dilutive (see Notes 4, 5, 9 and 11), except as discussed below.

    Pursuant to Securities and Exchange Commission Staff Bulletin No. 83, common shares issued for consideration below an assumed initial public offering price ($4.00 per share) and stock options granted (see Note 11) with exercise prices below the IPO price during the twelve-month period preceding the date of the filing of the Registration Statement have been included in the calculation of common share equivalents, using the treasury stock method, as if they were outstanding for all periods presented, including loss years where the impact is anti-dilutive.

    The only securities issued within twelve months of the Registration Statement, which effect the computation of the weighted average common shares, are vested options to purchase 100,000 shares granted at $3.40 per share (see
Note 11).

    The computations of the weighted average common shares and equivalents outstanding follows:

                                                                                              SIX MONTHS
                                                                YEAR ENDED JUNE 30,       ENDED DECEMBER 31,
                                                               ----------------------  ------------------------
                                                                  1995        1996        1995         1996
                                                               ----------  ----------  -----------  -----------

                                                                                       (UNAUDITED)  (UNAUDITED)
Weighted average common shares outstanding during the
  period.....................................................   1,847,908   1,822,759   1,853,145    4,303,096
                                                               ----------  ----------  -----------  -----------
Incremental shares assumed to be outstanding related to stock
  options granted............................................      15,000      15,000      15,000       15,000
                                                               ----------  ----------  -----------  -----------
Weighted average common shares and equivalents outstanding...   1,862,908   1,837,759   1,868,145    4,318,096
                                                               ----------  ----------  -----------  -----------
                                                               ----------  ----------  -----------  -----------

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 amounts to conform with the 1996 presentation.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 2--INVENTORIES

INVENTORIES CONSISTED OF THE FOLLOWING:

                                                                      JUNE 30,   DECEMBER 31,
                                                                        1996         1996
                                                                     ----------  ------------
                                                                                 (UNAUDITED)
Finished goods.....................................................  $  159,151   $  212,166

Raw materials (components).........................................     103,506      101,379
                                                                     ----------  ------------
 ...................................................................  $  262,657   $  313,545
                                                                     ----------  ------------
                                                                     ----------  ------------

NOTE 3--PROPERTY AND EQUIPMENT

PROPERTY AND EQUIPMENT CONSISTED OF THE FOLLOWING:

                                                                      JUNE 30,   DECEMBER 31,
                                                                        1996         1996
                                                                     ----------  ------------
                                                                                 (UNAUDITED)
Studio computers and equipment.....................................  $  246,107   $  508,973
Office furniture and equipment.....................................      60,914       64,356
                                                                     ----------  ------------
 ...................................................................     307,021      573,329
Less accumulated depreciation......................................    (129,954)    (174,407)
                                                                     ----------  ------------
 ...................................................................  $  177,067   $  398,922
                                                                     ----------  ------------
                                                                     ----------  ------------

    As of June 30, 1996 and December 31, 1996 (unaudited), the Company had a total cost of $86,723 of assets under capital leases (see Note 8).

NOTE 4--NOTES PAYABLE

1995 BRIDGE FINANCING

    During June through August 1995, the Company offered up to $700,000 of Units (the "1995 Bridge Financing"), each consisting of $9,975 in principal amount of the Company's 10% Secured Promissory Notes (the "Bridge Notes") and warrants to purchase 586 shares of the Company's common stock (the "Bridge Warrants"). Pursuant to this offering, the Company sold 32 Units for net proceeds to the Company of $278,400, net of costs of $41,600. A total of 18,747 Bridge Warrants were issued in connection therewith. The dealer/manager received 20,918 Bridge Warrants for $50 as partial consideration for services in connection with this offering. Upon completion of the IPO, the Bridge Warrants were automatically converted into Redeemable Warrants (see Note 9).

    The principal and accrued interest on the Bridge Notes was due and payable in full on August 15, 1995. The Company did not repay the Bridge Notes upon their maturity. During the pendency of such default, the Bridge Note holders were entitled to receive a penalty of two percent per month in addition to

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 4--NOTES PAYABLE (CONTINUED)
the interest otherwise payable on the Bridge Notes. These notes, plus accrued interest, were repaid in full during September 1995 in connection with the 1995 Private Placement, discussed below.

1995 PRIVATE PLACEMENT

    In August 1995, the Company engaged two dealer/managers to assist in a private placement (the "1995 Private Placement") to sell a minimum of $1,000,000 of Units to a maximum of $5,000,000 of Units, each consisting of $95,000 in principal amount of the Company's 10% Secured Promissory Notes (the "Private Notes") due on the earlier of September 1, 1996 or the completion by the Company of an IPO, and 100,000 warrants (the "Private Warrants") to purchase one share of the Company's common stock. A total of 5,250,000 Private Warrants were issued in connection therewith (see below). As of June 30, 1996, the Company had sold
52.5 units for net proceeds of $4,256,400, of which $262,500 represents the Private Warrants, net of costs of $993,600. Included in accrued interest on the accompanying consolidated balance sheet as of June 30, 1996 is accrued interest of $364,188 related to this private placement. In connection with this offering, the Company issued 400,000 Private Warrants as partial consideration for services provided by a dealer/manager (see below).

    The obligations of the Company under the Private Notes were secured by a security interest in all the assets of the Company, including a pledge of all of the issued and outstanding capital stock of its Subsidiary. A portion of the net proceeds of this private placement were utilized to retire all of the outstanding indebtedness of the 1995 Bridge Financing, discussed above. The Private Notes, plus accrued interest totaling $373,573, were repaid in full during July 1996 in connection with the Company's IPO (see Note 9).

    Upon completion of the IPO, the Private Warrants were converted into Redeemable Warrants (see Note 9).

NOTE 5--RELATED PARTY TRANSACTIONS

PRIOR NOTES PAYABLE

    During the year ended June 30, 1995, the Company repaid a note due to a stockholder amounting to $19,587. The Company also repaid a $22,000 note in 1995 due to an affiliate of a stockholder through issuance of shares. During the year ended June 30, 1996, the Company repaid $13,500 of short-term non-interest bearing advances to certain officers of the Company.

NOTE PAYABLE TO RELATED PARTY

    On May 30, 1996, ASSI, Inc., a shareholder, loaned the Company $500,000 (the "ASSI Convertible Loan"). The ASSI Convertible Loan bore interest at 8% per annum, and principal and accrued interest was due on the earlier of September 1, 1996 or the completion of the Company's IPO. Upon the closing of the Company's IPO, ASSI, Inc. had the option to convert all or part of the ASSI Convertible Loan plus accrued interest into warrants to purchase common stock at a conversion price of $.25 per warrant (the "ASSI Loan Warrants").

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 5--RELATED PARTY TRANSACTIONS (CONTINUED)
    On July 7, 1996, in connection with the Company's IPO, ASSI, Inc. exercised the conversion option to convert this note, plus accrued interest totalling $4,164, into 2,016,657 warrants to purchase common stock at the conversion price of $.25 per warrant. The ASSI Loan Warrants have the same terms as the Redeemable Warrants, except as discussed below (see Note 9).

ASSI WARRANTS

    On April 30, 1996, in consideration of certain financial and personnel consulting services provided to the Company in 1996, including advising the Company regarding capital raising alternatives and executive recruiting, the Company entered into an agreement to issue to ASSI, Inc. warrants to purchase 2,000,000 shares of common stock at an exercise price of $4.40 per share (the "ASSI Warrants").

    The terms of the ASSI Warrants and the ASSI Loan Warrants are identical to those of the Redeemable Warrants issued in connection with the IPO (see
Note 9), except that they became exercisable October 1, 1996, they are not mandatorily redeemable by the Company and they are subject to separate registration rights, including one demand registration right and unlimited piggyback registration rights for as long as they are held by ASSI, Inc. or one of its affiliates. Upon a transfer of the ASSI Warrants or ASSI Loan Warrants to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI Warrants and ASSI Loan Warrants will become identical to those of the Redeemable Warrants. The demand registration rights will expire on August 31, 2001. Until and unless exercised, the holders of the ASSI Warrants and ASSI Loan Warrants will have no voting, dividend or other rights as shareholders of the Company.

NOTE 6--SHORT-TERM ADVANCE

    In June 1995, the Company entered into a five-year sales and distribution agreement (the "Agreement") with a subsidiary of Acclaim, a distributor of entertainment software. Under the terms of the Agreement, Acclaim was responsible for the distribution of the Company's products on a world-wide basis to retail accounts. The Company retained the rights to certain direct distribution, such as direct mail and infomercials.

    In conjunction with the signing of the Agreement, the Company received a non-interest bearing advance from Acclaim in the amount of $400,000. The advance was due in twelve monthly installments of $33,333 each, commencing no later than 90 days subsequent to first billing by the Company. The installments were to be deducted from amounts due the Company from Acclaim related to product sales.

    Effective April 1, 1996, such Agreement was terminated. In connection therewith, the advance was deducted from the final amounts due the Company, as reported by Acclaim (see Note 14).

NOTE 7--DEFERRED REVENUE

    In August 1994, the Company entered into a contract to develop computer software for Fox Interactive, a division of Fox, Inc. In exchange, the Company received nonrefundable advances based upon the attainment of certain milestones. The Company recognizes these advances into revenues based upon the percentage of completion method. As of June 30, 1996, the Company had received $24,000 of advances in excess of earnings and has therefore recorded such amount as deferred revenue in the accompanying

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 7--DEFERRED REVENUE (CONTINUED)
consolidated balance sheet. As of December 31, 1996, the Company had $12,000 (unaudited) of such amounts as deferred revenue in the accompanying consolidated balance sheet.

    The Company has entered into various agreements with computer manufacturers to sell and distribute certain of the Company's products. In exchange, the Company receives royalties and advances against expected royalties. As of June 30, 1996, the Company received $48,360 of advances in excess of royalties earned. As of December 31, 1996, such advances were earned in full (unaudited). As of June 30, 1996, the Company received $12,000 of advance royalties in connection with the licensing of the music division (see Note 12). Accordingly, the Company has recorded such amounts as deferred revenues on the accompanying June 30, 1996, consolidated balance sheet. As of December 31, 1996, the Company has recorded $4,655 (unaudited) of such amounts as deferred revenues on the accompanying consolidated balance sheet.

NOTE 8--COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

    The Company has entered into employment contracts with five of its employees, including three officers, which expire on various dates through September 1998 and provide for certain expense allowances.

    In April 1996, effective March 31, 1996, the Company modified the employment contracts of two officers. Such modifications reduced the annual base compensation by a specified amount. Upon the Company achieving specified sales levels, the annual base compensation is increased by the amount of the specified reduction. The Company also modified the employment contract of a third officer in March 1996 to change the number and vesting period of options previously granted and to grant additional options (see Note 11).

    Future minimum base salaries, by year and in the aggregate, after giving effect to the modification of two of the contracts, consist of the following as of June 30, 1996:

YEARS ENDING
JUNE 30,
----------------------------------------------------------------------------------
1997..............................................................................  $  508,625
1998..............................................................................     332,083
1999..............................................................................      62,500
                                                                                    ----------
                                                                                    $  903,208
                                                                                    ----------
                                                                                    ----------

    Certain of the employment contracts provided for commissions based on net revenues. Commissions under employment contracts for the years ended June 30, 1995 and 1996, related to continuing operations amounted to $132,078 and $66,067, respectively, and are included in marketing and sales costs in the accompanying consolidated statements of operations. As of June 30, 1996, all such amounts have been paid. Effective November 1995, commissions are no longer paid under any of the employment contracts.

    Effective November 1, 1996, the employment contract with an officer, as modified, was terminated through mutual agreement. The agreement specifies monthly payments beginning December 1996 through September 1998. As of December 31, 1996, the Company has recorded $278,649 (unaudited) under the

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED) terms of this agreement. Such amounts are included in accrued compensation and related taxes in the accompanying consolidated balance sheet.

OPERATING LEASES

    The Company leases its facilities and certain equipment under noncancelable operating leases which expire at various dates through February 1997.

    The facility lease expense is being recognized on a straight-line basis over the term of the related lease. The excess of the expense recognized over the cost paid is included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

    Future minimum lease payments as of June 30, 1996, due through June 30, 1997 under such leases total $56,273.

    Rent expense under operating lease agreements totaled $94,006 and $89,192 for the years ended June 30, 1995 and 1996, respectively, and totaled $48,514 (unaudited) and $47,828 (unaudited) for the six months ended December 31, 1995 and 1996, respectively, and is included in other general and administrative expenses on the accompanying consolidated statements of operations.

    Subsequent to December 31, 1996, the Company entered into an operating lease agreement for office space (see Note 15).

CAPITAL LEASES

    The Company leases certain equipment and computers under capital lease obligations with interest rates ranging from 14.19% to 35.08% per annum. Aggregate monthly principal and interest payments total $3,306 as of June 30, 1996.

    Future minimum lease payments, by year and in the aggregate, under capital leases for equipment and computers with initial or remaining terms of one year or more, consist of the following as of June 30, 1996:

                                    YEARS ENDING
                                      JUNE 30,
------------------------------------------------------------------------------------
1997................................................................................  $  31,438
1998................................................................................     14,068
1999................................................................................      4,196
                                                                                      ---------
                                                                                         49,702
Less amount representing interest...................................................     (8,833)
                                                                                      ---------
Present value of net minimum lease payments.........................................     40,869
Less current portion................................................................    (27,058)
                                                                                      ---------
                                                                                      $  13,811
                                                                                      ---------
                                                                                      ---------

    During the six months ended December 31, 1995, the Company acquired $34,150 of property and equipment under capital leases. Interest expense under capital lease obligations amounted to $7,045 and $10,500 for the years ended June 30, 1995 and 1996, respectively, and was insignificant for the six months ended December 31, 1995 (unaudited) and 1996 (unaudited).

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED)
CONSULTING AGREEMENT

    On October 16, 1995, the Company entered into a one year binding letter of intent with a consultant whereby for consulting services the Company would pay a minimum $39,000 per year plus royalties up to 3%, as defined, on products as specified. Through June 30, 1996, the Company paid a total of $73,340 under this agreement. During the year ended June 30, 1996, $39,581 is included in marketing and sales expense and $33,759 is included in cost of sales on the accompanying consolidated statements of operations.

    Insignificant amounts were paid under the terms of this agreement for the six months ended December 31, 1995 (unaudited). For the six months ended December 31, 1996, the Company paid $27,000 (unaudited) under this agreement. During the six months ended December 31, 1996, such agreement was terminated and the consultant became an employee of the Company.

DEVELOPMENT CONTRACTS

    Periodically, the Company enters into certain agreements with software developers whereby for specified development services, the Company will pay a fixed fee and/or a percentage of sales of the product developed. As of June 30, 1996, the Company was party to two such contracts. No amounts were paid under such agreements during the year ended June 30, 1995. For the year ended June 30, 1996, the Company paid a total of $146,416 under such agreements. Of such amounts, $113,125 is included in research and development and $33,291 is included in cost of sales in the accompanying consolidated statements of operations.

    For the six months ended December 31, 1995 (unaudited), the Company paid an insignificant amount to outside developers. For the six months ended December 31, 1996, the Company paid $179,492 (unaudited) under such agreements. Such amounts are included in research and development in the accompanying consolidated statement of operations.

LICENSE AGREEMENT

    In December 1996 (unaudited), the Company entered into an agreement for license fees, as defined, whereby the counterparty has the exclusive right to create localized language versions of certain of the Company's products for distribution in certain specified territories. The agreement is for three years beginning January 1, 1997, subject to termination, as defined.

LITIGATION

    In July 1995, a stockholder of the Company filed a complaint in the United States District Court for the District of Washington, naming, among others, the Company and its subsidiary, and Bentley, Richards Investments (the "Placement Agent") claiming federal and state securities violations, breach of contract, and negligent misrepresentation related to the 1994 Private Placement (see Note
9). The complaint sought rescission of all monies paid to the Company and unspecified amounts of punitive damages, attorney's fees and costs, prejudgment and postjudgment interest and cost of suit.

    In September 1995, the stockholder entered into a settlement agreement whereby the stockholder dismissed all defendants, including the Company and its subsidiary, upon delivery of certain shares of the

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED)
Company's common stock owned by the Placement Agent and its affiliates. A portion of these shares have been distributed to the 1994 Private Placement holders and the balance has been canceled (see Note 9). Pursuant to the settlement, the Placement Agent's options also were canceled. The Company was not required to pay any consideration as a part of the settlement. The Company has been dismissed with prejudice from the complaint.

NOTE 9--COMMON STOCK

    During the fiscal year 1994, the Company engaged an agent (the "Placement Agent") to sell a private placement of up to 125,502 shares of its common stock at $13.00 per share (the "1994 Private Placement"). Through June 30, 1994, the Company issued 55,639 shares of its common stock for $665,000 in cash, net of offering costs of $58,312.

    During the fiscal year 1995, the Company issued an additional 59,238 shares of its common stock in exchange for $706,107 in cash, net of costs of $61,759.

    In accordance with the terms of the 1994 Private Placement, the Company agreed to compensate the Placement Agent with up to 81,997 shares of its common stock and an option to purchase up to 60,241 shares of its common stock at a price equal to the closing bid price of the common stock on the first day of trading following the stock-for-stock exchange (see Note 1). For the years ended June 30, 1994 and 1995, the Placement Agent earned 39,770 and 42,227 shares valued at $475,315 and $504,686, respectively.

    During September 1995, the Placement Agent notified the Company that all shares held by the Placement Agent or its affiliates, or held in escrow for the benefit of the Placement Agent or its affiliates, representing and aggregate of 108,769 shares of the Company's common stock, will be distributed to the holders of the 1994 Private Placement shares. In addition, 15,120 shares were returned to the Company for retirement (see Note 8).

CANCELLATION OF SHARES

    In fiscal 1996, it was determined by the Company that 36,238 shares of common stock were improperly issued in 1992 due to the fact no consideration was received. Accordingly, such common shares were canceled effective June 30, 1996.

STOCKHOLDER PRIVATE PLACEMENT

    Concurrent with the 1995 Private Placement (see Note 4), the Company's major stockholder conducted a private placement of up to 200,000 shares of common stock, held by such stockholder, at a purchase price of $5.00 per share. Through June 30, 1996, the stockholder had sold 107,500 shares of common stock. On July 1, 1996 in connection with the Company's IPO, such shares of common stock purchased in this private placement were registered with the Securities and Exchange Commission (see below).

INITIAL PUBLIC OFFERING ("IPO")

    On July 1, 1996, the Company issued 2,400,000 shares of common stock at $4.00 per share and 1,200,000 redeemable warrants (the "Redeemable Warrants") at $.25 per warrant. Net proceeds totaled

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 9--COMMON STOCK (CONTINUED)
$7,691,623, net of offering costs of $2,208,625 (unaudited). On August 14, 1996, the underwriters exercised a portion of their "over-allotment" option, pursuant to the underwriting agreement, which resulted in the Company issuing an additional 160,000 shares of common stock at $4.00 per share and 171,775 redeemable warrants at $.25 per warrant. Net proceeds totaled $594,161, net of offering costs of $88,783.

    Through June 30, 1996, in connection with the IPO, the Company has incurred offering costs totalling $620,904. Such costs have been capitalized on the accompanying consolidated balance sheet as of June 30, 1996 and have been offset against the aforementioned proceeds as of December 31, 1996 in fiscal 1997.

    Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at $4.40 per share, subject to adjustment as defined, expiring December 31, 2001. In the event that the Redeemable Warrants are called for redemption, they will be exercisable for 30 days preceding the applicable redemption date. Commencing one year after July 1, 1996, the Redeemable Warrants will be subject to redemption at $.25 per Redeemable Warrant if the average closing bid price of the common stock equals or exceeds $5.60 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

    In connection with the registration of the shares of common stock and Redeemable Warrants discussed above, the Company registered 107,500 shares of common stock registered for the account of certain selling stockholders.

    The Company has also, in connection with the IPO, given the underwriter a warrant, for $50, which entitles the underwriter to purchase 240,000 shares of common stock at $5.80 per share.

NOTE 10--SERIES A PREFERRED STOCK

    In connection with the Company's reverse acquisition of BSA (see Note 1) on May 16, 1994, the Company issued to its major stockholder 1,000,000 shares of Series A preferred stock, par value of $.001. The Series A preferred stockholder was entitled to vote as a single class with the holders of the Company's common stock on all matters coming before the Company's stockholders for a vote. The holder of the Series A preferred stock was entitled to ten votes per share whereas the holders of common stock are entitled to only one vote per share. The holder was entitled to a liquidation preference of $.001 per share, provided the holder would not share any liquidating distribution except to the extent of such preference. The Company did not ascribe any value to the preferred shares.

    Prior to June 30, 1994, the 1,000,000 shares of Series A preferred stock were converted into 83,669 shares of the Company's common stock with an ascribed value of $645,000.

    In fiscal 1996, the Company amended its articles of incorporation and deleted the authorization to issue Series A preferred stock.

NOTE 11--STOCK OPTIONS

    The 1992 Stock Option PlanThe Company adopted the 1992 Stock Option Plan (the "1992 Plan") in May, 1992, authorizing the issuance of up to 2,000,000 shares of common stock to employees, officers and directors and to employees of companies who do business with the Company.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 11--STOCK OPTIONS (CONTINUED)
    Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right (see below) has been exercised may not again be made subject to an award.

    At the discretion of a committee comprised of directors, officers and key employees of the Company and its subsidiaries or employees of companies with which the Company does business may become participants in the Plan upon receiving grants in the form of stock options or restricted stock.

    Stock options may be granted as non-qualified stock options or incentive stock options, upon stockholder approval as defined, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant); non-qualified stock options may not be granted at a price not less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

    Stock options granted under the 1992 Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). All options granted to date have included the AO feature. If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of the Company's common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock of the Company equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

    Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of fair market value of the stock at the time of exercise over the fair market value of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee.

    Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

    On April 6, 1994, the Company issued a non-qualified stock option outside of the Plan to a prior officer of the Company (see Note 8) to purchase an aggregate of 251,004 shares of the Company's common stock for $.06 per share and subsequently in fiscal 1994 an option was granted to the prior officer to purchase 41,834 shares of the Company's common stock for $.06 per share. All stock options issued to the prior officer were immediately vested and are exercisable for a period of up to four years after termination of employment from the Company. During the year ended June 30, 1995 and during the six months ended December 31, 1996 (unaudited), a portion of the difference between the fair market value of the common stock underlying the options at the date of grant and the exercise price was included in operating costs and

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 11--STOCK OPTIONS (CONTINUED)
expenses in the accompanying consolidated statement of operations. During the six months ended December 31, 1996 (unaudited), the prior officer exercised 10,000 of such options.

    On April 6, 1994, the Company issued options to purchase 199,130 shares of the Company's common stock at $.06 per share to employees of the Company and to certain consultants. During the year ended June 30, 1995 and during the six months ended December 31, 1996 (unaudited), a portion of the difference between the fair market value of the common stock underlying the options at the date of grant and the exercise price was included in operating costs and expenses in the accompanying consolidated statement of operations. These options had an original vesting period of four years. In September 1995, the Company modified the vesting period to 50% vested on the first year anniversary from the date of grant, 25% on the third year anniversary and 25% on the fourth year anniversary from the date of grant.

    For the year ended June 30, 1995 and for the six months ended December 31, 1996, an aggregate of $733,165 and $178,607 (unaudited), respectively, was charged to operating costs and expenses for the options vested during the year, as discussed in the preceding two paragraphs. No amounts were charged to operating costs for the year ended June 30, 1996 or the six months ended December 31, 1995.

    On September 5, 1995, in connection with the resignation of an officer of the Company, 12,550 options were canceled in accordance with the 1992 Plan and the officer's employment contract. In connection with the resignation of such officer, 4,184 options were exercised effective June 30, 1995.

    On October 9, 1995, the Company granted 100,000 options to an employee/officer with an exercise price of $5.00, the fair market value of the common stock as determined by the Company. The options vested immediately and expire 10 years from the date of grant. On March 31, 1996, the employee/officer agreed to the termination of his existing 100,000 share option in consideration for the Company's agreement to grant to him a new 200,000 share option pursuant to the 1992 Plan. Such option will be vested and exercisable upon the date of its grant as to 100,000 shares at a purchase price of $3.40 per share, and will become vested and exercisable as to 100,000 shares ratably between June 30, 1996 and September 30, 1997 at a purchase price of $4.00 per share. The employee/officer's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, the employee/officer is entitled to a single demand registration right with respect to the common stock held by or issuable to him pursuant to his option agreement.

    On September 22, 1995, the Board of Directors resolved that no additional shares shall be issued under the 1992 Plan, with the exception of the options discussed in the preceding paragraph.

THE 1995 STOCK OPTION PLAN

    On October 9, 1995, the Company adopted the 1995 stock option plan (the "1995 Plan") effective November 1, 1995. On May 15, 1996, the Company adopted the Company's restated 1995 stock option plan whereby the Company can grant up to 500,000 options for shares of the Company's common stock.

    Options under the 1995 Plan may be granted in the form of incentive stock options as provided in section 422 of the Internal Revenue Code, as amended, or in the form of non-qualified stock options (the "Options"). The 1995 Plan terminates October 31, 2005 and shall be administered by a committee appointed by the Board of Directors of the Company.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 11--STOCK OPTIONS (CONTINUED)
    Incentive stock options shall be limited to persons who are employees of the Company and may not be granted at a price less than 100% of the fair value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant).

    The term of each Option shall not be more than 10 years from the date of grant (5 years for any 10% stockholder). Vesting of the Options is determinable by the Committee on a case-by-case basis and the Options are not exercisable unless the holder is currently employed with the Company. Upon termination of an employee, the holder has 30 days to exercise any Options held.

    On July 2, 1996, the Company agreed to grant 13,610 options under the 1995 stock option plan to non-executive employees at an exercise price of $4.00 per share. The options vested 50% upon the date of grant and will vest 25% on June 30, 1997 and 1998, respectively. The options expire 10 years from date of grant.

    Subsequent to December 31, 1996, certain options issued to employees under the 1992 Plan were exercised (see Note 15).

    The following table summarizes option transactions during the years ended June 30, 1995 and 1996 and for the six months ended December 31, 1996 (unaudited) under both of the aforementioned plans:

                                                                       NUMBER        PRICE
                                                                     OF SHARES     PER SHARE
                                                                     ----------  -------------
Balances at July 1, 1994...........................................     491,968  $0.06
Granted............................................................      --           --
Exercised..........................................................      (4,184) $0.06
Canceled...........................................................     (12,550) $0.06
                                                                     ----------  -------------
Balances at June 30, 1995..........................................     475,234  $0.06
Granted............................................................     300,000  $3.40-$5.00
Exercised..........................................................      --           --
Canceled...........................................................    (100,000) $5.00
                                                                     ----------  -------------
Balances at June 30, 1996..........................................     675,234  $0.06-$4.00
Granted............................................................      13,610  $4.00
Exercised..........................................................     (10,000) $0.06
Canceled...........................................................        (836) $0.06
                                                                     ----------  -------------
Balances at December 31, 1996 (unaudited)..........................     678,008  $0.06-$4.00
                                                                     ----------  -------------
                                                                     ----------  -------------
Vested as of December 31, 1996 (unaudited).........................     551,418
                                                                     ----------  -------------
                                                                     ----------  -------------

SFAS 123 PRO FORMA INFORMATION

    Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method pursuant to SFAS 123, rather than the method pursuant to APB #25 discussed herein. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 6.3%; dividend yields of 0.0%; volatility factors of the expected market price of the Company's common stock of 100%; and expected terms of two to five years.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 11--STOCK OPTIONS (CONTINUED)
    The Black-Scholes valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                                                 FOR THE SIX
                                                                  YEAR ENDED    MONTHS ENDED
                                                                   JUNE 30,     DECEMBER 31,
                                                                     1996           1996
                                                                 -------------  -------------
                                                                                 (UNAUDITED)
Pro forma net loss:
Net loss, as reported..........................................  $  (4,474,976)  $  (941,636)
Compensation expense under SFAS 123............................       (226,659)      (88,513)
                                                                 -------------  -------------
Pro forma net loss.............................................  $  (4,701,635)  $(1,030,149)
                                                                 -------------  -------------
                                                                 -------------  -------------
Pro forma net loss per share...................................  $       (2.56)  $     (0.24)
                                                                 -------------  -------------
                                                                 -------------  -------------

NOTE 12--DISCONTINUED OPERATIONS

    In July 1995, the Company approved a formal plan to license certain proprietary assets to Greytsounds Sound Development ("GSD") in exchange for royalties, as defined. Effective November 1, 1995 (commencement of a license agreement with GSD), $15,000 was paid to the Company representing advance royalties. As of June 30, 1996 and December 31, 1996, $12,000 and $4,655 (unaudited), respectively, of such advance royalties are included in deferred revenue on the accompanying consolidated balance sheet. GSD also is to guarantee $50,000 of royalties over the license term of two years. The license agreement is exclusive and worldwide. The proprietary assets licensed to GSD include the Company's musical instrument sound library, all music related inventory and all music related fixed assets owned and leased by the Company.

    As of June 30, 1996 no assets or liabilities of the music division are included in the accompanying consolidated balance sheet.

    The following summarizes the results of operations for the discontinued operations for the year ended June 30, 1995:

Revenues.........................................................  $ 220,937
Costs and expenses...............................................   (332,043)
                                                                   ---------
Loss from operations.............................................  $(111,106)
                                                                   ---------
                                                                   ---------

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 13--INCOME TAXES

    The provision for income taxes from continuing operations for the years ended June 30, 1995 and 1996 is comprised of minimum state taxes only.

    A reconciliation of the provision for income taxes from continuing operations with expected income tax benefit computed by applying the federal statutory income tax rate to loss before provision for income taxes for the years ended June 30, 1995 and 1996 is as follows:

                                                                                1995                     1996
                                                                     ------------------------  -------------------------
Income tax benefit computed at Federal statutory tax rate..........  $    (513,486)     (34.0%) $  (1,520,948)     (34.0%)
State and local taxes..............................................          1,600     --              1,600     --
Expenses not deductible for income tax purposes....................        252,173       15.9          3,774     --
Change in the beginning-of-the-period balance of the valuation allowance for deferred tax assets allocated to income tax
  benefit..........................................................        261,313       18.1      1,517,174       34.0
                                                                     -------------  ---------  -------------  ---------
                                                                     $       1,600         --% $       1,600         --%
                                                                     -------------  ---------  -------------  ---------
                                                                     -------------  ---------  -------------  ---------

    The components of the net deferred tax asset recorded in the accompanying balance sheet as of June 30, 1996 is as follows:

Reserves, principally due to allowances for sales returns and obsolete inventory.............................................  $ 363,213
Accrued liabilities, principally due to accrual for financial reporting purposes.............................................  1,811,583
Net operating loss carryforwards.................................  2,129,913
Less valuation allowance.........................................  (4,304,709)
                                                                   -----------
 .................................................................  $  --
                                                                   -----------
                                                                   -----------


    The valuation allowance increased $1,456,540 during the year ended June 30, 1996.

    At June 30, 1996, the Company had federal and state net operating loss carryforwards of approximately $5,742,000 and $2,864,000, respectively, available to offset future taxable federal and state income. The federal and state carryforwards amounts expire in varying amounts through 2012 and 2001, respectively.

    Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes are subject to annual limitations. Should a change of ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 14--DISTRIBUTION AGREEMENTS

ACCLAIM TERMINATION AGREEMENT

    Effective April 1, 1996, the Company and Acclaim entered into an agreement to terminate the distribution agreement (the "Termination Agreement"). On or before June 30, 1996, Acclaim was to render a final accounting to the Company together with payment of the balances of any amounts due to

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 14--DISTRIBUTION AGREEMENTS (CONTINUED) the Company under the distribution agreement. The final accounting was not received by June 30, 1996. Pursuant to the terms of the Termination Agreement, Acclaim was obligated to notify its accounts that it will not accept returns of any of the Company's software products after June 30, 1996.

    In July 1996, Acclaim submitted certain information to the Company together with payment of $256,067, and a promissory note with a principal amount of $256,067, maturing August 26, 1996 and bearing interest at 10% per annum. Such represented the balances of all amounts due to the Company under the distribution agreement, as determined by Acclaim. Included in the information provided by Acclaim it was noted that the Company is not obligated to repay the short-term advance totaling $400,000 (see Note 6).

    On August 28, 1996, the Company received $256,067 plus accrued interest of $2,175 pursuant to the terms of the promissory note discussed above.

    As of June 30, 1996, the Company recorded an additional $703,421 in accounts receivable from Acclaim, which has been fully reserved for (see Note 1), due to disputes and discrepancies in the information as reported by Acclaim.

SIMON & SCHUSTER DISTRIBUTION AGREEMENT

    On June 1, 1996, the Company entered into a two year distribution services agreement with Simon & Schuster Interactive Distribution Services ("SSIDS"), which became effective July 1, 1996. SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operations of Viacom, Inc. Pursuant to this new distribution agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS will be exclusive except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which will be nonexclusive.

    The Company will recognize revenue, net of distribution fees, for product shipped to SSIDS on the date that SSIDS purchases such product and ships it to SSIDS's customers. Pursuant to the agreement, SSIDS will make a monthly payment to the Company in the amount equal to its gross revenues, as defined, during such month from the Company's products, less a distribution fee and reserve for returns equal to stated percentages of the gross revenues and less certain other items, including out-of-pocket costs associated with inventory maintenance and order fulfillment. The payments will be due not later than 75 days after the calendar month in question. Under the agreement with SSIDS, SSIDS will be responsible for collection of accounts receivable and the Company will remain liable for product returns. The Company intends to maintain a reserve of 15 percent of gross revenues for product returns.

NOTE 15--SUBSEQUENT EVENTS (UNAUDITED)

LEASES

    Effective April 1, 1997, the Company entered into a five-year operating lease for office space. Rent under this agreement totals $12,058 per month, adjusted annually, as defined.

             FOR THE YEARS ENDED JUNE 30, 1995 AND 1996 AND FOR THE
      SIX MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

NOTE 15--SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
OPTIONS

    In January and February 1997, certain employees exercised stock options to purchase 31,275 shares of common stock for cash at $0.06 per share under the terms of the 1992 Plan (see Note 11).

     No dealer, salesperson or any other person has been authorized to give any information or to make representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by the Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                                   -----------
                                TABLE OF CONTENTS

                                                                            Page
Additional Information......................................................   1
Prospectus Summary..........................................................   2
Risk Factors................................................................   8
Use of Proceeds.............................................................  20
Dividend Policy.............................................................  20
Market Price of Securities..................................................  21
Dilution....................................................................  22
Capitalization..............................................................  24
Selected Financial Data.....................................................  25
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................................  26
Business....................................................................  33
Management..................................................................  45
Principal Stockholders......................................................  57
Selling Security Holders....................................................  59
Certain Transactions........................................................  61
Description of Securities...................................................  66
Securities Eligible for Future Sale.........................................  69
Plan of Distribution........................................................  71
Legal Matters...............................................................  71
Experts.....................................................................  71
Index to Consolidated Financial Statements.................................. F-1

                                   -----------

      11,318,097 Shares of Common Stock Issuable Upon Exercise of Warrants
           690,338 Shares of Common Stock for Selling Security Holders 5,058,307 Redeemable Warrants for Selling Security Holders

                                   -----------
                                   PROSPECTUS
                                   -----------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Capitalized terms used in this Part II without definitions are as defined in the Prospectus.

Item 24.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended (the "Delaware GCL"), permits under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee, or agent of the corporation has been successful in defending any such proceeding, the Delaware GCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The statute provides, however, that no indemnification is allowed in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court may, upon application, determine that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, notwithstanding the outcome of the proceeding. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case by majority vote of a quorum of directors not parties to the proceeding, by written opinion of independent legal counsel, or by the stockholders, that the defendant met the applicable standard of conduct described above.

     The Delaware GCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. A corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

     Delaware law also provides that the above rights shall not be deemed exclusive of other rights of indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Bylaws of Sound Source Interactive, Inc. a Delaware corporation (the "Registrant"), generally require the Registrant to indemnify and advance expenses to its directors and its officers, employees and other agents to the fullest extent permitted by the Delaware GCL as the same exists or may hereafter be amended. The Registrant has purchased a directors' and officers' liability policy insuring its directors and officers. The
Registrant also has entered into indemnification agreements with each of its directors whereby the Registrant will indemnify each such person against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving as a director.
Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Registrant or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act of 1933, as amended (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Section 102(b)(7) of the Delaware GCL permits Delaware corporations in their certificates of incorporation to eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of certain duties. Under the Registrant's Certificate of Incorporation, a director of the Registrant shall, to the maximum extent currently or hereafter permitted by Section 102(b)(7) of the Delaware GCL (or any successor provision), have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware GCL provides that Delaware corporations may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) as provided under Section 174 of the Delaware GCL (involving certain unlawful dividends and stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     The foregoing descriptions are general summaries only. Reference is made to the full text of Registrant's Certificate of Incorporation and Bylaws filed as part of this Registration Statement.

Item 25.  Other Expenses of Issuance and Distribution.

     The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates except the Securities and Exchange Commission registration and NASD filing fees.

Securities and Exchange Commission registration fee ..............         $505
Accounting fees and expenses .....................................       $7,500*
Printing and engraving expenses ..................................      $10,000*
Blue Sky fees and expenses (including counsel fees) ..............       $2,000*
Other legal fees and legal expenses ..............................      $23,000*
                                                                        --------
Total ............................................................      $43,005*

--------------------
*    Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On May 16, 1994, the Registrant acquired all the issued and outstanding capital stock of Sound Source Interactive, Inc. a California corporation (the " "Subsidiary"), in exchange for newly issued stock of the Registrant (the "1994 Acquisition"). Pursuant to the 1994 Acquisition, the Registrant issued 1,278,515 shares of Common Stock and 1,000,000 shares of the Registrant's Series A Preferred Stock to Vincent J. Bitetti, 73,394 shares of Common Stock to Martin
H. Meyer and 122,323 shares of Common Stock to Mark Lane. Each of such persons was an "accredited investor" as defined in Securities Act Rule 501(a). The issuance of Common Stock to such persons was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof. On June 15, 1994, Mr. Bitetti exchanged his 1,000,000 shares of Series A Preferred Stock for 83,333 shares of Common Stock issued by the Company. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof.

     During May through August 1994, the Registrant conducted a private offering of its Common Stock (the "1994 Private Placement"). Pursuant to that offering, a total of 113,036 shares of Common Stock were sold for total cash consideration of approximately $1,492,000. An additional 1,841 shares were issued to the brother of the Chief Executive Officer in payment of a $22,000 note payable. The 1994 Private Placement was made on a private basis only to persons who were "accredited investors" as defined in Securities Act Rule 501(a). The issuance of Common Stock to such persons was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof. In addition, certain of the issuances pursuant to the 1994 Private Placement may have been exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder or may otherwise have been outside the jurisdictional means required by Section 5 of the Securities Act.

     As compensation for its services as the placement agent for the 1994 Private Placement, the Registrant paid Bentley, Richards Investments ("Bentley, Richards"), an affiliate of the Registrant's then controlling stockholders, Jehu Hand and Eric Anderson, 81,997 shares of Common Stock, and issued to Bentley, Richards an option to purchase up to 60,241 shares of Common Stock, subject to the satisfaction of certain contingencies, at a price to be determined in accordance with a formula. In July 1995, one of the investors in the 1994 Private Placement filed a suit naming as defendants the following: Jehu Hand and Eric Anderson (who together organized the Registrant and managed it prior to the 1994 Acquisition), and their spouses Jacqueline Hand and Marie Anderson; the Registrant and the Subsidiary; and Bentley, Richards. No then current director or officer of the Registrant was named as a defendant. Such litigation was settled in September 1995. In connection with such settlement, Bentley, Richards distributed all 81,997 shares of Common Stock issued to it for its services as placement agent for the 1994 Private Placement to the investors in the 1994 Private Placement. Bentley, Richards also agreed to the cancellation of its option to purchase 60,241 shares of the Registrant's Common Stock. In addition, Jehu Hand distributed an additional 26,772 shares of Common Stock held by him to the investors in the 1994 Private Placement, and returned 15,120 shares of Common Stock to the Registrant which were cancelled. The Registrant did not pay any consideration to any party in connection with such settlement.

     During May 1992 through October 1994, the Registrant, pursuant to its 1992 Stock Option Plan, issued options to purchase 190,763 shares of Common Stock to its directors, employees and one unaffiliated party. The issuance of such options to such persons was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Of these, options to purchase a total of 142,337 shares of Common Stock currently are issued pursuant to the 1992 Stock Option Plan. All of such options are non-qualified stock options with an exercise price of $.06 per share, and are presently exercisable. On June 30, 1995, David Weiss, then an executive officer and director of the Registrant, exercised an option to purchase 4,184 shares of Common Stock for an aggregate purchase price of $251, which option had been granted pursuant to the Registrant's 1992 Stock Option Plan. The issuance of Common Stock to Mr. Weiss upon such exercise was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof. On September 3, 1996, the Registrant filed with the Commission a registration statement on Form S-8, Registration No. 333-11483, pertaining to the 1992
Stock Option Plan.

     In April 1994, the Registrant granted Eric H. Winston, then an executive officer and director of the Registrant, an option to purchase 251,004 shares of Common Stock. In June 1994, the Registrant granted Mr. Winston, then an executive officer and director of the Registrant, an option to purchase 41,834 shares of Common Stock. The issuances of such options to Mr. Winston were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. On December 3, 1996, Mr. Winston exercised an option to purchase 10,000 shares of Common Stock for an aggregate purchase price of $600. The issuance of stock to Mr. Winston pursuant to such exercise was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof.

     During June through August of 1995, the Registrant conducted a private offering (the "1995 Bridge Financing") of Units consisting of notes and warrants. Pursuant to that offering, a total of 32 Units were sold at a price of $10,000 per Unit. Each Unit consisted of $9,975 principal amount of the Registrant's 10% Secured Promissory Notes due August 15, 1995, and warrants to purchase 586 shares of Common Stock (the "Bridge Warrants"). The gross offering proceeds of the 1995 Bridge Financing were $320,000. The 1995 Bridge Financing was made on a private basis only to persons who were "accredited investors" as defined in Securities Act Rule 501(a). The issuance of the Units to such persons was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of Regulation D thereunder. In consideration for its services as dealer manager for the 1995 Bridge Offering, the Registrant paid Financial West Group, Inc. aggregate commissions and fees of $41,600. The Registrant also issued to Financial West Group, Inc. a Bridge Warrant to purchase 20,918 shares of Common Stock for $50. Such Bridge Warrant was on the same terms as the other Bridge Warrants, except that the Company separately agreed that it may be exercised on a cashless basis.

     During November 1995, the Registrant effectuated an exchange offer with the holders of the Bridge Warrants, whereby all of the Bridge Warrants originally issued in connection with the 1995 Bridge Financing were exchanged for new Bridge Warrants having terms substantially identical to those of the Private Warrants referred to below. Such exchange offer was made on a private basis only to persons who were "accredited investors" as defined in Securities Act Rule 501(a). The exchange offer was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of Regulation D thereunder.

     As described under "Certain Transactions - 1995 Bridge Financing," upon the initial effectiveness of this Registration Statement on July 1, 1996, all of the Bridge Warrants (including the warrant issued to Financial West Group, Inc.) were converted to Redeemable Warrants. In connection with the 1995 Bridge Financing, the Registrant retained Financial West Group, Inc. as its warrant agent for the Bridge Warrants. Subsequently, Financial West Group, Inc. assigned to The Boston Group, L.P. and Joseph Stevens & Co., L.P. (the "Underwriters") its right to serve as warrant agent for the Bridge Warrants. As compensation for such services as warrant agent, the Underwriters will receive a solicitation fee of five percent of the exercise price of the Bridge Warrants, payable upon exercise of the Bridge Warrants.

     In September and October 1995, the Registrant conducted a private offering (the "1995 Private Placement"). Pursuant to that offering, a total of 52.5 Units were sold at a price of $100,000 per Unit. Each Unit consisted of $95,000 principal amount of the Registrant's 10% Secured Promissory Notes due 1996 and warrants to purchase 100,000 shares of Common Stock (the "Private Warrants"). The gross offering proceeds of the 1995 Private Placement were $5,250,000. The 1995 Private Placement was made on a private basis only to persons who were "accredited investors" as defined in Securities Act Rule 501(a). The issuance of the Units to such persons was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of Regulation D thereunder. In consideration for its services as dealer manager for the 1995 Private Placement, the Registrant paid Financial West Group, Inc. aggregate commissions and fees of $199,500. Additionally, $483,000 was allocated to The Boston Group, L.P. for its services as a selected broker. The Registrant also issued to Financial West Group, Inc. a warrant to purchase 400,000 shares of Common Stock. Such warrant was on the same terms as the Private Warrants, except that the Company separately agreed that it may be exercised on a cashless basis. As described under "Certain Transactions - 1995 Private Placement," upon the initial effectiveness of this Registration Statement on July 1, 1996 all of the Private Warrants (including the warrant issued to Financial West Group, Inc.) were converted to Redeemable Warrants. In connection with the 1995 Private Placement, the Registrant retained Financial West Group, Inc. as its warrant agent for the Private Warrants. Subsequently, Financial West Group, Inc. assigned to the Underwriters its right to serve as warrant agent for the Private Warrants. As compensation for its services as warrant agent, the Underwriters will receive a solicitation fee of five percent of the exercise price of the Private Warrants, payable upon exercise of the Private Warrants.

     On October 9, 1995, the Registrant granted to Ulrich E. Gottschling, who is the President, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and a director of the Registrant, an option to purchase 100,000 shares of Common Stock pursuant to the Registrant's 1992 Stock Option Plan. On April 30, 1996, Mr.Gottschling agreed to the termination of the existing 100,000 share option in consideration for the Registrant's granting him a new 200,000 share option pursuant to the Registrant's 1992 Stock Option Plan. Such transactions were exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof.

     On April 30, 1996, the Registrant granted ASSI, Inc. warrants to purchase 2,000,000 shares of Common Stock. On May 30, 1996, the Company issued a $500,000 convertible promissory note to ASSI, Inc., which was convertible into warrants to purchase Common Stock at a conversion price of $.25 per warrant. On July 7, 1996, the Registrant issued 2,016,657 warrants to ASSI, Inc. upon its conversion of such promissory note. The terms of all the warrants issued to ASSI, Inc. are identical to those of the Redeemable Warrants, except that (i) they became exercisable October 1, 1996, (ii) they are not be mandatorily redeemable by the Company and (iii) they are subject to separate registration rights, including one demand registration right and unlimited piggyback registration rights for as long as they are held by ASSI, Inc. or one of its affiliates. Upon transfer by ASSI, Inc. of any of its ASSI Warrants or Redeemable Warrants to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI Warrants and ASSI Loan Warrants will become identical to those of the Redeemable Warrants held by persons other than ASSI, Inc. All such transactions with ASSI Inc. were was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) and 4(6) thereof.

     See "Certain Transactions" for additional information concerning the Registrant's stock issuances for the past three years.

Item 27.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits



Exh. No.       Description of Exhibits

3.1 Second Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant's Registration Statement of Form SB-2 (No. 33-80827) ("Registration Statement No. 33-80827") and incorporated herein by reference.

3.2 Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.2 to Registration Statement No. 33-80827 and incorporated herein by reference.

4.1 Specimen Common Stock Certificate. Filed as Exhibit 4.1 to Registration Statement 33-80827 and incorporated herein by reference.

4.2 Form of Warrant Agreement between the Registrant and Corporate Stock Transfer Inc., as warrant agent, and form of Redeemable Warrant. Filed as Exhibit 4.2 to Registration Statement No. 33-80827 and incorporated herein by reference.

4.3 Form of Underwriter's Warrant Agreement between the Registrant and The Boston Group, L.P. and Joseph Stevens and Company, L.P. and form of Underwriters' Warrant. Filed as Exhibit 4.3 to Registration
          Statement No. 33-80827 and incorporated herein by reference.

4.5 Form of Underwriting Agreement among the Registrant, Vincent J. Bitetti, Eric H. Winston and The Boston Group, L.P. and Joseph Stevens & Co., L.P., as underwriters. Filed as Exhibit 1 to the Registration Statement No. 33-80827 and incorporated herein by reference.

5.1       Opinion of McDermott, Will & Emery. Filed herewith.

9.1 Stockholder Voting Agreement, dated as of April 30, 1996, among ASSI, Inc., Vincent J. Bitetti and Eric H. Winston. Filed as Exhibit 9.1 to Registration Statement No. 33-80827 and incorporated herein by reference.

9.2 Irrevocable Proxy of Vincent J. Bitetti to ASSI, Inc., dated April 30, 1996. Filed as Exhibit 9.2 to Registration Statement No. 33-80827 and incorporated herein by reference.

9.3 Irrevocable Proxy of Eric H. Winston to ASSI, Inc., dated April 30, 1996. Filed as Exhibit 9.3 to Registration Statement No. 33-80827 and incorporated herein by reference.

9.4 Irrevocable Proxy of ASSI, Inc. to Vincent J. Bitetti, dated April 30, 1996. Filed as Exhibit 9.4 to Registration Statement No. 33-80827 and incorporated herein by reference.

9.5 Irrevocable Proxy and Voting Agreement of Martin Meyer to Vincent J. Bitetti, dated May 4, 1994. Filed as Exhibit 9.5 to Registration Statement No. 33-80827 and incorporated herein by reference.

9.6 Irrevocable Proxy and Voting Agreement of Mark Lane to Vincent J. Bitetti, dated May 10, 1994. Filed as Exhibit 9.6 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.1 Second Amended and Restated Employment Agreement of Vincent J. Bitetti dated as of April 30, 1996. Filed as Exhibit 10.1 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.2 Second Amended and Restated Employment Agreement of Eric H. Winston dated as of April 30, 1996. Filed as Exhibit 10.2 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.3 Amended and Restated Employment Agreement of Ulrich E. Gottschling, dated as of February 1, 1997. Filed herewith.

10.4      Sound Source Interactive, Inc. 1992 Stock Option Plan. Filed as
          Exhibit 10.4 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.5 Sound Source Interactive, Inc. Amended and Restated 1995 Stock Option Plan. Filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10K-SB, as amended (the "Form 10K-SB") and incorporated herein by reference.

10.6 Warrant Agreement, dated as of September 26, 1995, among the Registrant, Sound Source Interactive, Inc., a California corporation (the "Subsidiary") and Financial West Group, Inc., corporation ("FWG"), as warrant agent, pertaining to the Bridge Warrants (as defined in the Prospectus). Filed as Exhibit 10.6 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.7 Warrant Agreement, dated as of June 30, 1995, between the Registrant and FWG, as warrant agent, pertaining to the Private Warrants (as defined in the Prospectus). Filed as Exhibit 10.7 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.8 Sales and Distribution Agreement, dated as of June 15, 1995, between the Registrant and Acclaim Distribution, Inc. Filed as Exhibit 10.13 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.9 Termination Agreement, dated as of March 31, 1996, between the Registrant and Acclaim Entertainment, Inc. Previously filed.

10.10 Indemnification Agreement, dated as of January 1, 1996, between the Registrant and Vincent J. Bitetti. Filed as Exhibit 10.35 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.11 Indemnification Agreement, dated as of January 1, 1996, between the Registrant and Eric H. Winston. Filed as Exhibit 10.36 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.12 Indemnification Agreement, dated as of January 1, 1996, between the Registrant and Ulrich Gottschling. Filed as Exhibit 10.37 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.13 Form of Registration Procedures Agreement executed between the Registrant and each of the Selling Security Holders. Filed as Exhibit
          10.44 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.14 Consulting Agreement, dated as of April 30, 1996, between the Company and ASSI, Inc. Filed as Exhibit 10.45 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.15 Share Purchase Agreement, dated April 3, 1995, between Eric Winston and Vincent Bitetti. Filed as Exhibit 10.46 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.16 Distribution Services Agreement, dated as of June 1, 1996, between the Registrant and Simon & Schuster Interactive Distribution Services. Filed as Exhibit 10.47 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.17 Note Purchase Agreement, dated as of May 30, 1996, between the Registrant and ASSI, Inc. Filed as Exhibit 10.48 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.18 Convertible Promissory Note, dated May 30, 1996, issued by the Company to ASSI, Inc. Filed as Exhibit 10.49 to Registration Statement No. 33-80827 and incorporated herein by reference.

10.19 Indemnification Agreement, dated as of October 1, 1996, between the Registrant and Mark A. James. Filed as Exhibit 10.44 to the 1996 Form 10-KSB and incorporated herein by reference.

10.20 Indemnification Agreement, dated as of October 1, 1996, between the Registrant and Ernest T. Klinger. Filed as Exhibit 10.45 to the 1996 Form 10-KSB and incorporated herein by reference.

10.21 Indemnification Agreement, dated as of October 1, 1996, between the Registrant and Ronald W. Hart. Filed as Exhibit 10.46 to the 1996 Form 10-KSB and incorporated herein by reference.

10.22 Separation and Release Agreement, dated as of October 24, 1996, between the Registrant and Eric H. Winston. Filed as Exhibit 10.47 to the 1996 Form 10-KSB and incorporated herein by reference.

10.23 Indemnification Agreement, dated as of February 3, 1997, between the Registrant and Robert S. Burke. Previously filed.

10.24 Office Lease, dated as of March 4, 1997, between Arden Realty Limited Partnership and the Subsidiary. Previously filed.

21.1 Subsidiary of the Registrant. Filed as Exhibit 21.1 to Registration Statement No. 33-80827 and incorporated herein by reference.

23.1      Consent of Corbin & Wertz. Filed herewith.

23.2      Consent of McDermott, Will & Emery (included in Exhibit 5.1).

24.1 Power of Attorney (incorporated by reference to page II-11 of the Registration Statement on Form SB-2).

(b)  Financial Statement Schedules

     None required

Item 28.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i)To include any Prospectus required by section 10(a)(3) of the Securities Act; (ii)To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on May 9, 1997.

                                   SOUND SOURCE INTERACTIVE, INC.

                                   By:  /s/ Vincent J. Bitetti
                                        ----------------------------------------
                                        Vincent J. Bitetti,
                                        Chairman of the Board and
                                        Chief Executive Officer



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

    Signature                          Title                          Date
    ---------                          -----                          ----

/s/ Vincent J. Bitetti        Chairman of the Board and           May 9, 1997
--------------------------    Chief Executive Officer
Vincent J. Bitetti            (principal executive officer)

/s/ Ulrich E. Gottschling     President, Chief Operating          May 9, 1997
--------------------------    Officer, Chief Financial
Ulrich E. Gottschling         Officer, Treasurer and
                              Secretary (principal financial
                              and accounting officer)

           *                  Director                            May 9, 1997
--------------------------
Robert S. Burke

           *                  Director                            May 9, 1997
--------------------------
Ronald W. Hart

           *                  Director                            May 9, 1997
--------------------------
Mark A. James

           *                  Director                            May 9, 1997
--------------------------
Ernest T. Klinger

*By:/s/ Ulrich E. Gottschling                                      May 9, 1997
   -------------------------
Ulrich E. Gottschling,
Attorney-in-fact